Filed pursuant to Rule 424(b)(3)
Registration No. 333-190698

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
SUPPLEMENT NO. 10, DATED NOVEMBER 21, 2014,
TO THE PROSPECTUS, DATED JANUARY 7, 2014

This prospectus supplement, or this Supplement No. 10, is part of the prospectus of American Realty Capital Hospitality Trust, Inc., or the Company, dated January 7, 2014, or the Prospectus, as supplemented by Supplement No. 8, dated September 30, 2014, or Supplement No. 8, and Supplement No. 9, dated November 6, 2014, or Supplement No. 9. This Supplement No. 10 supersedes and replaces certain information contained in the Prospectus, Supplement No. 8 and Supplement No. 9 and should be read in conjunction with the Prospectus, Supplement No. 8 and Supplement No. 9. This Supplement No. 10 will be delivered with the Prospectus, Supplement No. 8 and Supplement No. 9. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 10 are to, among other things:

•	update our investor suitability standards;
•	update our risk factors;
•	update disclosure relating to our real estate investments;
•	update disclosure to reflect the removal of our automatic purchase plan;
•	attach an unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 as Annex A;
•	attach unaudited condensed combined consolidated financial statements as of September 30, 2014 and December 31, 2013 and for the three and nine months ended September 30, 2014 and 2013 as Annex B;
•	attach our Quarterly Report on Form 10-Q for the period ended September 30, 2014 as Annex C;
•	replace Appendix C-1 — American Realty Capital Hospitality Trust, Inc. Subscription Agreement; and
•	replace Appendix C-2 — Multi-Offering Subscription Agreement.

PROSPECTUS UPDATES

Investor Suitability Standards

The bullet point under the section “Investor Suitability Standards — New Jersey” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth. Note that New Jersey investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.”

The bullet point under the section “Investor Suitability Standards — Alabama” on page iii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“In addition to the general suitability requirements described above, shares will only be sold to an Alabama resident that represents that he or she has a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates. Note that Alabama investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.”

Prospectus Summary

The first sentence of the first paragraph under the question “What are the fees that you pay to your advisor, your property manager, your sub-property manager, your dealer manager, their affiliates and your directors?” is hereby replaced with the following disclosure.

“Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and our ordinary course of operations. In addition, we have entered into agreements outside of our ordinary course of operations that provide for additional compensation to an affiliate of our dealer manager in connection with the Grace Acquisition. See “Conflicts of Interest — Agreements with RCS Advisory and RCS Capital Related to the Grace Acquisition.””

Risk Factors

The following disclosure hereby replaces the risk factor “Our advisor and its affiliates, including some of our executive officers, directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.” on page 38 of the Prospectus.

“Our advisor and its affiliates, including some of our executive officers, directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates receive fees from us, which could be substantial. These fees could influence our advisor’s advice to us as well as its judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with affiliates of our sponsor, including the advisory agreement, the property management agreements, the dealer-manager agreement and the sub-property management agreements between our property manager and sub-property manager;
•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition fees and asset management subordinated participation interests;
•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner to real estate commissions and possible subordinated incentive distributions, respectively;
•	acquisitions of properties and other investments from other programs sponsored directly or indirectly by the parent of our sponsor, which might entitle affiliates of our sponsor to real estate commissions and possible subordinated incentive fees and distributions in connection with its services for the seller;

•	acquisitions of properties and other investments from third parties and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated participation interests;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings generate financing coordination fees and increase the acquisition fees and asset management subordinated participation interests payable to our advisor;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive listing distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a subordinated participation in net sales proceeds.

The fees our advisor receives in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to incur a high level of leverage. In addition, because the fees are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets at higher prices. In addition, from time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common ownership with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. In connection with the Grace Acquisition, we have entered into such agreements with affiliates of our dealer manager. See “Conflicts of Interest—Agreements with RCS Advisory and RCS Capital Related to the Grace Acquisition.””

The following disclosure hereby replaces the risk factor “Recent disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor, regarding certain accounting errors have led to the temporary suspension of selling agreements by certain soliciting dealers.”, as included in Supplement No. 9.

“Recent disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor, regarding certain accounting errors have led to the temporary suspension of selling agreements by certain soliciting dealers.

ARCP recently filed a Form 8-K announcing that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon as a result of certain accounting errors that were identified but intentionally not corrected, and other AFFO and financial statement errors that were intentionally made. These accounting errors resulted in the resignations of ARCP’s former chief financial officer and its former chief accounting officer. ARCP has initiated an investigation into these matters that is ongoing, no assurance can be made regarding the outcome of the investigation. ARCP’s former chief financial officer is one of the non-controlling owners of the parent of our sponsor, but does not have a role in the management of our sponsor’s or our business.

As a result of this announcement, a number of broker-dealer firms that had been participating in the distribution of offerings of public, non-listed REITs sponsored directly or indirectly by the parent of our sponsor have temporarily suspended their participation in the distribution of those offerings, including ours. These temporary suspensions, as well as any future suspensions, could have a material adverse effect on our ability to raise additional capital. We cannot predict the length of time these temporary suspensions will continue, or whether such soliciting dealers will reinstate their participation in the distribution of our offering. In addition, future announcements by ARCP with respect to its ongoing investigation may have an adverse effect on our ability to raise capital. See “— If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.””

The following disclosure hereby replaces the risk factors “As a result of the additional indebtedness incurred to consummate the acquisition of the Portfolio, we may experience a potential material adverse effect on our financial condition and results of operations.” and “The acquisition of the Portfolio may be delayed or we may fail to consummate the acquisition of the Portfolio, which could have a material adverse impact on our financial condition and results of operations.”, respectively, as included in Supplement No. 8.

“As a result of the additional indebtedness incurred to consummate the acquisition of the Portfolio, we may experience a potential material adverse effect on our financial condition and results of operations.

The consummation of the acquisition of the Portfolio is not subject to a financing condition. We plan to fund the purchase price through a combination of cash on-hand, assumption of existing mezzanine and mortgage indebtedness, new mezzanine and mortgage financing, and issuance of preferred equity interests in two newly formed limited liability companies. Upon closing the acquisition of the Portfolio, our borrowings may exceed 300% of our total “net assets” (as defined in our charter). On May 20, 2014, a majority of our independent directors resolved to waive the total portfolio leverage following closing of the acquisition of the Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter). Because we intend to repay the borrowings with all available offering proceeds following the acquisition of the Portfolio in order to reduce our borrowings to our intended limit, our ability to make distributions may be limited until such repayments have been made.

Our incurrence of new indebtedness and issuance of preferred equity interests could also have adverse consequences on our business, such as:

•	requiring us to use a substantial portion of our cash flow from operations to service our indebtedness and pay distributions on preferred equity interests, which would reduce the available cash flow to fund working capital, capital expenditures, development projects and other general corporate purposes and reduce cash for distributions;
•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;
•	increasing the costs of incurring additional debt;
•	increasing our exposure to floating interest rates;
•	limiting our ability to compete with other companies that are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;
•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;
•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our existing and future indebtedness and consent rights the holders of the preferred equity interests will have over actions by us relating to the Portfolio;
•	exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results;
•	increasing our vulnerability to a downturn in general economic conditions; and
•	limiting our ability to react to changing market conditions in our industry.

The impact of any of these potential adverse consequences could have a material adverse effect on our results of operations, financial condition and liquidity.

The acquisition of the Portfolio may be delayed or we may fail to consummate the acquisition of the Portfolio, which could have a material adverse impact on our financial condition and results of operations.

The acquisition of the Portfolio is subject to a number of conditions which, if not satisfied or waived, would adversely impact our ability to complete the transaction, and unexpected delays in the consummation of the transaction could impact our ability to timely achieve benefits associated with the transaction.

The acquisition of the Portfolio is subject to certain closing conditions, including, among other things, assumption by us (which requires the consent of the lenders thereunder, which has not yet been obtained) of existing mortgage and mezzanine debt (or alternative financing to replace it), entering into replacement franchise agreements for each hotel in the Portfolio and obtaining the consent of certain ground lessors for certain hotels in the Portfolio. There can be no assurance that any condition to the closing of the transaction will be satisfied or waived, if permitted, or that any event, development or change will not occur prior to the consummation of the acquisition of the Portfolio that would prevent us from completing the transaction, including, without limitation, litigation affecting the Portfolio. Therefore, there can be no assurance with respect to the timing of the closing of the transaction or whether the transaction will be completed on the currently contemplated terms, other terms or at all.

In addition, we anticipate funding a portion of the purchase price of the Portfolio with proceeds received from our Offering. There can be no assurance that the proceeds received in connection with our Offering will be sufficient to fund such portion of the purchase price. Temporary suspensions, as well as any future suspensions, of sales of our common stock by broker-dealer firms that had been participating in the distribution of our Offering could have a material adverse effect on our ability to raise the additional capital we require to fund a portion of the purchase price at the closing of the Grace Acquisition and for other purposes. See “— Recent disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor, regarding certain accounting errors have led to the temporary suspension of selling agreements by certain soliciting dealers.” If the proceeds received by February 27, 2015, the latest date on which the closing is permitted to occur under the Real Estate Sale Agreement, are not sufficient, we may need to seek alternative financing to cover a portion of the purchase price. There can be no assurance that we would be able to obtain such alternative financing on reasonable terms or at all and, as a result, may not be able to consummate the acquisition of the Portfolio.

If the acquisition of the Portfolio is not completed for any reason, we may be subject to several risks, including, but not limited to, the following:

•	if we have not terminated the Agreement prior to November 26, 2014, in which case the full deposit will be refundable the requirement that we may be required to forfeit all or a portion of the $75.0 million deposit we made under certain circumstances, including if the Seller terminates the Agreement because we have breached the Agreement;
•	the incurrence of substantial legal, accounting, financial advisory and costs relating to the transaction that are payable whether or not the transaction is completed; and
•	the focus of our management being directed toward the transaction and integration planning instead of other opportunities that could have been beneficial to us.

If the acquisition of the Portfolio is not completed, these risks may materially adversely affect our business, financial condition, operating results, cash flows, including our ability to service debt and to make distributions to our stockholders.”

The following disclosure is hereby added immediately after the risk factor “The acquisition of the Portfolio may be delayed or we may fail to consummate the acquisition of the Portfolio, which could have a material adverse impact on our financial condition and results of operations” on page 54 of the Prospectus.

“If we are unable to find a replacement guarantor for the debt we expect to assume at the closing of the acquisition of the Portfolio, we may be required to make payments, for reimbursements or guarantee fees, to the existing guarantors.

The current guarantors of the existing mezzanine and mortgage indebtedness secured by 96 of the 116 hotels in the Portfolio we expect to assume at the closing of the acquisition of the Portfolio will remain as guarantors following the closing of the acquisition of the Portfolio. At the closing of the acquisition of the Portfolio, we will then also be required to enter into a supplemental guarantee agreement with the Sellers and the existing guarantors, which are affiliates of the Sellers. This agreement will provide that we, together with our operating partnership, will be liable to reimburse the existing guarantors for any payments they are required to make if their guarantee is called. The supplemental guarantee agreement also will provide that we will be required to pay a guarantee fee of $8.0 million per annum which will start accruing 18 months following the closing of the acquisition. If we are unable to find a replacement guarantor for the assumed debt before then, we will be required to pay guarantee fees to the existing guarantors, which could adversely impact our results from operations and our ability to pay distributions. Our results from operations and our ability to pay distributions could also be adversely impacted if the existing guarantors are required to make any payments if their guarantee is called and we are required to reimburse them.”

The following disclosure hereby replaces the disclosure under “Management — Certain Relationships and Related Transactions — Additional Fees Incurred to the Dealer Manager and its Affiliates” on page 113 of the Prospectus.

“Additional Fees Incurred to the Dealer Manager and its Affiliates.   We incur fees for the following services provided by our dealer manager, its affiliates and entities under common ownership with our advisor: transfer agency services provided by an affiliate of our dealer manager; ongoing registration maintenance and transaction management services provided by an affiliate of our dealer manager; and agreements outside of our ordinary course of operations with affiliates of our dealer manager related to the Grace Acquisition. For a further description of these fees and agreements, see the section entitled “Conflicts of Interest” in this prospectus.”

Management Compensation

The second and third sentences of the first paragraph under the section “Management Compensation” on page 112 of the Prospectus is hereby replaced with the following disclosure.

“Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and our ordinary course of operations. The most significant items of compensation and reimbursement are included in the table below. In addition, we have entered into agreements outside of our ordinary course of operations that provide for additional compensation to an affiliate of our dealer manager in connection with the Grace Acquisition. See “Conflicts of Interest — Agreements with RCS Advisory and RCS Capital Related to the Grace Acquisition.””

Conflicts of Interest

The following disclosure is added as a new subsection under the subsection entitled “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates” on page 136 of the Prospectus.

“Agreements with RCS Advisory and RCS Capital Related to the Grace Acquisition

In connection with the Grace Acquisition, we have entered into a $1.0 million agreement with RCS Advisory Services, LLC, a wholly owned subsidiary of RCAP, to provide transaction management services in connection with the transaction which supplement, but do not overlap with, the similar services that are provided to us in the ordinary course of our operations under the services agreement with RCS Advisory Services, LLC described above under “— Our Sponsor and its Affiliates.”

We have also entered into an agreement with RCS Capital, a wholly owned subsidiary of RCAP, to provide strategic financial advice and assistance in connection with the Grace Acquisition, such as performing financial advisory and analysis services, due diligence and negotiation of the financial aspects of the acquisition. We will be charged 0.25% of the total transaction cost for these services. See “Description of Potential Real Estate Investments — Probable Acquisitions” for more information about the Grace Acquisition.”

The following disclosure hereby replaces the disclosure under “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates” on page 133 of the Prospectus.

“Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates

Our sponsor and its affiliates receive fees from us, which could be substantial and have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;
•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle the advisor to increased acquisition fees and asset management subordinated participation interests;

•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner, respectively, to disposition fees and a possible subordinated participation in net sales proceeds;
•	acquisitions of properties and other investments and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated participation interests;
•	acquisitions of properties and other investments that in some cases may originate from other programs sponsored directly or indirectly by the parent of our sponsor, which may entitle affiliates of our sponsor to disposition fees and possible subordinated incentive fees and distributions in connection with their services for the seller;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition fees and asset management subordinated participation interests payable to our advisor;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle the special limited partner to a subordinated participation in net sales proceeds.

The fees our advisor and its affiliates receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to incur a high level of leverage. In addition, because the fees are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets with more debt and at higher prices.

From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common ownership with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” In connection with the Grace Acquisition, we have entered into such agreements with affiliates of our dealer manager. See “— Agreements with RCS Advisory and RCS Capital Related to the Grace Acquisition.””

Industry Overview

The following replaces in its entirety the second chart under the section entitled “Business and Market Overview — Industry Overview — Supply & Demand Growth” as included in Supplement No. 8.

Description of Real Estate Investments

The following disclosure hereby replaces the section “Description of Potential Real Estate Investments —  Probable Acquisitions” as included in Supplement No. 8.

“Probable Acquisitions

On May 23, 2014, we, through a wholly owned subsidiary of our operating partnership, entered into a Real Estate Sale Agreement, or the Original Agreement, with certain entities, collectively the Sellers, affiliated with one or more Whitehall Real Estate Funds, an investment fund controlled by The Goldman Sachs Group, Inc., pursuant to which one or more of our subsidiaries will acquire the fee simple or leasehold interests held by the Sellers in certain hotels described below (each herein referred to as a Hotel and collectively as the Portfolio). On November 11, 2014, certain subsidiaries of our operating partnership, collectively the Purchasers, and Sellers entered into an Amended and Restated Real Estate Sale Agreement, or the Agreement, to amend and restate the Original Agreement to change certain key terms and to reflect all previous amendments and supplements thereto.

We currently anticipate closing this transaction by the first quarter of 2015. Although we have entered into the Agreement relating to the acquisition of the Portfolio, there is no guarantee that we will be able to consummate the acquisition of the Hotels.

The Hotels are located in 31 states, operate under franchise agreements under the Hilton Worldwide, Marriott International, Hyatt Hotels Corporation and Intercontinental Hotels Group brands and comprise a total of 13,744 rooms. For the year ended December 31, 2013, no individual Hotel accounted for 5.0% or more of the Portfolio’s total net operating income. The Portfolio’s average occupancy rate, ADR, RevPAR, rooms available and room revenue for the past five years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR	Rooms Available	Room Revenue (thousands)
Year Ended December 31, 2013	72.3%	$104.99	$75.96	5,016	$381.0
Year Ended December 31, 2012	70.9%	$102.04	$72.33	5,030	$363.9
Year Ended December 31, 2011	69.4%	$98.90	$68.63	5,017	$344.3
Year Ended December 31, 2010	65.9%	$97.15	$64.04	5,017	$321.3
Year Ended December 31, 2009	63.1%	$99.12	$62.56	5,018	$313.9

The Hotels were selected for potential acquisition because they each meet our investment criteria relating to location, market position and hotel condition. The Hotels are globally branded select-service and full-service hotels, and are located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. The Hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and they are market share leaders in their respective locations. We believe each Hotel is currently well maintained, with minimum deferred maintenance or renovation required. The purchase price for the Hotels was determined based on a number of factors, including underwriting of historical and projected cash flow from the Hotel, discounted cash flow, internal rate of return and market comparable analyses, analyses of national comparable sales, inspection of each Hotel and its market, reviews of recent appraisal and loan documentation, as well as consultations with market experts such as brokers, appraisers, asset managers and the current property manager.

Real Estate Sale Agreement

The aggregate contract purchase price for the Portfolio is approximately $1.808 billion, exclusive of closing costs and subject to certain adjustments at closing. We anticipate funding approximately $230.1 million of the purchase price with cash on-hand from proceeds of our Offering, funding approximately $903.9 million through the assumption of existing mezzanine and mortgage indebtedness, and funding approximately $227 million through additional mortgage and mezzanine financing. There can be no assurance that we will be able to assume such indebtedness (which requires the consent of the lenders thereunder), raise sufficient capital, secure alternative financing or secure additional financing on terms that we deem favorable or at all.

We anticipate that the remaining $447.1 million of the contract purchase price will be satisfied by the issuance of preferred equity interests in two newly-formed Delaware limited liability companies, preferred equity interests in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, each of which will be an indirect subsidiary of our company and an indirect owner of the Portfolio. The holders of the preferred equity interests will be entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the preferred equity interests will be entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to us or our stockholders. After the earlier to occur of either (i) the date of repayment in full of currently outstanding unsecured obligations of our operating partnership in the original principal amount of approximately $63 million or (ii) the date the gross amount of equity proceeds received by us exceeds $100 million, we will be required to use 35% of any equity offering proceeds to redeem the preferred equity interests at par, up to a maximum of $350 million for any 12-month period. We will also be required in certain circumstances to apply debt proceeds to redeem the preferred equity interests at par. As of the end of the third year following the closing of the acquisition, we will be required to have redeemed 50% of the preferred equity interests, and as of the end of the fourth year following the closing of the acquisition, we will be required to redeem 100% of the preferred equity interests remaining outstanding at such time. In addition, we will have the right, at our option, to redeem the preferred equity interests, in whole or in part, at any time at par. The holders of preferred equity interests will have certain customary consent rights over actions by us relating to the Portfolio. If we are unable to satisfy the redemptions requirements, the holders of preferred equity interests will have certain rights, including the ability to assume control of the operations of the Portfolio.

Pursuant to the terms of the Agreement, our obligation to consummate the acquisition of the Portfolio is subject to certain conditions customary to closing and other conditions, including, among other things, assumption by us (which requires the consent of the lenders thereunder) of existing mortgage and mezzanine debt (or alternative financing to replace it), entering into replacement franchise agreements for each Hotel in the Portfolio and obtaining the consent of certain ground lessors for certain Hotels in the Portfolio. Under the Original Agreement, we were required to make a $50.0 million earnest money deposit, with an additional $25.0 million due if we exercised our right to extend closing of the acquisition to December 15, 2014. On May 27, 2014, we made the $50.0 million earnest money deposit, which became non-refundable upon the end of the due diligence period on June 9, 2014. This deposit was partially funded through a $45.0 million loan from one of our affiliates. The loan bears interest at a rate of 6.0% per annum and matures on May 27, 2015, however we have the right to extend the maturity date of the loan to May 27, 2016. We exercised our right to extend the closing of the acquisition on July 21, 2014 through an amendment to the Original Agreement and the additional $25.0 million earnest money deposit was funded on September 19, 2014. Under the Agreement, the full amount of this deposit will be refunded to us if the Agreement is terminated by us for any reason prior to November 26, 2014, $50.0 million will be refunded if the Agreement is terminated on the basis of the failure of the Purchasers to satisfy certain limited closing conditions related to the assumption of debt and no amounts will be refunded under other circumstances of termination of the Agreement, including breaches by the Purchasers.

The Sellers have agreed to indemnify us against any losses incurred by us, to the extent that such losses arise out of breaches of their representations and warranties contained in the Agreement, breaches of certain covenants in the Agreement, and for any liabilities to third parties arising out of the use, operation or maintenance of the Hotels prior to the closing of the acquisition and, additionally, for any liabilities to any third parties arising out of the use, operation or maintenance of the Hotels prior to closing. The maximum aggregate liability of the Sellers pursuant to this indemnity is $30,000,000 and will only be paid if such losses exceed $10,000,000. We have agreed to indemnify the Sellers for any losses incurred by them, to the extent such losses arise out of breaches of our representations and warranties or certain covenants in the Agreement or certain other events for which buyers may typically indemnify sellers in connection with the sales of similar hotel properties and, additionally, for any liabilities to any third parties arising out of the use, operation or maintenance of the Hotels subsequent to closing of the acquisition. The Agreement contains customary representations and warranties by the Sellers.

Portfolio Indebtedness

The Portfolio is currently encumbered by debt in an aggregate principal amount of $903.9 million, which amount includes (i) a loan in original principal amount of $801.1 million made by German American Capital Corporation to W2007 Equity Inns Realty, L.P. and W2007 Equity Inns Realty, LLC, or the Deutsche Bank Loan, and (ii) a loan in original principal amount of $102.8 million made by German American Capital Corporation to WNT Mezz I, LLC, or the Mezzanine Loan. We intend to assume both of these loans, subject to receipt of consent from the lenders thereunder. The Sellers will cause any other assets encumbered by the Deutsche Bank Loan and the Mezzanine Loan and not included in the Portfolio to be released from the liens of the Deutsche Bank Loan and the Mezzanine Loan immediately prior to the closing of the acquisition.

The Deutsche Bank Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019 and has an interest rate of (i) for a LIBOR loan, LIBOR plus 3.11%, or the LIBOR Rate, and (ii) for a prime rate loan, the sum of the “Prime Rate” published in the Wall Street Journal plus the difference (expressed as a number of basis points) between (A) the sum of the LIBOR Rate, minus (B) the Prime Rate. The Deutsche Bank Loan is fully prepayable with certain prepayment penalties prior to May 1, 2015 and prepayable at par after May 1, 2015.

The Mezzanine Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019. The Mezzanine Loan has an interest rate of: (i) for a LIBOR loan, LIBOR plus 4.77%, and (ii) for prime rate loans, the sum of the Prime Rate, plus the difference (expressed as a number of basis points) between (A) LIBOR plus 4.77%, minus (B) the Prime Rate. The Mezzanine Loan is fully prepayable with certain prepayment penalties prior to May 1, 2015 and prepayable at par after May 1, 2015.

Pursuant to the Agreement, the current guarantors of the Deutsche Bank Loan and the Mezzanine Loan will remain as guarantors following the closing of the acquisition of the Portfolio. At the closing of the acquisition of the Portfolio, we will also be required to enter into a supplemental guarantee agreement with the Sellers and the existing guarantors, which are affiliates of the Sellers. This agreement will provide that we, together with our operating partnership, will be liable to reimburse the existing guarantors for any payments they are required to make if their guarantee is called. The supplemental guarantee agreement also will provide that, to the extent the existing guarantors have not been replaced, we will be required to pay a guarantee fee of $8 million per annum which will start accruing 18 months following the closing of the acquisition.

We anticipate that the remaining 20 Hotels will be delivered unencumbered by debt at closing. We intend to incur additional debt secured by such remaining properties, but there can be no assurance that we will be able to obtain such financing on favorable terms or at all.”

How To Subscribe

The last paragraph under the section entitled “How to Subscribe” beginning on page 248 of the Prospectus is hereby deleted in its entirety.

Annex A

In connection with our entry into the Amended and Restated Real Estate Sale Agreement to acquire 116 hotels, the unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 attached as Annex A to Supplement No. 8 is hereby superseded by the unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 attached as Annex A to this Supplement No. 10.

Annex B

The Unaudited Condensed Combined Consolidated Financial Statements as of September 30, 2014 and December 31, 2013 and for the three and nine months ended September 30, 2014 and 2013 of W2007 Grace I, LLC and WNT Holdings, LLC are attached as Annex B to this Supplement No. 10.

Annex C

On November 14, 2014, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is attached as Annex C to this Supplement No. 10.

Subscription Agreements

The form of subscription agreement included as Appendix C-1 to this Supplement No. 10 hereby replaces Appendix C-1 to the Prospectus.

The form of multi-offering subscription agreement included as Appendix C-2 to this Supplement No. 10 hereby replaces Appendix C-2 to the Prospectus.

Annex A

American Realty Capital Hospitality Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 and
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the
Nine Months Ended September 30, 2014 and for the Year Ended December 31, 2013

Barceló Portfolio Acquisition

The unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared through the application of pro forma adjustments to the historical Condensed Consolidated Statements of Operations of American Realty Capital Hospitality Trust, Inc. (the “Company” and “ARC Hospitality”) reflecting the fee simple interest in three hotel properties, one hotel property subject to an operating lease, and equity interests in two joint ventures that each own a hotel property (the “Barceló Portfolio”) which were acquired on March 21, 2014.

The unaudited Pro Forma Condensed Consolidated Statements of Operations and the related pro forma adjustments for the nine months ended September 30, 2014 and year ended December 31, 2013 were prepared as if the acquisition of the Barceló Portfolio (the “Barceló Transaction”) occurred on January 1, 2013 and should be read in conjunction with the Company’s historical condensed consolidated financial statements and notes thereto and the Barceló Portfolio’s historical combined financial statements and notes thereto. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Barceló Portfolio on January 1, 2013, nor does it purport to present the future results of operations of the Company. Certain nonrecurring transactional expenses have been excluded from the unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013. These expenses are shown as a direct charge to accumulated deficit on the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014.

No pro forma adjustments were made to the unaudited Pro Forma Condensed Consolidated Balance Sheet for the Barceló Acquisition as it is already reflected in the historical Condensed Consolidated Balance Sheet as of September 30, 2014 for the Company.

Grace Portfolio Acquisition

The unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared through the application of pro forma adjustments to the historical Condensed Consolidated Balance Sheet and Statements of Operations of the Company reflecting the Real Estate Sale Agreement (the “Original Agreement”) entered into by a wholly owned subsidiary of the Company’s operating partnership and W2007 Equity Inns Realty, LLC, W2007 Equity Inns Realty, L.P., W2007 EQI Urbana Partnership, L.P., W2007 EQI Seattle Partnership, L.P., W2007 EQI Savannah 2 Partnership, L.P., W2007 EQI Rio Rancho Partnership, L.P., W2007 EQI Orlando Partnership, L.P., W2007 EQI Orlando 2 Partnership, L.P., W2007 EQI Naperville Partnership, L.P., W2007 EQI Milford Partnership, L.P., W2007 EQI Louisville Partnership, L.P., W2007 EQI Knoxville Partnership, L.P., W2007 EQI Jacksonville Partnership, L.P., W2007 EQI Indianapolis Partnership, L.P., W2007 EQI Houston Partnership, L.P., W2007 EQI HI Austin Partnership, L.P., W2007 EQI East Lansing Partnership, L.P., W2007 EQI Dalton Partnership, L.P., W2007 EQI College Station Partnership, L.P., W2007 EQI Carlsbad Partnership, L.P., W2007 EQI Augusta Partnership, L.P. and W2007 EQI Asheville Partnership, L.P. (collectively, the “Sellers”) which was amended and restated on November 11, 2014 (the “Agreement”). The Sellers are wholly-owned subsidiaries of W2007 Grace I, LLC (“Grace”) and WNT Holdings, LLC (“WNT”), which are indirectly owned by one or more Whitehall Real Estate Funds controlled by The Goldman Sachs Group, Inc. Pursuant to the Agreement, the Company and Sellers agreed to eliminate 10 hotel assets from the Original Agreement, and one or more subsidiaries of the Company will acquire fee simple or leasehold interests held by the Sellers in 116 hotels (“Grace Portfolio”).

The pending acquisition of the Grace Portfolio (the “Grace Transaction”) is expected to close on February 27, 2015. Although the Company has entered into the Agreement relating to the acquisition of the

Grace Portfolio, there is no guarantee that the Company will be able to consummate the acquisition of such assets. Accordingly, the Company cannot assure that the Grace Portfolio as presented in the unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statements of Operations will be completed based on the terms of the Grace Transaction or at all.

The unaudited Pro Forma Condensed Consolidated Balance Sheet and the related pro forma adjustments for September 30, 2014 were prepared as if the Grace Transaction occurred on September 30, 2014 and should be read in conjunction with the Company’s historical condensed consolidated financial statements and notes thereto and Grace’s historical condensed combined consolidated financial statements and notes thereto. The unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been had the Company acquired the Grace Portfolio as of September 30, 2014 nor does it purport to present the future financial position of the Company.

The unaudited Pro Forma Condensed Consolidated Statements of Operations and the related pro forma adjustments for the nine months ended September 30, 2014 and the year ended December 31, 2013 were prepared as if the Grace Transaction occurred on January 1, 2013 and should be read in conjunction with the Company’s historical condensed consolidated financial statements and notes thereto and Grace’s historical condensed combined consolidated financial statements and notes thereto. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Grace Portfolio on January 1, 2013, nor does it purport to present the future results of operations of the Company. Certain nonrecurring transactional expenses have been excluded from the unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013. These expenses are shown as a direct charge to accumulated deficit on the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014.

American Realty Capital Hospitality Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands)

	ARC Hospitality (A)	Grace (B)	Pro Forma Combined	Pro Forma Adjustments		ARC Hospitality Pro Forma
	September 30, 2014	September 30, 2014	September 30, 2014	September 30, 2014		September 30, 2014
Assets
Real estate investments:
Land	$12,308	$262,347	$274,655	$14,682	C	$289,337
Buildings and improvements	80,487	1,094,400	1,174,887	64,577	C	1,239,464
Furniture, fixtures and equipment	5,324	335,904	341,228	15,719	C	356,947
Leases	—	13,253	13,253	7,118	C	20,371
Total real estate investments	98,119	1,705,904	1,804,023	102,096		1,906,119
Less: accumulated depreciation and amortization	(1,919)	(411,038)	(412,957)	411,038	D	(1,919)
Total real estate investments, net	96,200	1,294,866	1,391,066	513,134		1,904,200
Cash and cash equivalents	34,838	73,888	108,726	(87,686)	E	21,040
Restricted cash	3,427	36,633	40,060	(21,350)	F	18,710
Investments in unconsolidated entities	7,730	—	7,730	—		7,730
Below-market lease obligations, net	8,166	—	8,166	—		8,166
Accounts receivable, net	—	12,260	12,260	(4,032)	G	8,228
Prepaid expenses and other assets	7,032	10,715	17,747	(6,095)	H	11,652
Interest rate derivative	—	49	49	(49)	I	—
Deferred financing fees, net	1,271	16,845	18,116	(5,463)	J	12,653
Deferred franchise fees, net	—	4,385	4,385	9,576	K	13,961
Acquisition deposit	75,000	—	75,000	(75,000)	L	—
Total Assets	$233,664	$1,449,641	$1,683,305	$323,035		$2,006,340
Liabilities and Stockholders’ Equity
Mortgage notes payable	$45,500	$1,179,980	$1,225,480	$(276,080)	M	$949,400
Promissory notes payable	64,849	—	64,849	—		64,849
Redeemable equity instruments	—	—	—	447,100	M	447,100
Accounts payable and accrued expenses	16,296	74,275	90,571	(43,018)	N	47,553
Accrued interest payable	—	3,161	3,161	(3,161)	O	—
Due to affiliate	7,706	—	7,706	29,490	P	37,196
Total liabilities	134,351	1,257,416	1,391,767	154,331		1,546,098
Preferred stock	—	101,206	101,206	(101,206)	M	—
Common stock	51	—	51	180	M	231
Additional paid-in capital	109,594	—	109,594	396,153	M	505,747
Accumulated earnings (deficit)	(10,332)	91,019	80,687	(126,423)	Q	(45,736)
Total stockholders’ equity	99,313	192,225	291,538	168,704		460,242
Total Liabilities and Stockholders’ Equity	$233,664	$1,449,641	$1,683,305	$323,035		$2,006,340

Notes to unaudited Pro Forma Condensed Consolidated Balance Sheet

A	Reflects the historical Condensed Consolidated Balance Sheet of the Company as of September 30, 2014.
B	Reflects the historical Condensed Combined Consolidated Balance Sheet of Grace as of September 30, 2014.

C	Represents an adjustment to real estate investments as estimated by the Company's initial purchase price allocation, see table below.

(in thousands)	Grace Portfolio(1)	Pro Forma Adjustment	Estimated Purchase Price Allocation(2)
Land	$262,347	$14,682	$277,029
Buildings and improvements	1,094,400	64,577	1,158,977
Furniture, fixtures and equipment	335,904	15,719	351,623
Leases	13,253	7,118	20,371
Total real estate investments	$1,705,904	$102,096	$1,808,000

(1)	Per the September 30, 2014 condensed combined consolidated financial statements and notes to the condensed combined consolidated financial statements of Grace.
(2)	The current aggregate contract purchase price for the Grace Portfolio is $1.808 billion, exclusive of closing costs and subject to certain adjustments at closing. This purchase price includes 116 hotels in the Grace Portfolio and is subject to change at closing. In accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company allocates the purchase price of acquired entities to identifiable tangible and intangible assets acquired based on their respective estimated fair values. The allocation presented in the pro forma financial statements is an estimate based upon the carrying value in Grace’s historical financial statements adjusted by estimated fair values that the Company calculated as part of the Company’s due diligence. The Company considered whether any intangibles existed with respect to management agreements, franchise agreements and customer lists and determined that the fair value would be immaterial. The Company has engaged a third-party appraisal firm to assist the Company with a purchase price allocation for the acquisition of the Grace Portfolio and the third-party appraisal firm will assist the Company with determining the useful lives of the assets acquired in accordance with Accounting Standard Codification Topic 360 — Property, Plant, and Equipment. This purchase price allocation will be completed within one year of the closing date of the Grace Transaction. See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for details on the pro forma capital structure as a result of the Grace Transaction.
D	Represents the removal of prior accumulated depreciation per Grace's condensed combined consolidated financial statements as it is assumed the Grace Portfolio's real estate investments were acquired as of the balance sheet date presented.

E	For the cash and cash equivalents activity as a result of the Grace Transaction, see table below.

(in thousands)	ARC Hospitality	Grace		Cash Inflows to Close Transaction		Cash Outflows to Close Transaction		Total
Per September 30, 2014 balance sheets	$34,838	$73,888		$—		$—		$108,726
Cash at corporate level and excluded hotels	—	(56,186	)(1)	—		—		(56,186)
Subtotal	34,838	17,702	(2)	—		—		52,540
Capital required to close transaction
Mortage debt	—	—		801,100	(3)(4)	—		801,100
Mezzanine debt	—	—		102,800	(3)(4)	—		102,800
Class A Units	—	—		447,100	(3)(5)	—		447,100
Common equity	—	—		457,000	(3)	—		457,000
Acquisition of real estate investments	—	—		—		(1,808,000	)(6)	(1,808,000)
Cash and cash equivalents	—	—		17,702	(2)(10)	(17,702	)(2)	—
Accounts receivable, net	—	—		8,228	(7)(10)	(8,228	)(7)	—
Prepaid expenses and other assets	—	—		4,620	(8)(10)	(4,620	)(8)	—
Restricted cash	—	—		15,283	(9)(10)	(15,283	)(9)	—
Total capital required to close transaction	34,838	17,702		1,853,833	(10)	(1,853,833)		52,540
Restricted cash	—	—		(15,283	)(9)	15,283	(9)	—
Deposit	—	—		75,000		(75,000)		—
Current cash available	(31,500)	—		31,500		(31,500)		(31,500)
Total cash and cash equivalents activity for the transaction	$3,338	$17,702		$1,945,050		$(1,945,050)		$21,040

(1)	Represents an adjustment to remove the cash and cash equivalents at the corporate level of Grace and of the ten hotels which are not included in the Grace Transaction.
(2)	Cash and cash equivalents at the hotel properties in the Grace Portfolio will be acquired as part of the transaction for cash consideration in addition to the $1.808 billion current aggregate contract purchase price.
(3)	See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for details of the pro forma capital structure as a result of the Grace Transaction.
(4)	Presented to show the total transaction. There will not be a cash impact from the mortgage and mezzanine debt as the debt will be assumed from Grace by the Company.
(5)	Presented to show the total transaction. There will not be a cash impact from the issuance of the Class A Units to the Sellers.
(6)	See Note C to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for details of the real estate investments acquired as a result of the Grace Transaction.
(7)	See Note G to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for details of the pro forma accounts receivable as a result of the Grace Transaction.
(8)	See Note H to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for details of the pro forma prepaid expenses and other assets as a result of the Grace Transaction.
(9)	See Note F to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for details of the pro forma restricted cash requirements as a result of the Grace Transaction.
(10)	The additional capital required for this transaction will be funded through raising additional common equity. See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for details of the additional capital required to be raised as a result of the Grace Transaction.
(11)	Represents deposit in escrow to be applied against purchase price at closing.
(12)	Represents amount of ARC Hospitality’s current cash balance that will be applied against the purchase price at closing.
F	Represents an adjustment to establish the estimated restricted cash as follows at closing, see table below.

(in thousands)	Grace(1)	Pro Forma Adjustment(2)	Pro Forma Restricted Cash(3)
Furniture, fixtures and equipment reserve	$8,450	$(1,948)	$6,502
Excess cash to be released to Grace	6,594	(6,594)	—
Interest reserve	2,872	(61)	2,811
Real estate taxes reserve	4,343	(574)	3,769
Required repairs reserve	1,959	(40)	1,919
Insurance reserve	176	—	176
Ground rent reserve	106	—	106
Other reserves	12,133	(12,133)	—
	$36,633	$(21,350)	$15,283

(1)	Per the September 30, 2014 financial information provided by the management of Grace.
(2)	Represents an adjustment to remove the restricted cash at the corporate level of Grace and of the ten hotels which are not included in the Grace Transaction.
(3)	Restricted cash associated with the Grace Portfolio will be acquired as part of the Grace Transaction for cash consideration in addition to the $1.808 billion current aggregate contract purchase price. This amount represents an estimate and will be finalized at closing. See Note E and Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for further details on the funding of the additional cash consideration.
G	Represents an adjustment for accounts receivable as follows at closing, see table below.

(in thousands)	Grace(1)	Percentage Increase to Purchase Price(2)	Pro Forma Accounts Receivable(3)	Pro Forma Adjustment
Accounts receivable outstanding for 30 days or less	$7,084	100%	$7,084	$—
Accounts receivable outstanding for the period of 31 days to 60 days	1,042	90%	938	(104)
Accounts receivable outstanding for the period of 61 days to 90 days	275	75%	206	(69)
Accounts receivable outstanding for more than 90 days	—	0%	—	—
Accounts receivable related to excluded hotels and corporate entity(4)	3,859	N/A	—	(3,859)
	$12,260		$8,228	$(4,032)

(1)	Accounts receivable aging is estimated per the financial information provided by the management of Grace. Any allowance is assumed to be within the accounts receivable outstanding for more than 60 days.
(2)	Per the Agreement.

(3)	Accounts receivable associated with the Grace Portfolio will be acquired as part of the Grace Transaction for cash consideration in addition to the $1.808 billion current aggregate contract purchase price. The accounts receivable assumed by the Company in the Grace Transaction is calculated by multiplying the accounts receivable amount and the percentage increase to the purchase price for each accounts receivable aging category. See Note E and Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for further details on the funding of the additional cash consideration.
(4)	Represents an adjustment to remove the accounts receivable at the corporate level of Grace and the ten hotels which are not included in the Grace Transaction.

N/A — not applicable

H	Represents an adjustment to prepaid expenses and other assets as follows at closing, see table below.

(in thousands)	Grace(1)	Pro Forma Adjustment(2)	Pro Forma Prepaid Expenses and Other Assets(3)
Prepaid insurance	$3,979	$(2,520)	$1,459
Prepaid property taxes	1,135	—	1,135
Inventory	295	—	295
Utility deposits	151	—	151
Other	5,155	(3,575)	1,580
	$10,715	$(6,095)	$4,620

(1)	Per the September 30, 2014 consolidated financial information provided by the management of Grace.
(2)	Represents an adjustment to remove the prepaid expenses and other assets at the corporate level of Grace and of the ten hotels which are not included in the Grace Transaction.
(3)	Prepaid expenses and other assets associated with the Grace Portfolio will be acquired as part of the Grace Transaction for cash consideration in addition to the $1.808 billion current aggregate contract purchase price. See Note E and Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for further details on the funding of the additional cash consideration.
I	Represents an adjustment to remove the interest rate derivative instrument of Grace. See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for further details of the interest rate cap that the Company will have on the assumed debt. The Company will enter into a new interest rate cap agreement when the debt is assumed on closing.
J	Represents the removal of deferred financing fees, net, of Grace and the addition of the pro forma deferred financing fees based on the pro forma capital structure, see table below.

(in thousands)	Debt Assumed by ARC Hospitality in this Transaction(1)	Class A Units(1)	Total	Fee Rate (where applicable)
Financing Fees to American Realty Capital Hospitality Advisors, LLC(2)	$6,779	$3,353	$10,132	0.75%
Assumption Fees(3)	250	—	250	N/A
Legal and other third-party fees(4)	700	300	1,000	N/A
	$7,729	$3,653	$11,382
Grace deferred financing fees, net			(16,845)
Pro forma deferred financing fees adjustment			$(5,463)

(1)	See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet for details on the pro forma capital structure. Deferred financing fees depend on the final capital structure and are subject to change at closing.

(2)	Represents a fee to be charged to the Company by American Realty Capital Hospitality Advisors, LLC related to financing coordination services provided to the Company. These fees are described in further detail in the Company's registration statement on Form S-11.
(3)	Per the agreements for the debt assumed by the Company in this Grace Transaction.
(4)	This amount represents an estimate based on actual expenses incurred for other transactions executed by the Company’s sponsor and is based on discussions with the Company’s external legal counsel and other third-party service providers on the amount that would be charged to the Company for services related to the assumption of the debt and issuance of the Class A units.

N/A — not applicable

K	Represents the removal of deferred franchise fees, net, of the Grace Portfolio and the addition of the pro forma deferred franchise fees, see table below.

(in thousands, except for number of hotels)	Fee Per Hotel(1)	Number of Hotels	Total Fees
Pro forma deferred franchise fees	$120	116	$13,961
Grace deferred franchise fees, net			(4,385)
Pro forma deferred franchise fees adjustment			$9,576

(1)	Assumed a market rate of $120 thousand per hotel property due to the volume of applications with each franchisor. This amount represents an estimate based on current application fees charged by Marriott International, Inc., Hilton Worldwide, Hyatt Hotels Corporation and Intercontinental Hotels Group for reviewing a change in ownership as well as preliminary discussions held with each brand and will be finalized at closing.
L	Represents the removal of the acquisition deposit related to the Grace Transaction as this will be applied against the purchase price at closing.
M	Represents the pro forma capital structure as a result of the Grace Transaction, see table below.(1)

(in thousands)	Capital Required		Interest Rate
Mortgage debt assumed by ARC Hospitality in this transaction(2)	$801,100		3.26	%(6)
Mezzanine debt assumed by ARC Hospitality in this transaction(2)	102,800		4.92	%(7)
Class A Units(3)	447,100		7.50%
Common equity(4)	457,000
Total capital required for real estate investments	$1,808,000
Additional common equity to be raised to fund the other assets purchased in the transaction:
Cash and cash equivalents	17,702	(5)
Restricted cash	15,283	(5)
Accounts receivable, net	8,228	(5)
Prepaid expenses and other assets	4,620	(5)
Total common equity to be raised for the other assets being purchased	45,833
Total pro forma capital structure	$1,853,833

(1)	Preferred stock of Grace will not be acquired by the Company as part of the Grace Transaction.
(2)	Financing on 96 hotels included in the Grace Portfolio. On April 11, 2014, Grace refinanced the mortgage notes payable with new mortgage and mezzanine loans which are presented in the unaudited Condensed Combined Consolidated Balance Sheet as of September 30, 2014. These are the mortgage and mezzanine loans that the Company will be assuming as part of the Grace Transaction. The remaining $276.1 million of Grace's debt will not be assumed by the Company as part of the Grace Transaction. The Company must have an interest rate cap in place with a principal amount of at least the outstanding balance due under these loans.

(3)	$447.1 million of the contract purchase price will be satisfied by the issuance of preferred equity interests in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, (the “LLCs”) each of which will be an indirect subsidiary of the Company and an indirect owner of the Grace Portfolio. The Sellers will hold Class A Units in the LLCs which are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the Sellers, as holders of the Class A Units, will be entitled to receive its original value (as reduced by redemptions) prior to any distributions being made to the Company. Due to its characteristics, the Class A Units will be classified as debt under GAAP and classified as “Redeemable equity instruments” in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 as they are mandatorily redeemable.
(4)	The Company must fund approximately $227.0 million through additional mortgage or mezzanine financing to close the Grace Transaction. However, there can be no assurance that the Company will be able to secure additional financing on terms that it deems favorable or at all. Due to this uncertainty, the $227.0 million is not reflected as debt above but presented as additional required common equity.
(5)	Represents the common equity required to be raised to close the Grace Transaction and fund the purchase of the other assets to be acquired. As of September 30, 2014, the Company’s annualized distribution rate on its common equity was 6.80%. See Notes E, F, G, and H to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for details on the other assets to be purchased in the Grace Transaction. The Company will not be obtaining the common stock or additional paid-in capital of Grace as part of the Grace Transaction. The details of the common equity required for the Grace Transaction are summarized in the table below.

(in thousands)	Common Stock	Additional Paid-in Capital	ARC Hospitality Pro Forma Total
ARC Hospitality at September 30, 2014	$51	$109,594	$109,645
Adjustments for Grace Portfolio Acquisition:
Common equity	207	456,793	457,000
Acquisition deposit	(34)	(74,966)	(75,000)
Cash on hand	(14)	(31,486)	(31,500)
Cash and cash equivalents	8	17,694	17,702
Restricted cash	7	15,276	15,283
Accounts receivable, net	4	8,224	8,228
Prepaid expenses and other assets	2	4,618	4,620
Total	$231	$505,747	$505,978
(6)	The interest rate associated with this debt instrument is a floating rate of LIBOR plus spread. The spread associated with this debt instrument is the weighted average of the spreads of multiple tranches incorporated within this debt instrument. The weighted average spread for this debt instrument is 3.11%. LIBOR is assumed to be 0.15% as of September 30, 2014. This amount represents an estimate and will be finalized at closing.
(7)	The interest rate associated with this debt instrument is a floating rate of LIBOR plus spread. The spread for this debt instrument is 4.77%. LIBOR is assumed to be 0.15% as of September 30, 2014. This amount represents an estimate and will be finalized at closing.
N	Represents an adjustment to accounts payable and accrued expenses for balance sheet items associated with the pro forma presentation of the Grace Transaction, see table below.

(in thousands)	Pro Forma Adjustment
Accounts payable and accrued expenses
Grace(1)	$(74,275)
Deferred financing fees(2)	11,382
Franchise fees(3)	13,961
Transaction and acquisition fees(4)	5,914
Total adjustment to accounts payable and accrued expenses	$(43,018)

(1)	Accounts payable and accrued expenses of Grace will not be acquired by the Company as part of the Grace Transaction.
(2)	See Note J to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014.
(3)	See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014.
(4)	This amount represents an estimate based on actual expenses incurred for other transactions executed by the Company’s sponsor and based on discussions with the Company’s third-party professional service providers on the amount that would be charged to the Company for services related to the Grace Transaction and is subject to change at closing.
O	Represents the removal of interest payable. Interest payable of Grace will not be acquired by the Company as part of the Grace Transaction.
P	The adjustment represents an estimate for acquisition fees and expenses charged by the Company’s affiliates for the Grace Transaction and are supported by executed contracts. These fees are described in further detail in the Company’s registration statement on Form S-11.
Q	Represents an adjustment to accumulated earnings (deficit) for balance sheet items associated with the pro forma presentation of the Grace Transaction, see table below.

(in thousands)	Pro Forma Adjustment
Accumulated earnings (deficit)
Grace(1)	$(91,019)
Transaction and acquisition fees	(35,404)
Total adjustment to accumulated earnings (deficit)	$(126,423)

(1)	Accumulated earnings of Grace will not be acquired by the Company as part of the Grace Transaction.

American Realty Capital Hospitality Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2014
(In thousands, except for share and per share data)

	ARC Hospitality (A)		Barceló Portfolio Acquisition Pro Forma Adjustments		ARC Hospitality Pro Forma for Barceló Portfolio Acquisition		Grace (B)	Grace Portfolio Acquisition Pro Forma Adjustments		ARC Hospitality Pro Forma for Barceló Portfolio and Grace Portfolio Acquisitions
	Predecessor	Successor
	For the Period from January 1 to March 20, 2014	For the Period from March 21 to September 30, 2014	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2014
Revenues
Rooms	$6,026	$18,462	$—		$24,488		$339,599	$(25,867)	C	$338,220
Food and beverage	1,543	3,566	—		5,109		6,511	—		11,620
Other	676	2,139	—		2,815		5,267	(270)	C	7,812
Total revenue	8,245	24,167	—		32,412		351,377	(26,137)		357,652
Operating expenses
Rooms	1,405	3,753	—		5,158		84,498	(6,957)	C	82,699
Food and beverage	1,042	2,497	—		3,539		6,011	—		9,550
Asset management fees	—	—	—		—		4,485	(3,460)	D	1,025
Other	—	—	—		—		3,376	—		3,376
Other property-level operating costs (non-departmental)	3,490	9,077	—		12,567		107,802	(9,400)	C	110,969
Property tax, ground lease, insurance and property management fees (E)	289	967	—		1,256		25,171	(2,019)	C	24,408
Corporate overhead	—	—	—		—		8,161	(8,161)	F	—
Depreciation and amortization	994	1,919	(645)	G	2,268		62,768	12,952	G	77,988
Rent	933	2,664	332	G	3,929		—	—		3,929
Impairment charges	—	—	—		—		54,223	(54,223)	H	—
Total operating expenses	8,153	20,877	(313)		28,717		356,495	(71,268)		313,944
Income from Operations	92	3,290	313		3,695		(5,118)	45,131		43,708
Interest income	—	—	—		—		61	(61)	I	—
Interest expense	(531)	(4,313)	(144)	J	(4,988)		(49,212)	(4,199)	J	(58,399)
Acquisition and transaction related costs	—	(7,610)	7,610	K	—		—	—		—
Other income	—	—	—		—		145	—		145
Equity in earnings (losses) of unconsolidated affiliates	(166)	2,607	—		2,441		—	—		2,441
Unrealized loss on derivatives	—	—	—		—		(244)	244	L	—
General and administrative	—	(1,519)	—		(1,519)		—	(7,985)	F	(9,504)
Contingent loss on litigation settlement	—	—	—		—		(24,250)	—		(24,250)
Gain on extinguishment of debt	—	—	—		—		13,199	—		13,199
Total expenses	(697)	(10,835)	7,466		(4,066)		(60,301)	(12,001)		(76,368)
Net loss from continuing operations before taxes	(605)	(7,545)	7,779		(371)		(65,419)	33,130		(32,660)
Provision for income taxes	—	1,368	(88)		1,280	L	—	2,602	M	3,882
Net loss from continuing operations and comprehensive loss from continuing operations	$(605)	$(8,913)	$7,867		$(1,651)		$(65,419)	$30,528		$(36,542)
Basic and diluted net loss per share	N/A	$(8.13)			$(1.51)					$1.91
Basic and diluted weighted average shares outstanding	N/A	1,096,566			1,096,566			18,015,136	N	19,111,702

N/A — not applicable

Notes to unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2014

A	Reflects the historical combined Statement of Operations for the Barceló Portfolio (Predecessor) for the period from January 1 to March 20, 2014 and the unaudited Condensed Consolidated Statement of Operations for the Company (Successor) for the period from March 21, 2014 to September 30, 2014.
B	Reflects the historical Condensed Combined Consolidated Statement of Operations of Grace for the nine months ended September 30, 2014.
C	Represents adjustments to remove the revenues and expenses of the ten hotels which are not included in the Grace Transaction.

(in thousands)	Nine months ended September 30, 2014
Revenues:
Rooms	$25,867
Other	270
$26,137
Expenses:
Rooms	6,957
Other property level operating costs	9,400
Property tax, ground lease, insurance and property management fees	2,019
Corporate overhead (see note F)	176
$18,552
D	Represents an adjustment to remove the current Grace asset management fees and include the pro forma management fees upon closing of the Grace Transaction, see table below.

(in thousands, except for unit data) Class B Units	Cost of Assets	Rate	Price per Unit	Number of Units Issued per Quarter(2)	Dividend Rate	Dividend
Dividends on Class B Units(1)	$1,929,718	0.1875%	$22.50	160,810	6.8%	$1,025

(1)	For its asset management services, the Company issues Class B Units to the Advisor on a quarterly basis in an amount equal the cost of the Company’s assets multiplied by 0.1875%. The Advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock. The restricted Class B Units are not to be convertible into unrestricted Class B Units until such time as the adjusted market value of the Company’s assets plus applicable distributions equals the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors.
(2)	Class B units are issued in arrears at the end of each quarter.
E	The property management fees through 2014 will be materially the same on a portfolio basis to those historically charged to the Barceló Portfolio and Grace Portfolio.

F	Grace corporate overhead is reclassified to general and administrative expenses to match the Company's presentation. This also represents an adjustment to remove the corporate overhead associated with the ten hotels which are not included in the Grace Transaction, see table below.

(in thousands)
Corporate overhead	$(8,161)
Corporate overhead related to ten excluded hotels	176
Corporate overhead reclassified to general and administrative expenses	$(7,985)
G	Represents an adjustment to record depreciation and amortization expense in accordance with the Company's estimated purchase price allocation and depreciation policies, see table below.

Fee Simple and Leases (in thousands, except depreciable life)	Barceló Portfolio			Grace
	Pro Forma Allocation	Depreciable Life(2)	Depreciation	Pro Forma Allocation(1)	Depreciable Life(2)	Depreciation	Total Depreciation
Land	$12,308	N/A	$—	$277,029	N/A	$—	$—
Buildings and improvements	79,192	40.00	1,485	1,158,977	40.00	21,731	23,216
Leases	—	N/A	—	20,371	27.86	548	548
Furniture, fixtures and equipment	5,220	5.00	783	351,623	5.00	52,743	53,526
Total	$96,720		$2,268	$1,808,000		$75,022	$77,290
Lease(3)	$8,400	19.00	$332	$—	N/A	$—	$332

(1)	The current aggregate contract purchase price for the Grace Portfolio is $1.808 billion, exclusive of closing costs and subject to certain adjustments at closing. This purchase price includes 116 hotels in the Grace Portfolio and is subject to change at closing. The purchase price allocation is an estimate; the final purchase price allocation will be completed within one year of closing.
(2)	The useful lives are estimated to be 40 years for buildings, five years for furniture, fixtures and equipment and the shorter of the useful life or the remaining lease term for leases. The depreciable life shown above for leases represents the weighted average lives of various hotel properties subject to operating leases.
(3)	The Barceló Portfolio lease is treated as a below market lease under GAAP and amortized to rent expense over the remaining lease term.

N/A — not applicable

Franchise Fees (in thousands, except depreciable life)	Estimated Fees Incurred at Acquisition(1)	Depreciable Life(2)	Depreciation
Franchise Fees	$13,961	15.00	$698

(1)	See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for additional discussion.
(2)	The useful life is estimated to be 15 years for franchise fees.

Total (in thousands)	Depreciation
Fee Simple and Grace Leases	$77,290
Franchise Fees	698
$77,988
Barceló Lease	$332

H	Represents the removal of impairment charges related to the book value of some Grace assets which were adjusted to the agreed upon sale price for the hotel in the purchase and sale agreement. See Note C to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for details on the asset allocation for the Grace Portfolio.
I	Represents an adjustment to remove the interest income at the corporate level of Grace related to assets which are not included in the Grace Transaction.
J	Represents an adjustment for the pro forma capital structure, see tables below.

Barceló Portfolio Debt (in thousands)	Face Amount of Debt	Interest Rate	Interest	Changes in Interest Expense
				(-) 100 Basis Points	(+) 100 Basis Points
Mortgage financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition(1)	$45,500	4.30%	$(1,467)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition(2)	58,074	6.80%	(2,962)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition(3)	5,000	6.80%	(255)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition(4)	1,775	4.50%	(60)	N/A	N/A
Subtotal	$110,349		$(4,744)	$—	$—
Amortization of deferred financing costs(5)			(244)
Total quarterly cost of debt			$(4,988)

Grace Portfolio Debt (in thousands)	Face Amount of Debt	Interest Rate	Interest	Changes in Interest Expense
				(-) 100 Basis Points	(+) 100 Basis Points
Mortgage debt assumed by ARC Hospitality at the closing of the Grace transaction(6)	$801,100	3.26%	$(19,587)	$(6,008)	$6,008
Mortgage debt assumed by ARC Hospitality at the closing of the Grace transaction(6)	102,800	4.92%	(3,793)	(771)	771
Class A Units(7)	447,100	7.5%/8%	(25,708)	N/A	N/A
Subtotal	$1,351,000		$(49,088)	$(6,779)	$6,779
Amortization of deferred financing costs(5)			(4,323)
Total cost of debt for period			$(53,411)
Total pro forma cost of debt for Barceló Portfolio and Grace Portfolio			$(58,399)

(1)	Mortgage financing obtained on two owned hotel properties in the Barceló Portfolio acquisition.
(2)	Financing obtained on three owned hotel properties and one hotel property subject to an operating lease in the Barceló Portfolio acquisition.
(3)	Financing obtained on two joint ventures that each own a hotel property in the Barceló Portfolio acquisition.
(4)	Financing obtained to fund the property improvement reserves required for the assets obtained in the Barceló Portfolio acquisition.

(5)	Deferred financing costs are amortized over the life of the instrument using the effective interest method. See Note J to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014.
(6)	Financing on 96 hotels of the total 116 hotels included in the Grace Portfolio. The Company must have an interest rate cap in place with a principal amount of at least the outstanding balance due under these notes.
(7)	The Sellers will hold Class A Units in the LLCs which are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the Sellers, as holders of the Class A Units, will be entitled to receive its original value (as reduced by redemptions) prior to any distributions being made to the Company. Due to its characteristics, the Class A Units will be treated as debt under GAAP and classified as “Redeemable equity instruments” in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 as they are mandatorily redeemable.
(8)	See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for additional discussion of the potential $227.0 million of debt financing, which is a critical hurdle to close the Grace Transaction. If the debt financing is obtained, the Company would incur an estimated $5.1 million of deferred financing fees related to the debt which would result in an additional adjustment to interest income for the amortization. The Company would also incur an additional estimated interest expense for the nine months ended September 30, 2014 of $6.0 million at an estimated interest rate of 3.5%.

N/A — Interest rate is fixed and thus change in interest rate analysis is not applicable.

K	Represents an adjustment to remove the acquisition and transaction related expenses relating to the Barceló Portfolio acquisition and Grace Transaction.
L	Represents an adjustment to remove the impact of derivatives at the corporate level of Grace related to assets which are not included in the Grace Transaction.
M	Represents an adjustment for pro forma income tax provision as each hotel will be operated through a taxable real estate investment trust subsidiary (“TRS”), see table below.

(in thousands)	Barceló Portfolio	Grace Portfolio
Taxable income(1)	$3,200	$6,505
Income tax rate(2)	40%	40%
Provision for income tax	$1,280	$2,602

(1)	Taxable income is based on arm's length rent between the Company and the TRS for each hotel.
(2)	Estimated income tax rate.
N	Represents the pro forma adjusted number of shares to be added based on equity raise requirements for the Grace Transaction. Share value used to calculate the additional share requirements is based on the Company’s offering price of $25 less fees charged by the Company's broker dealer totaling 12% of share value.

American Realty Capital Hospitality Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2013
(In thousands, except for share and per share data)

	ARC Hospitality (A)		Barceló Portfolio Acquisition Pro Forma Adjustments		ARC Hospitality Pro Forma for Barceló Portfolio Acquisition	Grace (B)	Grace Portfolio Acquisition Pro Forma Adjustments		ARC Hospitality Pro Forma for Barceló Portfolio and Grace Portfolio Acquisitions
	Predecessor	ARC Hospitality
	Year Ended December 31, 2013	For the Period from July 25, 2013 (date of inception) to December 31, 2013	For the Period Ended December 31, 2013		For the Period Ended December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2013		For the Period Ended December 31, 2013
Revenues
Rooms	$30,489	$—	$—		$30,489	$413,732	$(32,738)	C	$411,483
Food and beverage	6,267	—	—		6,267	8,164	—		14,431
Other	3,041	—	—		3,041	6,655	(378)	C	9,318
Total revenue	39,797	—	—		39,797	428,551	(33,116)		435,232
Operating expenses
Rooms	6,340	—	—		6,340	106,117	(9,147)	C	103,310
Food and beverage	4,461	—	—		4,461	7,645	—		12,106
Asset management fees	—	—	—		—	7,063	(6,653)	D	410
Other property-level operating costs	15,590	—	—		15,590	139,585	(12,138)	C	143,037
Property tax, ground lease, insurance and property management fees (E)	1,471	—	—		1,471	31,656	(2,770)	C	30,357
Corporate overhead	—	—	—		—	6,470	(6,470)	F	—
Depreciation and amortization	5,105	—	(2,081)	G	3,024	83,292	17,669	G	103,985
Impairment	—	—	—		—	27,656	—		27,656
Loss on disposal of property	74	—	—		74	—	—		74
Rent	4,321	—	442	G	4,763	—	—		4,763
Total operating (income)/expenses	37,362	—	(1,639)		35,723	409,484	(19,509)		425,698
Income from Operations	2,435	—	1,639		4,074	19,067	(13,607)		9,534
Interest income	—	—	—		—	82	(82)	H	—
Interest expense	(2,265)	—	(4,372)	I	(6,637)	(82,856)	12,580	I	(76,913)
Other income	—	—	—		—	216	—		216
Equity in losses of unconsolidated affiliates	(65)	—	—		(65)	—	—		(65)
General and administrative	—	(6)	—		(6)	—	(6,283)	F	(6,289)
Unrealized loss on derivatives	—	—	—		—	(57)	57	J	—
Total expenses	(2,330)	(6)	(4,372)		(6,708)	(82,615)	6,272		(83,051)
Net income (loss) from continuing operations before taxes	105	(6)	(2,733)		(2,634)	(63,548)	(7,335)		(73,517)
Provision for income taxes	—	—	292	K	292	—	3,163	K	3,455
Net income (loss) from continuing operations and comprehensive income (loss) from continuing operations	$105	$(6)	$(3,025)		$(2,926)	$(63,548)	$(10,498)		$(76,972)
Basic and diluted net income (loss) per share	N/A	$(0.68)			$(329.21)				$(4.27)
Basic and diluted weighted average shares outstanding	N/A	8,888			8,888		18,015,136	L	18,024,024

N/A — not applicable

Notes to unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013

A	Reflects the historical Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2013 which includes the historical Consolidated Statement of Operations for the Company for the period from July 25, 2013 (date of inception) to December 31, 2013 and the combined historical Statement of Operations for the Barceló Portfolio (Predecessor) for the year ended December 31, 2013.
B	Reflects the historical Consolidated Statement of Operations of Grace for the year ended December 31, 2013.
C	Represents adjustments to remove the revenues and expenses of the ten hotels which are not included in the Grace Transaction.

(in thousands)	Year ended December 31, 2013
Revenues:
Rooms	$32,738
Other	378
$33,116
Expenses:
Rooms	9,147
Other property level operating costs	12,138
Property tax	2,770
Corporate overhead (see Note F)	187
$24,242
D	Represents an adjustment to remove the current Grace asset management fees and include the pro forma management fees upon closing of the Grace Transaction, see table below.

(in thousands, except for unit data) Class B Units	Cost of Assets	Rate	Price per Unit	Number of Units Issued per Quarter(2)	Dividend Rate	Yearly Dividend(3)
Dividends on Class B Units(1)	$1,929,718	0.1875%	$22.50	160,810	6.8%	$410

(1)	For its asset management services, the Company issues Class B Units to the Advisor on a quarterly basis in an amount equal the cost of the Company’s assets multiplied by 0.1875%. The Advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock. The restricted Class B Units are not to be convertible into unrestricted Class B Units until such time as the adjusted market value of the Company’s assets plus applicable distributions equals the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors.
(2)	Class B units are issued in arrears at the end of each quarter.
(3)	Reflects the distributions on each quarterly issuance for the remainder of the year.
E	The property management fees through 2013 will be materially the same on a portfolio basis to those historically charged to the Barceló Portfolio and Grace Portfolio.

F	Grace corporate overhead is reclassified to general and administrative expenses to match the Company's presentation. This also represents an adjustment to remove the corporate overhead associated with the ten hotels which are not included in the Grace Transaction, see table below.

(in thousands)
Corporate overhead	$(6,470)
Corporate overhead related to ten excluded hotels	187
Corporate overhead reclassified to general and administrative expenses	$(6,283)
G	Represents an adjustment to record depreciation and amortization expense in accordance with the Company's estimated purchase price allocation and depreciation policies, see tables below.

Fee Simple and Leases (in thousands, except depreciable life)	Barceló Portfolio			Grace			Total Depreciation
	Pro Forma Allocation	Depreciable Life(2)	Annual Depreciation	Pro Forma Allocation(1)	Depreciable Life(2)	Annual Depreciation
Land	$12,308	N/A	$—	$277,029	N/A	$—	$—
Buildings and improvements	79,192	40.00	1,980	1,158,977	40.00	28,974	30,954
Leases	—	N/A	—	20,371	27.86	731	731
Furniture, fixtures and equipment	5,220	5.00	1,044	351,623	5.00	70,325	71,369
Total	$96,720		$3,024	$1,808,000		$100,030	$103,054
Lease(3)	$8,400	19.00	$442	$—	N/A	$—	$442

(1)	The current aggregate contract purchase price for the Grace Portfolio is $1.808 billion, exclusive of closing costs and subject to certain adjustments at closing. This purchase price includes 116 hotels in the Grace Portfolio and is subject to change at closing. The purchase price allocation is an estimate; the final purchase price allocation will be completed within one year of closing.
(2)	The useful lives are estimated to be 40 years for buildings, five years for furniture, fixtures and equipment and the shorter of the useful life or the remaining lease term for leases. The depreciable life shown above for leases represents the weighted average lives of various hotel properties subject to operating leases.
(3)	The Barceló Portfolio lease is treated as a below market lease under GAAP and amortized to rent expense over the remaining lease term.

N/A — not applicable

Franchise Fees (in thousands, except depreciable life)	Estimated Fees Incurred at Acquisition(1)	Depreciable Life(2)	Annual Depreciation
Franchise Fees	$13,961	15.00	$931

(1)	See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for additional discussion.
(2)	The useful life is estimated to be 15 years for franchise fees.

Total (in thousands)	Annual Depreciation
Fee simple and Grace Leases	$103,054
Franchise fees	931
$103,985
Barceló Lease	$442
H	Represents an adjustment to remove the interest income at the corporate level of Grace related to assets which are not included in the Grace Transaction.

I	Represents an adjustment for pro forma capital structure, see tables below.

Barceló Portfolio Debt (in thousands)				Changes in Annual Interest Expense
	Face Amount of Debt	Interest Rate	Annual Interest	(-) 100 Basis Points	(+) 100 Basis Points
Mortgage financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition(1)	$45,500	4.30%	$(1,957)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition(2)	58,074	6.80%	(3,949)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition(3)	5,000	6.80%	(340)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of the Barceló Portfolio acquisition(4)	1,775	4.50%	(80)	N/A	N/A
Subtotal	$110,349		$(6,326)	$—	$—
Amortization of deferred financing costs(5)			(311)
Total annual cost of debt			$(6,637)

Grace Portfolio Debt (in thousands)	Face Amount of Debt	Interest Rate	Annual Interest	Changes in Annual Interest Expense
				(-) 100 Basis Points	(+) 100 Basis Points
Mortgage debt assumed by ARC Hospitality at the closing of the Grace transaction(6)	$801,100	3.26%	$(26,116)	$(8,011)	$8,011
Mortgage debt assumed by ARC Hospitality at the closing of the Grace transaction(6)	102,800	4.92%	(5,058)	(1,028)	1,028
Class A Units(7)	447,100	7.50%	(33,533)	N/A	N/A
Subtotal	$1,351,000		$(64,707)	$(9,039)	$9,039
Amortization of deferred financing costs(5)			(5,569)
Total annual cost of debt			$(70,276)
Total pro forma cost of debt for Barceló Portfolio and Grace Portfolio			$(76,913)

(1)	Mortgage financing obtained on two owned hotel properties in the Barceló Portfolio acquisition.
(2)	Financing obtained on three owned hotel properties and hotel property subject to an operating lease in the Barceló Portfolio acquisition.
(3)	Financing obtained on two joint ventures that each own a hotel property in the Barceló Portfolio acquisition.
(4)	Financing obtained to fund the property improvement reserves required for the assets obtained in the Barceló Portfolio acquisition.
(5)	Deferred financing costs are amortized over the life of the instrument using the effective interest method. See Note J to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014.
(6)	Financing on 96 hotels of the total 116 hotels included in the Grace Portfolio. The Company must have an interest rate cap in place with a principal amount of at least the outstanding balance due under these notes.

(7)	The Sellers will hold Class A Units in the LLCs which are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the Sellers, as holders of the Class A Units, will be entitled to receive its original value (as reduced by redemptions) prior to any distributions being made to the Company. Due to its characteristics, the Class A Units will be treated as debt under GAAP and classified as “Redeemable equity instruments” in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 as they are mandatorily redeemable.
(8)	See Note M to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 for additional discussion of the potential $227.0 million of debt financing, which is a critical hurdle to close the Grace Transaction. If the debt financing is obtained, the Company would incur an estimated $5.1 million of deferred financing fees related to the debt which would result in an additional adjustment to interest income for the amortization. The Company would also incur an additional estimated $7.9 million of annual interest expense at an estimated interest rate of 3.5%.

N/A — Interest rate is fixed and thus change in interest rate analysis is not applicable.

J	Represents an adjustment to remove the impact of derivatives at the corporate level of Grace related to assets which are not included in the Grace Transaction.
K	Represents an adjustment for pro forma income tax provision as each hotel will be operated through a TRS, see table below.

(in thousands)	Barceló portfolio	Grace Portfolio
Taxable income(1)	$731	$7,909
Income tax rate(2)	40%	40%
Provision for income tax	$292	$3,163

(1)	Taxable income is based on arm's length rent between the Company and the TRS for each hotel.
(2)	Estimated income tax rate.
L	Represents the pro forma adjusted number of shares to be added based on equity raise requirements for the Grace Transaction. Share value used to calculate the additional share requirements is based on the Company’s offering price of $25 less fees charged by the Company's broker dealer totaling 12% of share value.

Annex B

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
INVESTMENTS IN REAL ESTATE, net	$1,294,866	$1,392,097
CASH AND CASH EQUIVALENTS	73,888	12,475
RESTRICTED CASH	36,633	46,849
ACCOUNTS RECEIVABLE, net	12,260	8,453
OTHER ASSETS	10,715	6,492
INTEREST RATE DERIVATIVE INSTRUMENT, at fair value	49	—
DEFERRED FINANCING COSTS, net of accumulated amortization of $6,348 and $36,309, respectively	16,845	614
DEFERRED FRANCHISE FEES, net of accumulated amortization of $4,103 and $3,704, respectively	4,385	3,541
Total assets	$1,449,641	$1,470,521
LIABILITIES AND EQUITY
NOTES PAYABLE	$1,179,980	$1,161,725
OTHER LIABILITIES:
Accounts payable and accrued liabilities	74,275	42,031
Accrued interest payable	3,161	16,529
Total liabilities	1,257,416	1,220,285
COMMITMENTS AND CONTINGENCIES
PREFERRED STOCK, $0.01 par value, 10,000,000 shares authorized:
Series B, 8.75%, $0.01 par value, $25.00 redemption value, 3,450,000 shares issued and outstanding	60,375	60,375
Series C, 9.00%, $0.01 par value, $25.00 redemption value, 2,400,000 shares issued and outstanding	40,800	40,800
Series D, 8.00%, $0.01 par value, $250.00 redemption value, 125 shares issued and outstanding	31	31
MEMBERS’ EQUITY	91,019	149,030
Total equity	192,225	250,236
Total liabilities and equity	$1,449,641	$1,470,521

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
REVENUES:
Rooms	$117,470	$109,321	$339,599	$316,961
Food and beverage	2,118	1,894	6,511	6,169
Other	1,820	1,730	5,267	4,916
Total hotel revenues	121,408	112,945	351,377	328,046
OPERATING EXPENSES:
Direct hotel expenses:
Rooms	29,409	28,071	84,498	80,210
Food and beverage	1,996	2,000	6,011	5,797
Other	1,165	1,166	3,376	3,324
Non-departmental	36,952	35,425	107,802	102,402
Property tax, ground lease, insurance and property management fees	8,518	7,939	25,171	23,584
Corporate overhead	2,561	1,650	8,161	4,669
Asset management fees	1,188	1,761	4,485	5,264
Depreciation and amortization	20,824	20,886	62,768	62,328
Impairment charges	2,447	3,297	54,223	5,054
Total operating expenses	105,060	102,195	356,495	292,632
OPERATING INCOME (LOSS)	16,348	10,750	(5,118)	35,414
Interest income	20	22	61	62
Interest expense	(13,835)	(21,010)	(49,212)	(62,699)
Other income	130	140	145	216
Unrealized loss on derivatives	(244)	—	(244)	—
Loss on sale of investment in real estate	—	—	—	—
Contingent loss on litigation settlement	—	—	(24,250)	—
Gain on extinguishment of debt	—	—	13,199	—
INCOME (LOSS) FROM CONTINUING OPERATIONS	2,419	(10,098)	(65,419)	(27,007)
Income from discontinued operations	—	582	—	490
NET INCOME (LOSS)	2,419	(9,516)	(65,419)	(26,517)
Preferred dividends	—	—	—	—
NET INCOME (LOSS)	$2,419	$(9,516)	$(65,419)	$(26,517)
COMPREHENSIVE INCOME (LOSS)	$2,419	$(9,516)	$(65,419)	$(26,517)

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

CONDENSED COMBINED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(in thousands)

	PREFERRED STOCK			EQUITY MEMBERS		TOTAL EQUITY
	Series B	Series C	Series D	W2007 Finance Sub, LLC	Whitehall Parallel Global Real Estate LP 2007
Balance as of January 1, 2014	$60,375	$40,800	$31	$144,319	$4,711	$250,236
Contribution	—	—	—	678	22	700
Forgiveness of accrued asset management fees	—	—	—	6,496	212	6,708
Net loss	—	—	—	(63,351)	(2,068)	(65,419)
Balance as of September 30, 2014	$60,375	$40,800	$31	$88,142	$2,877	$192,225

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2014	2013
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(65,419)	$(26,517)
Adjustments to reconcile net loss to net cash from operating activities:
Bad debt expense	50	165
Accretion of notes payable fair value adjustment at acquisition	747	912
Amortization of deferred financing costs	4,857	234
Fair value adjustment of interest rate derivative	244	—
Deductible on involuntary conversion claims	438	387
Depreciation and amortization	62,768	65,233
Amortization of below market ground leases	196	196
Gain on extinguishment of debt	(13,199)	—
Net loss on sale of investment in real estate	—	254
Impairment charges	54,223	5,054
Contingent loss on litigation settlement	24,250	—
Changes in operating assets and liabilities:
Accounts receivable	(4,273)	(1,943)
Other assets	(2,291)	(381)
Accounts payable and accrued liabilities	10,812	7,174
Accrued interest payable	(169)	9,930
Net cash from operating activities	73,234	60,698
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to investments in real estate	(21,041)	(19,456)
Proceeds from property casualty insurance	2,177	2,006
Franchise fees	—	(1,227)
Net proceeds from sale of investment in real estate	—	3,557
Change in restricted cash	10,216	(7,496)
Net cash used in investing activities	(8,648)	(22,616)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash contributions	700	50
Purchase of interest rate derivative instruments	(293)	—
Payment of deferred financing costs	(21,088)	—
Proceeds from notes payable	976,000	—
Principal payments on notes payable	(958,492)	(31,171)
Net cash used in financing activities	(3,173)	(31,121)
NET CHANGE IN CASH AND CASH EQUIVALENTS	61,413	6,961
CASH AND CASH EQUIVALENTS, beginning of period	12,475	13,216
CASH AND CASH EQUIVALENTS, end of period	$73,888	$20,177
SUPPLEMENTAL DISCLOSURES:
Interest paid	$42,905	$50,744
Non-cash additions to investments in real estate included in accounts payable and accrued liabilities	$5,432	$2,962

The accompanying notes are an integral part of these condensed combined consolidated financial statements.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. ORGANIZATION:

W2007 Grace I, LLC (Grace I), a Tennessee limited liability company, was formed on June 19, 2007. Grace I is owned by W2007 Finance Sub, LLC, a Delaware limited liability company, and Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership (collectively, Whitehall). Net income or loss is allocated among the members in accordance with Grace I’s limited liability company agreement. WNT Holdings, LLC (WNT), a Delaware limited liability company, was organized effective July 10, 2012. WNT is also owned by Whitehall. Net income or loss is allocated among the members in accordance with WNT’s limited liability company agreement. The general partner of Whitehall Parallel Global Real Estate Limited Partnership 2007 and the partnerships owning W2007 Finance Sub, LLC is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. (GS Group) and, therefore, is an affiliate of GS Group. GS Group in turn also controls Goldman, Sachs & Co. (GS) and Goldman Sachs Mortgage Company (GSMC). Consequently, GS and GSMC are also affiliates of Whitehall.

Grace I, W2007 Grace Acquisition I, Inc. (Grace Acquisition I), Equity Inns, Inc. (Equity Inns), Grace II, L.P. (Grace II) and Equity Inns Partnership, L.P. (Equity LP) entered into an agreement and plan of merger (Merger Agreement) whereby Equity Inns would merge with and into Grace Acquisition I and Grace II would merge with and into Equity LP (Merger). The Merger was completed on October 25, 2007. Prior to the Merger, Grace I had no operations other than its activities in anticipation of the Merger.

Prior to the Merger, Equity Inns was a public hotel company and had elected to be taxed as a real estate investment trust (REIT) for federal income tax purposes. Equity Inns, through its wholly owned subsidiary, Equity Inns Trust (Equity Trust), was the sole general partner of Equity LP. Equity Inns, Equity Trust and Equity LP (and its wholly owned subsidiaries) are hereinafter collectively referred to as Equity. Prior to the Merger, Equity owned 137 limited-service hotels located throughout the United States.

Subsequent to the Merger, Grace II changed its name to W2007 Equity Inns Partnership, L.P. (W2007 Equity LP). As of September 30, 2014, Grace I owns all of the common shares of Grace Acquisition I and Grace Acquisition I owns a 1% general partnership interest in W2007 Equity LP (with Grace I owning a 1% general partnership interest and a 98% limited partnership interest). In addition, as of September 30, 2014, Grace I is the sole member of W2007 EQN Intermountain, LLC (Intermountain), which owned a hotel located in Reno, Nevada prior to the transfer to its lender through a deed in lieu agreement during 2012. Grace I, Grace Acquisition I, Intermountain and W2007 Equity LP (and its wholly owned subsidiaries) are hereinafter collectively referred to as Grace.

Following the Merger, Grace Acquisition I and Grace I entered into a Keepwell Agreement, effective as of the date of the Merger (the Keepwell Agreement), pursuant to which Grace I agreed to make such cash payments to Grace Acquisition I as are necessary to enable Grace Acquisition I to satisfy its obligations to the holders of its 8.75% Series B cumulative preferred stock (Series B preferred stock) and 9.00% Series C cumulative preferred stock (Series C preferred stock) in accordance with Grace Acquisition I’s charter when Grace Acquisition I determines, or is legally compelled, to satisfy such obligations. To date, no payments have been made and none are due under the Keepwell Agreement. The Keepwell Agreement may be terminated only by an agreement by both parties at any time upon 30 days’ prior written notice. There are no third-party beneficiaries of the Keepwell Agreement.

On March 31, 2008, Grace Acquisition I, pursuant to Section 856(g)(2) of the Internal Revenue Code of 1986, as amended (the Code), revoked its election under Section 856(c)(1) of the Code to be a REIT for the taxable year ending on December 31, 2008. Consequently, subsequent to December 31, 2007, Grace Acquisition I is subject to income taxes at statutory corporate rates.

Grace leased substantially all of its hotels to subsidiaries (TRS Lessees) of W2007 Equity Inns TRS Holdings, Inc. (TRS Holdings), a taxable REIT subsidiary, pursuant to certain percentage lease agreements (the TRS Leases). The TRS Leases were necessary for Grace to comply with certain REIT provisions of the

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. ORGANIZATION:  – (continued)

Code. As discussed above, Grace has revoked its election to be taxed as a REIT. As of December 31, 2012, all of the TRS Leases had been terminated.

In July 2012, WNT acquired, for $175,000,000, an option (Purchase Option) to purchase a 97% equity interest in W2007 Equity Inns Senior Mezz, LLC (Senior Mezz), a wholly owned subsidiary of Grace I, from an affiliate of GSMC. The Purchase Option was not effective or exercisable until certain notes payable of Senior Mezz and its subsidiaries had been paid in full. On April 11, 2014, Senior Mezz and its subsidiaries refinanced the GE Mortgage Note Payable (see Note 3) and WNT exercised the Purchase Option. Prior to the exercise of the Purchase Option, WNT had no operations other than its activities in anticipation of the exercise of the Purchase Option. WNT and its subsidiaries are hereinafter collectively referred to as WNT.

Grace and WNT are separate entities that do not have ownership interest in each other but are under common control of Whitehall. Since Grace and WNT are under common control of Whitehall, the consolidated financial statements of Grace and WNT have been combined and Grace and WNT collectively are hereinafter referred to as the Company.

As of September 30, 2014, the Company owns 126 hotels located in 35 states, which operate under franchise agreements with Marriott, Hilton, Hyatt and Intercontinental. As of September 30, 2014, the managers of these hotels are as follows:

Number of Hotels
Hilton Hotels Corporation	46
Pillar Hotels and Resorts, L.P.	24
McKibbon Hotel Group	21
Huntington Hotel Group	13
Other (represented by four different management companies)	22
126

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of presentation

As previously discussed, Grace and WNT are separate entities that do not have ownership interest in each other but are under common control of Whitehall. Since Grace and WNT are under common control of Whitehall, the consolidated financial statements of each of Grace and WNT have been combined and Grace and WNT collectively are hereinafter referred to as the Company. The combined consolidated financial statements include the accounts of Grace I and its subsidiaries and WNT and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

The Company prepares its unaudited condensed combined consolidated financial statements in conformity with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements and related notes should be read in conjunction with Grace’s consolidated financial statements and notes thereto included in Exhibit 99.2 of the Form 8-K filed with the Securities and Exchange Commission (SEC) on June 2, 2014 by American Realty Capital Hospitality Trust, Inc. (ARC Hospitality).

Some of the Company’s hotel operations have historically been seasonal. This seasonality pattern causes fluctuations in the operating results. Consequently, operating results for the three and nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

Use of estimates

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has evaluated subsequent events through November 14, 2014, the date which the financial statements were available to be issued.

Investments in real estate

Real estate investments are carried at depreciated cost net of reduction for impairment. Expenditures for ordinary repairs and maintenance are expensed as incurred. Significant renovations and improvements, which improve or extend the useful life of the assets, are capitalized. Full stock replacements of china, glass, silver, uniforms and linen are capitalized and incidental purchases are expensed as incurred.

Investments in real estate consist of the following (in thousands):

	September 30, 2014	December 31, 2013
Land and improvements	$262,347	$277,497
Buildings and improvements	1,094,400	1,159,285
Furniture, fixtures and equipment	335,904	322,019
Below market ground leases	13,253	13,253
Total cost	1,705,904	1,772,054
Accumulated depreciation/amortization	(411,038)	(379,957)
Investments in real estate, net	$1,294,866	$1,392,097

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows: buildings and improvements over 7.5 to 39 years; land improvements over 15 years; and furniture, fixtures and equipment, including china, glass, silver, uniforms and linen, over 3 to 7 years. Below market ground leases were amortized over the remaining term of the related lease agreements, which ranged from 16 to 52 years as of September 30, 2014.

Assets are classified as held for sale if a disposal plan is in place, actions to achieve the sale have been initiated, a sale is probable and it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. Sales of the Company’s investments in real estate take a significant amount of time to consummate and many changes in the terms and timing are typical in the process. Accordingly, management does not classify assets as held for sale until a contract is pending, closing is scheduled and the probability of significant changes in terms or timing is insignificant.

On May 23, 2014, the subsidiaries of the Company entered into an agreement to sell their 126 hotels for a combined purchase price of $1.925 billion, subject to certain adjustments, to affiliates of ARC Hospitality. The agreement was subsequently amended and restated on November 11, 2014 to exclude ten hotels from the sale, remove several closing contingencies and extend the closing date. The amended and restated agreement provides for the sale of 116 hotels for a combined purchase price of $1.808 billion with closing scheduled on February 27, 2015. The selling subsidiaries have agreed to provide seller financing in certain circumstances. The closing of the sale is subject to customary lender approvals as well as other usual closing conditions. As of September 30, 2014, the Company concluded that there could be no assurance that the transaction will close as scheduled, or at all, and, therefore, the real estate investments to be sold were not classified as held for sale as of September 30, 2014 or December 31, 2013.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

Fair value measurements

Fair value measurements are market-based measurements, not entity-specific measurements. Fair value measurement assumptions are classified under a hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and management’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair value measurements of financial and nonfinancial assets and liabilities are based on (1) the assumptions that market participants would use in pricing the asset or liability, if available, or (2) management’s estimates of market participant assumptions.

Certain assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments only in certain circumstances (for example, when recording impairment on long-lived assets). The following table presents nonfinancial assets measured at fair value on a nonrecurring basis as of September 30, 2014 and 2013, and related impairment charges recorded (in thousands):

	Level 1	Level 2	Level 3	Total Impairment Write-downs
2014
Investments in real estate	$—	$—	$—	$51,776	(1)
Investments in real estate	—	—	58,796	2,447
				$54,223
2013
Investments in real estate	$—	$—	$—	$1,757	(2)
Investments in real estate	—	—	6,588	3,297
				$5,054

(1)	This impairment charge was recognized during the three months ended June 30, 2014 based on a fair value (Level 3) of $176,355 as of June 30, 2014.
(2)	This impairment charge was recognized during the three months ended June 30, 2013 based on a fair value (Level 3) of $5,352 as of June 30, 2013.

Management reviews its investments for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The impairment write-downs recorded in the three and nine months ended September 30, 2013 were the result of unfavorable economic conditions within the markets in which the impaired hotels are located and hotel specific factors that were expected to negatively impact the future operations of the hotels. The assumptions used both in estimating fair values through a discounted cash flow model and the undiscounted cash flow analysis are inherently judgmental and reflect current and projected trends in revenue per available room, operating expenses, capitalization rates, discount rates, and the estimated holding periods for the applicable hotels. If an indicator of potential impairment exists, the hotel is tested for impairment for financial accounting purposes by comparing its carrying value to the estimated future undiscounted cash flows. The amounts of the impairments were calculated as the amounts by which the carrying values of the hotels exceeded fair values.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

The impairment write-downs recorded in the three and nine months ended September 30, 2014 were determined as the excess of the carrying values of the impaired hotels exceeding the sum of (i) the discounted cash flows expected from the operation of the hotels through the date of sale and (ii) the discounted allocated net sale prices of the hotels, which are the Company’s best estimate of the cash flows related to the hotels.

The following table presents quantitative information about significant unobservable inputs used in determining the fair value of the above noted nonfinancial assets ($ in thousands):

2014

Property Type	Fair Value	Valuation Techniques	Unobservable Inputs	Range of Inputs
Hotels	$235,151	Discounted cash flows	Discount rate	12%
			Exit price per key	$50 – 125
			Hold period	3 – 6 months
			Revenue growth	(8) – 45%
			Expense growth	(10) – 17%
2013

Property Type	Fair Value	Valuation Techniques	Unobservable Inputs	Range of Inputs
Hotels	$11,940	Discounted cash flows	Discount rate	12%
			Exit price per key	$40 – 63
			Hold period	25 – 28 months
			Revenue growth	4 – 6%
			Expense growth	3 – 4%
Revenue recognition

Revenues include room, food and beverage, and other hotel revenues such as guest telephone charges, equipment rentals, vending income, in-room movie sales, parking and business centers. Revenues from the hotels are recognized when the services are delivered and are recorded net of any sales or occupancy taxes collected from guests.

Non-departmental expenses

Non-departmental expenses include hotel-level general and administrative expenses, advertising and marketing costs, repairs and maintenance, frequent guest programs, franchise fees and utility costs. Non-departmental expenses are expensed as incurred.

Interest rate derivative instruments

The Company’s derivative transactions consist of two interest rate cap agreements entered into to mitigate the Company’s exposure to increasing borrowing costs in the event of a rising interest rate environment. The Company has elected not to designate its interest rate cap agreements as cash flow hedges. Therefore, changes in the fair values of the interest rate caps are recorded as unrealized gain or loss on derivatives in the accompanying condensed combined consolidated statement of operations and comprehensive income (loss).

The valuation of the interest rate caps are determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The cash receipts are based on an expectation of future interest rates using a forward curve that is derived from observable market interest rate curves.

The analysis has incorporated credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements. Management evaluated the counterparty’s

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

nonperformance risk based on the counterparty’s most recent credit rating and any changes in credit rating over the past year. In adjusting the fair value of the derivative contract for the effect of nonperformance risk, management has considered the impact of netting and any applicable credit enhancements. Management concluded that the nonperformance risk is insignificant and no adjustment to the value was necessary for this input. Therefore, all inputs used to value the derivatives fall within Level 2 of the fair value hierarchy and the derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Income taxes

Except as described below, the Company is not a taxpaying entity and, accordingly, records no federal income taxes. The members are individually responsible for reporting their share of the Company’s taxable loss on their income tax returns.

Grace Acquisition I and TRS Holdings (the Taxable Entities) are subject to federal and state income taxes. The Taxable Entities account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

The Taxable Entities have recorded a valuation allowance equal to 100% of the net deferred tax assets due to the uncertainty of realizing the benefit of their accumulated net operating losses. For the three and nine months ended September 30, 2014 and 2013, Grace Acquisition I and TRS Holdings’ effective tax rates were zero due to the uncertainty of realizing these net deferred tax assets. The net operating losses begin to expire in 2022.

Segment reporting

The Company considers each of its hotels to be an operating segment, none of which meets the threshold for a reportable segment as prescribed by the authoritative accounting guidance. The Company allocates resources and assesses operating performance based on each individual hotel. Additionally, the Company aggregates these individually immaterial operating segments into one segment using the criteria established by the authoritative accounting guidance, including the similarities of its product offering, types of customers and method of providing service.

Reclassifications

Certain amounts in the condensed combined consolidated financial statements for the three and nine months ended September 30, 2013 have been reclassified for discontinued operations. These reclassifications have no effect on the results of operations previously reported.

Recently issued accounting standards

In April 2014, the FASB issued Accounting Standards Update, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (ASU 2014-08). ASU 2014-08 revises the definition of discontinued operations by limiting discontinued operations reporting to disposals of components of an entity that represent strategic shifts that have (or will have) a major effect on an entity's operations and financial results, removing the lack of continuing involvement criteria and requiring discontinued operations reporting for the disposal of an equity method investment that meets the definition of discontinued operations. The update also requires expanded disclosures for discontinued operations, including disclosure of pretax profit or loss of an individually significant component of an entity that does not qualify for discontinued operations reporting. ASU 2014-08 is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. Upon adoption of this standard, the Company’s management will be required to evaluate whether a disposal meets the discontinued operations requirements under ASU 2014-08. The Company will make the additional disclosures upon adoption. The Company’s management does not expect the adoption of this standard to have an impact on the Company’s financial position, net results of operations or cash flows.

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  – (continued)

On May 28, 2014, the FASB issued Accounting Standards Update 2014-09 Revenue from Contracts with Customers (ASU 2014-09), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting. The Company will make additional disclosures upon adoption.

3. NOTES PAYABLE:

The Company has the following notes payable outstanding (in thousands):

Indebtedness	Maturity Date	Interest Rate	September 30, 2014 Debt Balance	December 31, 2013 Debt Balance
GE Mortgage	Nov. 2014	LIBOR(1) + 6.86%(2)	$—	$955,266
GACC Loan	May 2016	LIBOR + 3.30%(3)	976,000	—
Mortgages (7 hotels)	Dec. 2016	5.865%	77,612	78,766
Mortgages (6 hotels)	Oct. 2016	5.650%	24,944	25,582
Mortgages (6 hotels)	Dec. 2015	5.440%	49,442	50,772
Junior Subordinated Debt	Jul. 2035	LIBOR(4) + 2.85%	50,000	50,000
Mortgage A	Mar. 2015	5.770%	3,762	3,866
			$1,181,760	$1,164,252
Fair value adjustment			(1,780)	(2,527)
			$1,179,980	$1,161,725

(1)	LIBOR floor of 1%.
(2)	Weighted average spread over 90-day LIBOR as of December 31, 2013.
(3)	Weighted average spread over 30-day LIBOR as of September 30, 2014; the 30-day LIBOR rate was 0.16% as of September 30, 2014.
(4)	The 90-day LIBOR rates were 0.24% and 0.25% as of September 30, 2014 and December 31, 2013, respectively.

On April 11, 2014, subsidiaries of Senior Mezz refinanced the GE Mortgage with a new $976 million loan originated by German American Capital Corporation (the GACC Loan). In connection with the refinancing, the “cash trap” under the GE Mortgage and the cash flow pledge of the 20 hotels which were not collateral on the GE Mortgage ceased. The GACC Loan is recorded at cost and is secured by 106 of the Company’s hotels. The GACC Loan bears interest at 30-day LIBOR plus 3.30% with interest only due monthly in arrears and matures in May 2016. The GACC Loan has three one-year extension options available upon the satisfaction of certain conditions, the most restrictive of which is a debt yield test.

The Company recognized interest on the GE Mortgage under the effective interest method. In conjunction with the repayment of the GE Mortgage on April 11, 2014, the Company wrote-off the interest accrued under the effective interest method, but which was not due or payable to the lender. This write-off resulted in a gain of $13,199,329, which is included in gain on extinguishment of debt in the accompanying combined consolidated statements of operations and comprehensive income (loss).

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

3. NOTES PAYABLE:  – (continued)

During the three and nine months ended September 30, 2014 GSMC earned interest of $0 and $552,000 respectively, under the GE Mortgage. No interest or fees were earned by GSMC under the GE Mortgage in the three or nine months ended September 30, 2013.

During the three and nine months ended September 30, 2014, the Company paid approximately $0 and $21,088,000 of deferred financing fees, respectively, of which a fee of approximately $3,904,000 was paid to GSMC in connection with the origination of the GACC Loan and this fee is included in deferred financing costs in the accompanying condensed combined consolidated balance sheets.

Also in connection with the refinancing of the GE Mortgage, the restriction on the payment of asset management fees terminated. In April 2014, the Company paid $4,650,000 in accrued asset management fees to Goldman Sachs Realty Management, L.P. (RMD) and RMD forgave $6,708,000 in accrued asset management fees. This forgiveness was recorded as an increase in members’ equity as the indebtedness was forgiven by RMD, an affiliate of the Company.

4. PREFERRED STOCK OF SUBSIDIARY:

In May 2008, Grace Acquisition I ceased dividend payments to its preferred shareholders due to the “cash trap” under the GE Mortgage. The GACC Loan does not currently restrict the use of the Senior Mezz subsidiaries’ cash to the same extent that the GE Mortgage did (but it may in the future) and the pledge of the cash flow from Grace’s 20 hotels was terminated. Grace Acquisition I’s board of directors did not declare a dividend for the 2014 third quarter due primarily to its current cash position, anticipated capital improvement projects at Grace’s hotels and the debt maturing in March 2015. As of September 30, 2014, Grace Acquisition I had $83,092,000 in accumulated, undeclared preferred stock dividends. Since at least six quarters of dividends on the Series B and C cumulative preferred stock are outstanding, the preferred shareholders are entitled to elect two members to the board of directors of Grace Acquisition I. Grace Acquisition I has attempted to hold three meetings to elect the new board members; however, at each meeting a quorum was not achieved and, therefore, an election did not occur.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS:

As cash and cash equivalents and restricted cash have maturities of less than three months, the carrying values of cash and cash equivalents and restricted cash approximate fair value (Level 1 of the fair value hierarchy). The carrying values of accounts receivable, accounts payable and accrued liabilities and accrued interest payable approximate fair value due to the short maturity of these instruments (Level 2 of the fair value hierarchy).

The fair value of the Company’s notes payable is approximately $1.2 billion as of September 30, 2014 and December 31, 2013. The fair value of the Company’s notes payable has been estimated based on a discounted cash flow analysis using a discount rate representing the Company’s estimate of the rate that would be used by market participants (Level 2 of the fair value hierarchy). Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

The fair value of the interest rate derivative instrument changes during the life of the instruments as a function of maturity, interest rates and the credit standing of the instrument seller.

6. DISCONTINUED OPERATIONS:

During the nine months ended September 30, 2013, the Company sold one of the individually mortgaged hotels. In addition, the Company sold three additional hotels in November 2013, which were classified as held for sale as of September 30, 2013. The operating results of these four hotels have been reported as discontinued operations in the condensed combined consolidated statements of operations and comprehensive

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

6. DISCONTINUED OPERATIONS:  – (continued)

income (loss). The following table summarizes the operating results of the discontinued operations (in thousands) for the three and nine months ended September 30, 2013:

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Hotel revenues	$4,849	$14,387
Direct hotel expenses	(2,635)	(8,058)
Property taxes, ground lease, insurance and property management fees	(318)	(1,320)
Corporate overhead	(40)	(111)
Asset management fees	(58)	(194)
Depreciation and amortization	(895)	(2,905)
Interest expense	(289)	(1,083)
Loss on sale of investment in real estate	(32)	(226)
Income (loss) from discontinued operations	$582	$490

7. PROPERTY TAX, GROUND LEASE, INSURANCE AND PROPERTY MANAGEMENT FEES:

Property tax, ground lease, insurance and property management fees from continuing operations consists of the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Property tax	$4,622	$4,121	$13,695	$12,649
Ground lease	397	399	1,208	1,200
Insurance	1,099	1,080	3,274	3,181
Property management fees	2,400	2,339	6,994	6,554
	$8,518	$7,939	$25,171	$23,584

8. COMMITMENTS AND CONTINGENCIES:

The Company is involved in various legal proceedings and disputes arising in the ordinary course of business. The Company does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position, continuing operations or cash flows of the Company, other than as disclosed herein.

In September 2013, a putative class action lawsuit (the Johnson Lawsuit) was filed in the Circuit Court of Shelby County, Tennessee by several current and former shareholders of the Series B and C preferred shares of Grace Acquisition I. The complaint, which alleges, among other things, breach of contract and breach of fiduciary duty that resulted in the loss of Series B and Series C preferred share value, names Grace Acquisition I, members of Grace Acquisition I’s board of directors, PFD Holdings, LLC, GS Group, Whitehall, Goldman Sachs Realty Management, L.P. and Grace I as defendants. Shortly after the filing of the Johnson Lawsuit, the defendants removed the case to Federal Court. In November 2013, the plaintiffs filed a motion to remand the case back to the Circuit Court, which the defendants have opposed. On July 28, 2014, the Federal Court denied the plaintiffs’ motion to remand. In addition, in January 2014, the defendants also filed a motion to dismiss the Johnson Lawsuit. The Federal Court has not yet ruled on that motion. In October 2013, a similar lawsuit was filed by another plaintiff in the same Circuit Court (the Dent Lawsuit), alleging similar breaches against several of the same defendants named in the Johnson lawsuit, in addition to

W2007 GRACE I, LLC and WNT HOLDINGS, LLC

NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

8. COMMITMENTS AND CONTINGENCIES:  – (continued)

a former member of the Company’s board of directors. In January 2014, the plaintiffs and defendants in the Dent Lawsuit agreed to stay that case in favor of proceedings in the aforementioned Johnson Lawsuit. In August 2014, the Company and the other defendants entered into a non-binding memorandum of understanding with respect to a settlement of the claims raised in the Johnson Lawsuit. The agreement generally provides for the following: (1) the effectuation of a merger that will result in exchange of $26.00 in cash for each share of Series B and C stock outstanding; (2) the establishment of a $6 million fund to be distributed pursuant to a plan of allocation to sellers of the Series B and C preferred stock; and (3) the payment of reasonable counsel fees, as awarded by the Court. Therefore, during the second quarter, the Company accrued $24.25 million related to the agreement which is included in accounts payable and accrued liabilities in the accompanying condensed combined consolidated balance sheets and in contingent loss on litigation settlement in the condensed combined consolidated statements of operations and comprehensive income (loss). The Company anticipates funding the settlement with cash on hand or, if necessary, funding from Whitehall. The Company expects that the settlement of the Johnson Lawsuit, if approved, will result in the release of those claims asserted in the Dent Lawsuit by plaintiff class members. Ongoing defense costs will be expensed as incurred.

As of September 30, 2014, all of the hotels are operated under franchise agreements and are licensed as Hampton Inn (43 hotels), Residence Inn (25), Courtyard (17), Hyatt Place (15), Homewood Suites (10), SpringHill Suites (7), Hilton Garden Inn (3), Fairfield Inn & Suites (2), Holiday Inn (1), Embassy Suites (1), Holiday Inn Express (1) and TownePlace Suites (1).

The franchise agreements generally require the payment of fees based on a percentage of hotel room revenue. Under the franchise agreements, the Company is periodically required to make capital improvements to the hotels in order for them to meet the franchisors’ brand standards. Additionally, under certain loan covenants, the Company is obligated to fund 4% to 5% of total hotel revenues to a separate room renovation account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

Whitehall has guaranteed up to $50,000,000 of the Company’s obligations under the franchise agreements with certain franchisors.

The Company maintains property insurance coverage for catastrophic losses such as hurricanes, earthquakes or floods. For such catastrophic losses, the Company may have higher deductibles or increased self-insurance risk if certain criteria are met, ultimately increasing the potential risk of loss.

In September 2007, a putative class action lawsuit was filed in the Circuit Court of Shelby County, Tennessee (the “Circuit Court”) on behalf of the former Series B and Series C preferred shareholders of Equity Inns, Inc. (the “Plaintiffs”) alleging breaches of fiduciary duty against Equity Inns’ former directors (the “Defendants”). This complaint does not name Equity Inns, Inc. or any corporate entity as a defendant. In February 2008, the Circuit Court denied Defendants’ motion to dismiss the complaint. In April 2010, the Circuit Court granted Plaintiffs’ motion for class certification, which was ultimately appealed and vacated by the Tennessee Court of Appeals and remanded back to the Circuit Court. During the second quarter of 2012, Plaintiffs filed a second amended complaint and a new motion for class certification. In April 2013, the Circuit Court granted the new motion and certified a class and three subclasses. The Defendants appealed the Circuit Court's ruling, and in May 2014 the Tennessee Court of Appeals vacated the Circuit Court’s order certifying a class and remanded the case to the Circuit Court for further proceedings consistent with its opinion. The Company does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position, continuing operations or cash flows of the Company.

ANNEX C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2014

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 333-190698

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	80-0943668
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York	10022
(Address of Principal Executive Office)	(Zip Code)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒

The number of shares of the registrant’s common stock, $0.01 par value, outstanding as of October 31, 2014 was 7,531,908.

TABLE OF CONTENTS

Page
PART I
Item 1. Financial Statements	1
Condensed Consolidated/Combined Balance Sheets as of September 30, 2014 (Unaudited) and December 31, 2013	1
Condensed Consolidated/Combined Statements of Operations and Comprehensive Income (Loss) (Unaudited) of the Successor for the Three Months Ended September 30, 2014 and for the Period from March 21 to September 30, 2014 and of the Predecessor for the Three Months Ended September 30, 2013, the Period from January 1 to March 20, 2014 and for the Nine Months Ended September 30, 2013	2
Condensed Consolidated/Combined Statement of Changes in Equity (Unaudited) for the Nine Months Ended September 30, 2014	3
Condensed Consolidated/Combined Statements of Cash Flows (Unaudited) of the Successor for the Period from March 21 to September 30, 2014 and of the Predecessor for the Period from January 1 to March 20, 2014 and for the Nine Months Ended September 30, 2013	4
Notes to Condensed Consolidated/Combined Financial Statements (Unaudited)	6
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	31
Item 3. Quantitative and Qualitative Disclosures About Market Risk	52
Item 4. Controls and Procedures	52
PART II
Item 1. Legal Proceedings	53
Item 1A. Risk Factors	53
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	56
Item 3. Defaults Upon Senior Securities	56
Item 4. Mine Safety Disclosures	56
Item 5. Other Information	56
Item 6. Exhibits	57
Signatures	58

C-i

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED BALANCE SHEETS
(In thousands, except for share and per share data)

	Successor	Predecessor
	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Real estate investments:
Land	$12,308	$15,878
Buildings and improvements	80,487	118,356
Furniture, fixtures and equipment	5,324	13,297
Total real estate investments	98,119	147,531
Less: accumulated depreciation and amortization	(1,919)	(31,390)
Total real estate investments, net	96,200	116,141
Cash and cash equivalents	34,838	10,520
Acquisition deposit	75,000	—
Restricted cash	3,427	1,522
Investments in unconsolidated entities	7,730	4,381
Below-market lease asset, net	8,166	—
Prepaid expenses and other assets	7,032	1,830
Deferred financing fees, net	1,271	848
Total Assets	$233,664	$135,242
LIABILITIES AND EQUITY
Mortgage note payable	$45,500	$41,449
Promissory notes payable	64,849	—
Accounts payable and accrued expenses	16,296	5,297
Due to affiliates	7,706	—
Total liabilities	134,351	46,746
Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 5,053,290 and 8,888 shares issued and outstanding, respectively	51	—
Additional paid-in capital	109,594	—
Deficit	(10,332)	—
Members’ equity	—	88,496
Total equity	99,313	88,496
Total Liabilities and Equity	$233,664	$135,242

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except for share and per share data)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	For the Period from March 21 to September 30, 2014	For the Period from January 1 to March 20, 2014	Nine Months Ended September 30, 2013
Revenues
Rooms	$8,954	$8,362	$18,462	$6,026	$23,326
Food and beverage	1,545	1,358	3,566	1,543	4,540
Other	888	693	2,139	676	2,311
Total revenue	11,387	10,413	24,167	8,245	30,177
Operating expenses
Rooms	1,840	1,662	3,753	1,405	4,782
Food and beverage	1,159	1,077	2,497	1,042	3,349
Management fees – related party	456	380	967	289	1,085
Other property-level operating expenses	4,246	4,046	9,077	3,490	11,810
Depreciation and amortization	907	1,224	1,919	994	3,846
Rent	1,311	1,098	2,664	933	3,234
Total operating expenses	9,919	9,487	20,877	8,153	28,106
Income from operations	1,468	926	3,290	92	2,071
Interest expense	(2,070)	(593)	(4,313)	(531)	(1,698)
Acquisition and transaction related costs	(2,965)	—	(7,610)	—	—
Equity in earnings (losses) of unconsolidated entities	261	135	2,607	(166)	102
General and administrative	(50)	—	(1,519)	—	—
Total expenses	(4,824)	(458)	(10,835)	(697)	(1,596)
Net income (loss) before taxes	(3,356)	468	(7,545)	(605)	475
Provision for income taxes	193	—	1,368	—	—
Net income (loss) and comprehensive income (loss)	$(3,549)	$468	$(8,913)	$(605)	$475
Basic and diluted net loss per share	$(1.27)	NA	$(8.13)	NA	NA
Basic and diluted weighted average shares outstanding	2,792,350	NA	1,096,566	NA	NA

NA — not applicable

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENT OF CHANGES IN EQUITY
(In thousands, except for share data)
(Unaudited)

	Common Stock		Additional Paid-in Capital	Deficit	Total Stockholders’ Equity	Members’ Equity	Total
	Number of Shares	Par Value
Balance, December 31, 2013	8,888	$—	$200	$(6)	$194	$88,496	$88,690
Issuance of common stock	105,609	1	2,417	—	2,418	—	2,418
Net loss	—	—	—	—	—	(605)	(605)
Distributions	—	—	—	—	—	(800)	(800)
Common stock offering costs, commissions and dealer manager fees	—	—	(1,529)	—	(1,529)	—	(1,529)
Balance, March 20, 2014	114,497	1	1,088	(6)	1,083	87,091	88,174
Proceeds received from Successor for the assets of Predecessor	—	—	—	—	—	(87,091)	(87,091)
Issuance of common stock	4,926,140	50	122,509	—	122,559	—	122,559
Net loss	—	—	—	(8,913)	(8,913)	—	(8,913)
Dividends paid or declared	—	—	—	(1,413)	(1,413)	—	(1,413)
Common stock issued through Distribution Reinvestment Plan	12,653	—	301	—	301	—	301
Share-based payments	—	—	14	—	14	—	14
Common stock offering costs, commissions and dealer manager fees	—	—	(14,318)	—	(14,318)	—	(14,318)
Balance, September 30, 2014	5,053,290	$51	$109,594	$(10,332)	$99,313	$—	$99,313

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Predecessor
	For the Period from March 21 to September 30, 2014	For the Period from January 1 to March 20, 2014	Nine Months Ended September 30, 2013
Cash flows from operating activities:
Net income (loss)	$(8,913)	$(605)	$475
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,919	994	3,846
Amortization of deferred financing costs	400	75	161
Amortization of below-market lease obligation	234	—	—
Accretion of deferred consideration	70	—	—
Accretion of contingent consideration	283	—	—
Equity in (gains) losses of unconsolidated entities	(2,607)	166	(102)
Distribution from unconsolidated affiliates	257	—	—
Share-based payments	14	—	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(2,917)	(581)	(841)
Restricted cash	(604)	—	—
Due to affiliates	2,752	—	—
Accounts payable and accrued expenses	6,079	(605)	676
Net cash (used in) provided by operating activities	(3,033)	(556)	4,215
Cash flows from investing activities:
Acquisition of hotel assets of the Predecessor	(41,390)	—	—
Real estate investment improvements	(1,399)	(83)	(3,373)
Acquisition deposit	(75,000)	—	—
Increase in restricted cash	(2,204)	(468)	(383)
Net cash used in investing activities	(119,993)	(551)	(3,756)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	123,177	—	—
Payments of offering costs	(12,987)	—	—
Dividends paid	(500)	—	—
Contributions from members	—	—	226
Distribution to members	—	(800)	(2,336)
Affiliate financing advancement	2,570	—	—
Proceeds from affiliate note payable used to fund acquisition deposit	40,500	—	—
Repayment of affiliate note payable used to fund acquisition deposit	(40,500)	—	—
Payments of mortgage note payable	—	(137)	(254)
Proceeds from mortgage note payable	45,500	—	3,440
Proceeds from promissory note payable	1,775	—	—
Deferred financing fees	(1,671)	—	—
Net cash provided by (used in) financing activities	157,864	(937)	1,076
Net change in cash	34,838	(2,044)	1,535
Cash and cash equivalents, beginning of period	—	10,520	7,652
Cash and cash equivalents, end of period	$34,838	$8,476	$9,187

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Predecessor
	For the Period from March 21 to September 30, 2014	For the Period from January 1 to March 20, 2014	Nine Months Ended September 30, 2013
Supplemental disclosure of cash flow information:
Interest paid	$3,424	$458	$1,442
Taxes paid	$586	—	—
Non-cash investing and financing activities:
Reclassification of deferred offering costs to additional paid-in capital	$1,505	$—	$—
Offering costs in due to affiliates	$1,740	$—	$—
Offering costs in accounts payable and accrued expenses	$279	$—	$—
Purchases of property and equipment in accounts payable and accrued expenses	$753	$—	$—
Proceeds receivable from share sales(1)	$1,801	$—	$—
Seller financing of real estate investments	$58,074	$—	$—
Seller financing of investment in unconsolidated entities	$5,000	$—	$—
Contingent consideration on acquisition	$4,100	$—	$—
Deferred consideration on acquisition	$3,400	$—	$—
Dividends declared but not paid	$612	$—	$—
Common stock issued through distribution reinvestment plan	$301	$—	$—

(1)	The proceeds receivable from the sale of shares of common equity was received by the Company prior to the filing date of this Quarterly Report on Form 10-Q.

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 1 — Organization

American Realty Capital Hospitality Trust, Inc. (the “Company”) was incorporated on July 25, 2013 as a Maryland corporation and intends to qualify as a real estate investment trust for U.S. federal income tax purposes (“REIT”) beginning with the taxable year ending December 31, 2014. The Company was formed primarily to acquire lodging properties in the midscale limited service, extended stay, select service, upscale select service, and upper upscale full service segments within the hospitality sector. The Company has no limitation as to the brand of franchise or license with which the Company’s hotels will be associated. All such properties may be acquired by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate and invest in other real estate-related debt. As of September 30, 2014, the Company has acquired interests in six hotels through fee simple, leasehold and joint venture interests (the “Barceló Portfolio”).

On January 7, 2014, the Company commenced its initial public offering (“IPO” or the “Offering”) on a “reasonable best efforts” basis of up to 80,000,000 shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-190698), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covered up to 21,052,631 shares of common stock available pursuant to the Distribution Reinvestment Plan (the “DRIP”) under which the Company’s common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock.

Until the filing of the Company’s second quarterly financial filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, following the earlier to occur of (i) the Company’s acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016, the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial per share offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to the Company’s net asset value (“NAV”) per share plus applicable commissions and fees in the case of the primary offering, and the per share purchase price in the DRIP will be equal to the NAV per share. On February 3, 2014, the Company received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in Offering proceeds, broke escrow and issued shares of common stock to the initial investors who were admitted as stockholders. As of September 30, 2014, the Company had 5.1 million shares of stock outstanding and had received total gross proceeds from the IPO of approximately $125.4 million, including shares issued under the DRIP. As of September 30, 2014, the aggregate value of all the common stock outstanding was $126.3 million based on a per share value of $25.00 (or $23.75 for shares issued under the DRIP).

Substantially all of the Company’s business is conducted through American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, American Realty Capital Hospitality Special Limited Partner, LLC (the “Special Limited Partner”) contributed $2,020 to the OP in exchange for 90 OP Units, which represents a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock of the Company in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no direct employees. The Company has retained American Realty Capital Hospitality Advisor, LLC (the “Advisor”) to manage certain aspects of its affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC (the “Property Manager”) serves as the Company’s property manager and

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 1 — Organization  – (continued)

the Property Manager has retained Crestline Hotels & Resorts, LLC (the “Sub Property Manager”), an entity under common control with the parent of American Realty Capital IX, LLC, (the “Sponsor”) to provide services, including locating investments, negotiating financing and operating certain hotel assets in the Company’s portfolio. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common control with the parent of the Sponsor serves as the dealer manager of the offering. The Advisor, Special Limited Partner, Property Manager, Sub Property Manager and Dealer Manager are related parties and receive fees, distributions and other compensation for services related to the Offering and the investment and management of the Company’s assets.

Pending Acquisition

On May 23, 2014, the Company entered into a Real Estate Sale Agreement to acquire (the “Grace Acquisition”) the fee simple or leasehold interests in 126 hotels (the “Portfolio”) from W2007 Equity Inns Realty, LLC, W2007 Equity Inns Realty, L.P., W2007 EQI Urbana Partnership, L.P., W2007 EQI Seattle Partnership, L.P., W2007 EQI Savannah 2 Partnership, L.P., W2007 EQI Rio Rancho Partnership, L.P., W2007 EQI Orlando Partnership, L.P., W2007 EQI Orlando 2 Partnership, L.P., W2007 EQI Naperville Partnership, L.P., W2007 EQI Milford Corporation, W2007 EQI Louisville Partnership, L.P., W2007 EQI Knoxville Partnership, L.P., W2007 EQI Jacksonville Partnership I, L.P., W2007 EQI Indianapolis Partnership, L.P., W2007 EQI Houston Partnership, L.P., W2007 EQI HI Austin Partnership, L.P., W2007 EQI East Lansing Partnership, L.P., W2007 EQI Dalton Partnership, L.P., W2007 EQI College Station Partnership, L.P., W2007 EQI Carlsbad Partnership, L.P., W2007 EQI Augusta Partnership, L.P. and W2007 EQI Asheville Partnership, L.P. (collectively, the “Sellers”) which are indirectly owned by one or more Whitehall Real Estate Funds, an investment arm controlled by The Goldman Sachs Group, Inc.

The aggregate contract purchase price for the Portfolio is approximately $1.925 billion, exclusive of closing costs and subject to certain adjustments at closing. The Company anticipates funding approximately $271.0 million of the purchase price with cash generated through equity raises, funding approximately $976.0 million through the assumption of existing mortgage and mezzanine indebtedness and funding approximately $227.0 million through additional mortgage and mezzanine financing. The mortgage indebtedness that the Company expects to assume is for $865.0 million at an interest rate of London Interbank Offered Rate (“LIBOR”) plus 3.11% and the mezzanine indebtedness is for $111.0 million at an interest rate of LIBOR plus 4.77%. Both the mortgage and mezzanine indebtedness that the Company expects to assume are secured by 106 of the 126 hotels in the Portfolio and mature on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019.

Consistent with the terms of the Grace Acquisition, the Company anticipates that the remaining $451.0 million of the contract purchase price will be satisfied by the issuance of preferred equity interests in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, each of which will be an indirect subsidiary of the Company and an indirect owner of the Portfolio. The holders of the preferred equity interests will be entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the preferred equity interests will be entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to the Company or its shareholders. After the earlier to occur of either (i) the date of repayment in full of currently outstanding unsecured obligations of the Company in the original principal amount of approximately $63.1 million, which represents the Barceló Promissory Note (See Note 7 — Promissory Notes Payable), or (ii) the date the gross amount of IPO proceeds received by the Company after the closing of the Grace Acquisition exceeds $100.0 million (reduced from $150.0 million through a side letter related to the Real Estate Sale Agreement dated August 22, 2014), the Company will be required to use 35.0% of any IPO proceeds to redeem the peferred equity interests at par, up to a maximum of $350.0 million for any 12-month period. The Company will also be required, in certain

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 1 — Organization  – (continued)

circumstances, to apply debt proceeds to redeem the preferred equity interests at par. As of the end of the third year following the closing of the Grace Acquisition, the Company will be required to have redeemed 50.0% of the preferred equity interests, and as of the end of the fourth year following the closing of the Grace Acquisition, the Company will be required to redeem 100.0% of the preferred equity interests remaining outstanding at such time. In addition, the Company will have the right, at its option, to redeem the preferred equity interests, in whole or in part, at any time at par. The holders of the preferred equity interests will have certain customary consent rights over actions by the Company relating to the Portfolio. If the Company is unable to satisfy the redemptions requirements, the holders of the preferred equity interests will have certain rights, including the ability to assume control of the operations of the Portfolio. Due to the fact that the preferred equity interests will be mandatorily redeemable and certain of their other characteristics, the preferred equity interests will be classified as debt in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Pursuant to the terms of the Grace Acquisition, the Company’s obligation to consummate the acquisition of the Portfolio is subject to certain customary closing conditions. Among these customary conditions, the Company must enter into replacement franchise agreements for each hotel and the Company must obtain the consent of certain ground lessors for certain hotels. The Company was required to make a $50.0 million earnest money deposit, with an additional $25.0 million due if the Company exercised its right to extend closing of the acquisition to December 15, 2014. This right was exercised on July 21, 2014 through an amendment to the Real Estate Sale Agreement and the additional $25.0 million earnest money deposit was funded on September 19, 2014.

On November 11, 2014, the Real Estate Sale Agreement was amended and restated to incorporate all amendments made to that date (the “Amended Purchase Agreement”). The Amended Purchase Agreement reduces the size of the acquisition of the fee simple or leasehold interests to 116 hotels for an aggregate purchase price of $1.808 billion and changes the scheduled close date to February 27, 2015.

Note 2 — Summary of Significant Accounting Policies

The accompanying condensed consolidated/combined financial statements of the Company included herein were prepared in accordance with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the period from January 1 to March 20, 2014 for the Barceló Portfolio (the “Predecessor”) and for the period from March 21 to September 30, 2014 for the Company (the “Successor”) are not necessarily indicative of the results for the entire year or any subsequent interim period because of the impact of seasonal or short-term variations related to the hotel industry. Certain prior period amounts have been reclassified to conform to current period presentation.

These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2013, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on April 7, 2014.

Development Stage Company

On February 3, 2014, the Company raised proceeds sufficient to break escrow in connection with its IPO. The Company received and accepted aggregate subscriptions in excess of the minimum $2.0 million and issued shares of common stock to its initial investors who were admitted as stockholders. The Company

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

acquired the Barceló Portfolio through fee simple, leasehold and joint venture interests and commenced operations on March 21, 2014, and as of such date was no longer considered to be a development stage company.

Principles of Consolidation/Combination and Basis of Presentation

The accompanying condensed consolidated/combined financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

The Predecessor represents hospitality assets and operations owned by Barceló Crestline Corporation and its consolidated subsidiaries (“BCC”), which historically have been maintained in various legal entities. Historically, financial statements have not been prepared for the Predecessor as a discrete stand-alone entity. The accompanying condensed consolidated/combined financial statements for the Predecessor as of December 31, 2013, for the period from January 1 to March 20, 2014 and for the three and nine months ended September 30, 2013 have been derived from the historical accounting records of BCC and reflect the assets, liabilities, equity, revenue and expenses directly attributable to the Predecessor, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in equity, and cash flows of the Predecessor on a stand-alone basis. Included in the accompanying condensed consolidated/combined statement of operations for the period from March 21 to September 30, 2014 is $0.2 million of costs related to the Company for the period from January 1 to March 20, 2014. No costs related to the Company for the period from January 1 to March 20, 2014 were included in the condensed consolidated statement of operations for the three months ended September 30, 2014.

Use of Estimates

The preparation of the accompanying condensed consolidated/combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, the useful lives of real estate and real estate taxes, as applicable.

Real Estate Investments

The Company allocates the purchase price of properties acquired in real estate investments to tangible and identifiable intangible assets acquired based on their respective fair values at the date of acquisition. Tangible assets include land, land improvements, buildings and fixtures. The Company utilizes various estimates, processes and information to determine the property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on purchase price allocation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets and liabilities, as applicable, are typically related to contracts, including operating lease agreements, ground lease agreements and hotel management agreements, which will be recorded at fair value.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

In making estimates of fair values for purposes of allocating the purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Investments in real estate that are not considered to be business combinations are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation of the Company’s assets is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for leasehold interests.

The Company is required to make subjective assessments as to the useful lives of the Company’s assets for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

The Company is required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations at fair value for all periods presented to the extent the disposal of a component represents a strategic shift that has or will have a major effect on the Company’s operations and financial results.

Below-Market Lease

The below-market lease intangible is based on the difference between the market rent and the contractual rent and is discounted to a present value using an interest rate reflecting the Company’s current assessment of the risk associated with the lease acquired. Acquired lease intangible assets are amortized over the remaining lease term. The amortization of a below-market lease is recorded as an increase to rent expense on the condensed consolidated/combined statements of operations.

Impairment of Long Lived Assets and Investments in Unconsolidated Entities

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less the estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. No such impairment losses were recorded in the periods presented.

Cash and Cash Equivalents

Cash and cash equivalents includes cash in bank accounts as well as investments in highly-liquid money market funds with original maturities of three months or less.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Restricted Cash

Restricted cash consists of amounts required under mortgage agreements for future capital improvements to owned assets, future interest and property tax payments and excess cash flow deposits due to mortgage agreement restrictions. For purposes of the statement of cash flows, changes in restricted cash caused by changes to the amount needed for future capital improvements are treated as investing activities and changes related to future interest and real estate tax payments and excess cash flow deposits are treated as operating activities.

Deferred Financing Fees

Deferred financing fees represent commitment fees, legal fees and other costs associated with obtaining commitments for financing. These fees are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing fees are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not be successful.

Variable Interest Entities

Accounting Standards Codification (“ASC”) 810, Consolidation contains the guidance surrounding the definition of variable interest entities (“VIE”), the definition of variable interests and the consolidation rules surrounding VIEs. In general, VIEs are entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The Company has variable interests in VIEs through its investments in entities which own the Westin Virginia Beach Town Center (the “Westin Virginia Beach”) and the Hilton Garden Inn Blacksburg.

Once it is determined that the Company holds a variable interest in an entity, GAAP requires that the Company perform a qualitative analysis to determine (i) which entity has the power to direct the matters that most significantly impact the VIE’s financial performance; and (ii) if the Company has the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The entity that has both of these characteristics is deemed to be the primary beneficiary and is required to consolidate the VIE (See Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities).

Revenue Recognition

Hotel revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel services.

Share-Based Payments

The Company has a share-based incentive award plan, which is accounted for under the guidance for share-based payments. The expense for such awards will be included in general and administrative expenses and is recognized over the vesting period or when the requirements for exercise of the award have been met (See Note 14 — Share-Based Payments).

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its tax year ending December 31, 2014. In order to qualify as a REIT, the Company must annually distribute to its stockholders 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

dividends paid and excluding net capital gain, and must comply with various other organizational and operational requirements. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its REIT taxable income that it distributes to its stockholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property tax and federal income and excise taxes on its undistributed income. The Company’s hotels are leased to a taxable REIT subsidiary (“TRS”) which is a wholly owned subsidiary of the OP. The TRS is subject to federal, state and local income taxes.

Earnings/Loss per Share

The Company calculates basic income or loss per share by dividing net income or loss for the period by the weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested stock awards, except when doing so would be anti-dilutive.

Advertising Costs

The Company expenses advertising costs as incurred. These costs were $0.1 million for the three months ended September 30, 2014 and $0.3 million combined between the Predecessor and the Company for the nine months ended September 30, 2014. These costs were $0.1 million and $0.3 million for the Predecessor for the three and nine months ended September 30, 2013, respectively.

Allowance for Doubtful Accounts

Receivables consist principally of trade receivables from customers and are generally unsecured and are due within 30 to 90 days. The Company records a provision for uncollectible accounts using the allowance method. Expected credit losses associated with trade receivables are recorded as an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based upon historical patterns of credit losses for aged receivables as well as specific provisions for certain identifiable, potentially uncollectible balances. When internal collection efforts on accounts have been exhausted, the accounts are written off and the associated allowance for doubtful accounts is reduced. Trade receivable balances, net of the allowance for doubtful accounts, are included in prepaid expenses and other assets in the accompanying condensed consolidated/combined balance sheets, and are as follows (in thousands):

	Successor	Predecessor
	September 30, 2014	December 31, 2013
Trade receivables	$1,188	$788
Allowance for doubtful accounts	(40)	(26)
Trade receivables, net of allowance	$1,148	$762

Reportable Segments

The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate room revenue and other income through the operation of the properties, which comprise 100% of the total consolidated/combined revenues. Management evaluates the operating performance of the Company’s investments in real estate on an individual property level, none of which represent a reportable segment.

Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-08 Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360) — Reporting Discontinued Operations and Disclosure of Disposal of Components of an Entity.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Under this standard, a disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations only if the disposal represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results. In addition, it requires an entity to present, for each comparative period, the assets and liabilities of a disposal group that includes a discontinued operation separately in the asset and liability sections, respectively, of the statement of financial position. As a result, the operations of sold properties through the date of their disposal will be included in continuing operations, unless the sale represents a strategic shift. However, the gain or loss on the sale of a property will be reported separately below income from continuing operations. The Company adopted this ASU as of January 1, 2014. No prior year restatements are permitted for this change in policy. For purposes of earnings per share calculation, beginning in 2014 gains and losses on property sales will be included in continuing operations.

On May 28, 2014, the FASB issued ASU 2014-09 Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In August 2014, the FASB issued ASU 2014-15 Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which describes how an entity should assess its ability to meet obligations and sets rules for how this information should be disclosed in the financial statements. The standard provides accounting guidance that will be used along with existing auditing standards. The adoption of ASU 2014-15 becomes effective for the Company on its fiscal year ending December 31, 2016, and all subsequent annual and interim periods. Early adoption is permitted. The adoption of ASU 2014-15 is not expected to have a material effect on the Company’s consolidated financial statements.

Note 3 — Real Estate Investments

On March 21, 2014, the Company acquired the Barceló Portfolio through fee simple, leasehold and joint venture interests. The aggregate purchase price of the Barceló Portfolio was approximately $112.0 million, exclusive of closing costs. The Barceló Portfolio consists of (i) three wholly owned hotel assets (the “Portfolio Owned Assets”), the Baltimore Courtyard Inner Harbor Hotel (the “Baltimore Courtyard”), the Courtyard Providence Downtown Hotel (the “Providence Courtyard”) and the Homewood Suites by Hilton Stratford (the “Stratford Homewood Suites”); (ii) one leased asset, the Georgia Tech Hotel & Conference Center (the “Georgia Tech Hotel”); and (iii) equity interests in two joint ventures (the “Joint Venture Assets”) that each own one hotel, the Westin Virginia Beach and the Hilton Garden Inn Blacksburg.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 3 — Real Estate Investments  – (continued)

The following table presents the allocation of the assets acquired and liabilities assumed by the Company as of March 21, 2014 (in thousands):

Successor
Assets acquired and liabilities assumed	As of March 21, 2014
Land	$12,308
Buildings and improvements	79,192
Below-market lease obligation	8,400
Furniture, fixtures and equipment	5,220
Restricted cash	619
Investment in unconsolidated entities	5,380
Prepaid expenses and other assets	2,314
Accounts payable and accrued expenses	(1,469)
Total operating assets acquired, net	111,964
Contingent consideration on acquisition	(4,100)
Seller financing of real estate investments	(58,074)
Seller financing of investment in unconsolidated entities	(5,000)
Deferred consideration	(3,400)
Total assets acquired, net	$41,390

The Company is finalizing the fair value of certain tangible and intangible assets acquired and adjustments may be made to the preliminary purchase price allocation shown above. Pro forma information as if the above acquisitions during the nine months ended September 30, 2014 had been consummated on January 1, 2013 have not been presented as the results for the Predecessor for the nine months ended September 30, 2014 and 2013 are included in the condensed consolidated/combined statements of operations.

Contingent consideration included as part of the acquisition is payable to BCC in 2016 based on the operating results of the Baltimore Courtyard, Providence Courtyard and Stratford Homewood Suites. Additionally, deferred consideration payable to BCC of $3.0 million and $0.5 million is payable within ten business days after the date the Company raises $70.0 million in common equity from the Offering excluding any common equity raised on or prior to the closing of the Grace Acquisition (See Note 11 — Commitments and Contingencies for further information on the preceding). The fair value of the contingent consideration on acquisition of $4.1 million and the deferred consideration of $3.4 million are included in accounts payable and accrued expenses and the seller financing of real estate investments and seller financing of investment in unconsolidated entities are included in promissory notes payable on the accompanying condensed consolidated/combined balance sheets.

Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities

The Company’s accompanying condensed consolidated/combined financial statements and the Predecessor’s combined financial statements include investments in (i) an entity that owns the Westin Virginia Beach and (ii) an entity that owns the Hilton Garden Inn Blacksburg.

The Company as of September 30, 2014 and the Predecessor as of December 31, 2013 have a 24.00% non-controlling interest (but with certain veto and approval rights) in BSE/AH Blacksburg Hotel, LLC (the “HGI Blacksburg JV”), an entity that owns the assets of the Hilton Garden Inn Blacksburg. The HGI Blacksburg JV has a loan with an original principal balance of $13.0 million (the “Blacksburg Loan”). In addition, BCC is a party to the First Amended and Restated Guaranty of Payment dated April 17, 2008

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities  – (continued)

(the “Blacksburg Payment Guaranty”) in connection with the Blacksburg Loan, which is partially supported by a Construction Loan Indemnity from the other partners in the HGI Blacksburg JV dated March 10, 2008 (the “Blacksburg Cross Indemnity”). In connection with the acquisition of its non-controlling interest in the HGI Blacksburg JV, on March 21, 2014, the Company entered into an Indemnity Agreement (the “BCC Indemnity”) pursuant to which the Company agreed to indemnify BCC against liabilities arising under the Blacksburg Payment Guaranty and/or the Blacksburg Cross Indemnity. The outstanding balance of the Blacksburg Loan was $10.2 million and $10.7 million as of September 30, 2014 and December 31, 2013, respectively.

Under the Blacksburg Payment Guaranty, BCC is jointly liable to the lender, along with four other parties, for payment of any Blacksburg Loan deficiencies. The Blacksburg Payment Guaranty remains in effect until the Blacksburg Loan is repaid. Under the Blacksburg Cross Indemnity, each of the joint venture owners of the hotel agrees to be responsible for its pro rata share of any liabilities under the Blacksburg Payment Guaranty, and to be 100% responsible for any liabilities caused by it. Thus, so long as each of the other parties to the Blacksburg Cross Indemnity remains solvent, the Company, through the BCC Indemnity, should never be liable for anything more than the Company’s pro rata share of losses, or 100% of the losses the Company caused.

The Company as of September 30, 2014 and the Predecessor as of December 31, 2013 have a 30.53% non-controlling interest (but with certain veto and approval rights) in TCA Block 7 Hotel, LLC (the “Westin Virginia Beach JV”), an entity that owns the assets of the Westin Virginia Beach. On April 8, 2014, a loan in connection with the hotel was refinanced and Notes A and B of that loan were paid off. Upon payment in full of Notes A and B, Note C for $7.0 million and related accrued interest of $0.5 million were forgiven. On April 8, 2014, Westin Virginia Beach JV entered into a $20.7 million loan (the “Westin Virginia Beach Loan”) with an unaffiliated lender. In addition, the Company is a party to a Guaranty of Recourse Obligations dated April 8, 2014 (the “Westin Virginia Beach Non-Recourse Carve-out Guaranty”) in connection with the Westin Virginia Beach Loan, which is partially supported by a permanent loan cross indemnity from the other partners in the Westin Virginia Beach JV dated April 1, 2014 (the “Westin Virginia Beach Cross Indemnity”). The outstanding balance of the prior loans was $26.6 million as of December 31, 2013, and the outstanding balance of the Westin Virginia Beach Loan was $20.6 million as of September 30, 2014.

Under the Westin Virginia Beach Non-Recourse Carve-out Guaranty, the Company, along with two other parties, would be liable to the lender for repayment for part or all of the loan upon occurrence of events triggering non-recourse carve-out liability. Pursuant to the Westin Virginia Beach Cross Indemnity, each of the joint venture partners is obligated to pay its pro rata share of any losses incurred by the parties to the Westin Virginia Beach Non-Recourse Carve-out Guaranty, except to the extent that any such loss is caused by one of those parties, in which case that party is responsible for 100% of the losses. Therefore, so long as each of the other parties remains solvent, the Company should never be liable for anything more than its pro rata share of losses, or 100% of the losses it caused. The Westin Virginia Beach Non-Recourse Carve-out Guaranty remains in place until the Westin Virginia Beach Loan is repaid.

The Company considers these entities to be VIEs. The Company has concluded it is not the primary beneficiary with the power to direct activities that most significantly impact economic performance of the entities, and accordingly, has not consolidated the entities. The Company has accounted for the entities under the equity method of accounting and included them in investments in unconsolidated entities in the accompanying condensed consolidated/combined balance sheets.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities  – (continued)

The Company’s and Predecessor’s investments in unconsolidated entities as of September 30, 2014 and December 31, 2013, respectively, consist of the following (in thousands):

Partnership	Ownership Interest	Investment in Partnership		Income (Loss)
		Successor	Predecessor	Successor	Predecessor	Successor	Predecessor
		September 30, 2014	December 31, 2013	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	For the Period from March 21 to September 30, 2014	For the Period from January 1 to March 20, 2014	Nine Months Ended September 30, 2013
HGI Blacksburg JV	24.00%	$1,614	$893	$77	$58	$94	$(35)	$43
Westin Virginia Beach JV	30.53%	6,116	3,488	184	77	2,513	(131)	59
Total		$7,730	$4,381	$261	$135	$2,607	$(166)	$102

The Company received a capital distribution of $0.24 million from the Westin Virginia Beach JV for the nine months ended September 30, 2014. No distributions were recorded during the three months ended September 30, 2014 and 2013 and the nine months ended September 30, 2013.

During the three and nine months ended September 30, 2014, the Company received a capital distribution of $0.01 million from the HGI Blacksburg JV. No distributions were recorded during the three and nine months ended September 30, 2013.

The maximum exposure to loss as a result of the Company’s and Predecessor’s investments in unconsolidated entities as of September 30, 2014 and December 31, 2013, respectively, is as follows (in thousands)(1):

	Partnership Loan Balance		Investment in Partnership		Partnership Maximum Exposure to Loss
	Successor	Predecessor	Successor	Predecessor	Successor	Predecessor
Partnership	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013
HGI Blacksburg JV	$10,213	$10,663	$1,614	$893	$11,827	$11,556
Westin Virginia Beach JV	20,611	26,576	6,116	3,488	26,727	30,064
Total	$30,824	$37,239	$7,730	$4,381	$38,554	$41,620

(1)	Represents the Company’s maximum exposure to loss at each unconsolidated entity should the loss be caused by the Company. As a result of the Blacksburg Payment Guaranty, the Blacksburg Cross Indemnity, the Westin Virginia Beach Non-Recourse Carve-out Guaranty and the Westin Virginia Beach Cross Indemnity, the Company and Predecessor have a maximum exposure to loss of the outstanding loan balance at the entity as well as their investment in the entity.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities  – (continued)

Below are the condensed statements of operations for the HGI Blacksburg JV for the three months ended September 30, 2014 and 2013 and for the period from January 1 to March 20, 2014, for the period from March 21 to September 30, 2014 and for the nine months ended September 30, 2013 (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	For the Period from March 21 to September 30, 2014	For the period from January 1 to March 20, 2014	Nine Months Ended September 30, 2013
Hotel revenue	$1,511	$1,348	$2,853	$687	$3,424
Operating income (loss)	460	359	686	(47)	587
Interest expense	(109)	(116)	(232)	(97)	(409)
Net income (loss)	$351	$243	$454	$(144)	$178
Company’s share of net income (loss)	84	58	109	(35)	43
Additional amortization expense(1)	(7)	—	(15)	—	—
Company’s share of net income (loss)	$77	$58	$94	$(35)	$43

(1)	Amortization of the purchase price of the Company’s original interest in the HGI Blacksburg JV, less the Company’s share of the partnership’s deficit, which resulted in a basis difference of $0.7 million.

Below are the condensed statements of operations for the Westin Virginia Beach JV for the three months ended September 30, 2014 and 2013 and for the period from January 1 to March 20, 2014, for the period from March 21 to September 30, 2014 and for the nine months ended September 30, 2013 (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	For the Period from March 21 to September 30, 2014	For the Period from January 1 to March 20, 2014	Nine Months Ended September 30, 2013
Hotel revenue	$3,737	$3,167	$7,246	$2,070	$8,616
Operating income (loss)	993	830	1,655	(67)	1,470
Interest income	—	1	—	—	2
Interest expense	(280)	(372)	(714)	(304)	(1,074)
Forgiveness of debt	—	—	7,522	—	—
Net income (loss)	$713	$459	$8,463	$(371)	$398
Company’s share of net income (loss)	217	139	2,583	(113)	121
Additional amortization expense(1)	(33)	(62)	(70)	(18)	(62)
Company’s share of net income (loss)	$184	$77	$2,513	$(131)	$59

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities  – (continued)

(1)	Amortization of the purchase price of the Predecessor’s original interest in the Westin Virginia Beach JV, less the Predecessor’s share of the partnership’s deficit, which resulted in a basis difference of $3.4 million and the Company’s original interest in the Westin Virginia Beach JV, less the Company’s share of the partnership’s deficit, which resulted in a basis difference of $3.4 million.

Note 5 — Leases

In October 2001, the Predecessor, through a wholly owned subsidiary, entered into an operating lease agreement to lease the Georgia Tech Hotel, which opened in August 2003. On March 21, 2014, the Company acquired the Predecessor’s interest in the lease. The lease has an initial term of 30 years from the opening date, with a 10-year extension option. The lease requires the Company to pay rent equal to (i) a fixed minimum rent plus (ii) an additional rent based upon a specified percentage of revenues to the extent they exceed a specified threshold. The Company is responsible for paying all of the hotel operating expenses including all personnel costs, impositions, utility charges, insurance premiums, and payments for funding furniture, fixtures and equipment reserves. Rent expense for the Georgia Tech Hotel attributable to the Successor for the three months ended September 30, 2014 and for the period from March 21 to September 30, 2014 was $1.3 million and $2.7 million, respectively. In connection with the acquisition of the Georgia Tech Hotel lease, the Company has allocated a value to the below-market lease intangible based on the difference between the market rent and the rental commitments. During the three and nine months ended September 30, 2014, $0.1 million and $0.2 million, respectively, has been amortized to rent expense. Rent expense attributable to the Predecessor for the three months ended September 30, 2013, for the period from January 1 to March 20, 2014 and the nine months ended September 30, 2013 was $1.1 million, $0.9 million and $3.2 million, respectively.

The future minimum rental commitments for the Georgia Tech Hotel are as follows (in thousands):

	Minimum Rental Commitments	Amortization of Lease Intangible to Rent Expense
October 1, 2014 – December 31, 2014	$1,100	$106
Year ended December 31, 2015	4,400	433
Year ended December 31, 2016	4,400	433
Year ended December 31, 2017	4,400	433
Year ended December 31, 2018	4,400	433
Thereafter	64,533	6,328
Total	$83,233	$8,166

Note 6 — Mortgage Note Payable

The Company’s and the Predecessor’s mortgage note payable as of September 30, 2014 and December 31, 2013 consist of the following, respectively (in thousands):

Successor
	Outstanding Mortgage Note Payable
Encumbered Properties	September 30, 2014	Interest Rate	Payment	Maturity
Baltimore Courtyard & Providence Courtyard	$45,500	4.3%	Interest Only, Principal paid at Maturity	April 2019

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 6 — Mortgage Note Payable  – (continued)

Predecessor
	Outstanding Mortgage Note Payable
Encumbered Properties	December 31, 2013	Interest Rate	Payment	Maturity
Baltimore Courtyard & Providence Courtyard	$41,449	4.55% plus the greater of (i) three-month LIBOR or (ii) a LIBOR floor of 0.50%(1)	Principal and Interest	January 2016

(1)	5.05% at December 31, 2013

The Predecessor’s mortgage note payable was paid off concurrently with the acquisition of the Barceló Portfolio by the Company. Interest expense related to the mortgage note payable attributable to the Successor for the three months ended September 30, 2014 and for the period from March 21 to September 30, 2014 was $0.5 million and $1.1 million, respectively. Interest expense attributable to the Predecessor for the three months ended September 30, 2013, for the period from January 1 to March 20, 2014 and the nine months ended September 30, 2013 was $0.5 million, $0.5 million and $1.5 million, respectively.

Note 7 — Promissory Notes Payable

The Company’s promissory notes payable as of September 30, 2014 are as follows (in thousands):

	Outstanding Promissory Notes Payable
Use of Proceeds	September 30, 2014	Interest Rate	Payment	Maturity
Barceló acquisition	$63,074	6.8%	Interest Only	See below
Property improvement plan	1,775	4.5%	Interest Only	March 2019
Grace Acquisition deposit	—	6.0%	Interest Only	May 2015

The promissory notes payable for the Barceló acquisition originally consisted of the Portfolio Owned Assets and Joint Venture Assets promissory notes which had a maturity date of within ten business days upon the Company raising equal to or greater than $150.0 million in common equity from the Offering. During the three months ended September 30, 2014, the Company entered into an amendment to the Portfolio Owned Assets and Joint Venture Assets promissory notes whereby the promissory notes were combined into one note (the “Barceló Promissory Note”) with an outstanding principal amount of $63.1 million. The Barceló Promissory Note has a maturity date of within ten business days after the Company raises $70.0 million in common equity from the Offering after the closing of the Grace Acquisition. If the Grace Acquisition has not closed by March 31, 2015, the amendment shall become null and void and the Portfolio Owned Assets and Joint Venture Assets promissory notes shall be in full effect as if the amendments never occurred. There are no principal payments under the Barceló Promissory Note payable for 2014 and 2015, unless the contingent payment feature above is satisfied by raising equal to or greater than $70.0 million in common equity from the Offering after the closing of the Grace Acquisition or if the Grace Acquisition has not closed by March 31, 2015 and the Company has raised equal to or greater than $150.0 million in common equity from the Offering resulting in the contingent payment feature being satisfied under the Portfolio Owned Assets and Joint Venture Assets promissory notes.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 7 — Promissory Notes Payable  – (continued)

In connection with entering into the Grace Acquisition, the Company paid a $50.0 million customary earnest money deposit on May 27, 2014 which was partially funded by a $40.5 million draw on a $45.0 million promissory note with CARP, LLC, an entity under common ownership with the Sponsor (the “Affiliate Promissory Note”), which had a maturity date of May 27, 2015. As of September 30, 2014, the Affiliate Promissory Note had been repaid in full.

The Barceló Promissory Note is payable to BCC and the property improvement plan promissory note is payable to the Sub Property Manager.

Interest expense related to promissory notes payable attributable to the Company for the three months ended September 30, 2014 and for the period from March 21 to September 30, 2014 was $1.3 million and $2.5 million, respectively. No interest expense related to promissory notes payable was incurred by the Predecessor for the three and nine months ended September 30, 2013 as the Predecessor did not have any promissory notes.

Note 8 — Accounts Payable and Accrued Expenses

The following is a summary of the components of accounts payable and accrued expenses (in thousands):

	Successor	Predecessor
	September 30, 2014	December 31, 2013
Other accounts payable and accrued expenses	$7,244	$2,745
Contingent consideration from acquisition	4,383	—
Deferred payment for acquisition	3,470	—
Accrued salaries and related liabilities	1,199	819
Georgia Tech Hotel lease obligation	—	1,733
Total	$16,296	$5,297

Note 9 — Common Stock

The Company had 5,053,290 shares and 8,888 shares of common stock outstanding and had received total proceeds of $125.4 million and $0.2 million as of September 30, 2014 and December 31, 2013, respectively.

On February 3, 2014, the Company’s board of directors declared distributions payable to stockholders of record each day during the applicable month at a rate equal to $0.00465753425 per day, or $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to holders of record in April 2014. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

Share Repurchase Program

The Company has a Share Repurchase Program (the “SRP”) that enables stockholders to sell their shares of common stock originally purchased from the Company to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company’s capital or operations.

Except in connection with a stockholder’s death, disability, bankruptcy or other involuntary exigent circumstance, prior to the time that the shares of common stock are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share; after two years from the purchase

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 9 — Common Stock  – (continued)

date — the lower of $23.75 or 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 or 100.0% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase the Company’s shares of common stock on the last day of each quarter, will be the Company’s per share NAV of common stock for the quarter, calculated after the close of business on each day the Company makes its quarterly financial filing. Subject to limited exceptions, stockholders whose shares of common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate per share NAV of the shares of common stock repurchased.

The board of directors may reject a request for repurchase, at any time. Purchases under the SRP by the Company will be limited in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, funds available for the Company’s SRP are limited and may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

When a stockholder requests a repurchase and the repurchase is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. As of September 30, 2014 and December 31, 2013, no shares had been repurchased or requested to be repurchased.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the primary Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend or suspend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying balance sheets in the period distributions are paid. There were 12,653 shares issued under the DRIP as of September 30, 2014. No shares were issued under the DRIP as of December 31, 2013.

Note 10 — Fair Value Measurements

In accordance with ASC 820, certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 10 — Fair Value Measurements  – (continued)

The Company’s financial instruments recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

•	Level 1 — Inputs that are based upon quoted prices for identical instruments traded in active markets.
•	Level 2 — Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.
•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company is required to disclose the fair value of financial instruments which it is practicable to estimate. The fair value of cash and cash equivalents, accounts receivable and accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity of these items. The following table shows the carrying values and the fair values of material non-current liabilities that qualify as financial instruments, determined in accordance with the authoritative guidance for disclosures about fair value of financial instruments (in thousands):

	Successor		Predecessor
	September 30, 2014		December 31, 2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Mortgage note payable	$45,500	$45,044	$41,449	$38,921
Promissory notes payable	64,849	64,849	—	—
Contingent consideration on acquisition	4,383	4,383	—	—
Deferred consideration	3,470	3,470	—	—
Total	$118,202	$117,746	$41,449	$38,921

The fair value of the mortgage note payable was determined using the discounted cash flow method and applying current market rates and is classified as level 3 under the fair value hierarchy. The fair values of the promissory notes payable was determined to equal their carrying amounts as these amounts are expected to be repaid within a year. The fair value of the contingent consideration on acquisition and deferred consideration was determined to equal their carrying amounts as these amounts are accreted using current market rates.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 11 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has acquired the Barceló Portfolio through fee simple, leasehold and joint venture interests and as of September 30, 2014, has not been notified by any governmental authority of any non-compliance, liability or other claim and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Contingent Consideration

Included as part of the acquisition of the Barceló Portfolio is a contingent consideration payable to BCC based on the operating results of the Baltimore Courtyard, Providence Courtyard and Stratford Homewood Suites. The amount payable is calculated by applying a capitalization rate to the excess earnings before interest, taxes, depreciation and amortization (“EBITDA”) earned in the second year after the acquisition over an agreed upon target. If this target EBITDA is not met, no amount will be due to BCC, but if the EBITDA earned is higher than forecasted, the amount due to BCC could be higher than the liability recorded in the condensed consolidated/combined balance sheets as of September 30, 2014.

Deferred Consideration

Included as part of the acquisition of the Barceló Portfolio is deferred consideration payable to BCC of $3.0 million and $0.5 million which was payable on March 21, 2015 and March 21, 2016, respectively. As part of the amendment to the Portfolio Owned Assets and Joint Venture Assets promissory notes, the full amount of $3.5 million is now payable within ten business days after the date the Company raises $70.0 million in common equity from the Offering after the closing of the Grace Acquisition. If the Grace Acquisition has not closed by March 31, 2015, the amendment shall become null and void and the deferred consideration of $3.0 million and $0.5 million shall be payable on the original due dates of March 21, 2015 and March 21, 2016, respectively. The deferred consideration does not bear interest unless the amounts remain unpaid as of the repayment date, at which time, interest will begin accruing at a rate of 6.8% per annum.

Note 12 — Related Party Transactions and Arrangements

As of September 30, 2014, the Special Limited Partner owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. The Company had a payable due to affiliates related to operating, acquisition, financing and offering costs of $7.7 million and $0.6 million as of September 30, 2014 and December 31, 2013, respectively. In connection with the Grace Acquisition, the Company entered into the Affiliate Promissory Note with an entity under common ownership with the Sponsor (See Note 7 — Promissory Notes Payable). The Affiliate Promissory Note was repaid in full as of September 30, 2014. No amount was due under the Affiliate Promissory Note as of December 31, 2013.

Fees Paid in Connection with the Offering

The Dealer Manager is paid fees and compensation in connection with the sale of the Company’s common stock in the Offering. The Dealer Manager is paid a selling commission of up to 7.0% of the per share purchase price of the Company’s offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager is paid up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

Manager may reallow its dealer-manager fee to participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, it’s expected that the dealer manager fee will be reduced to 2.5% of gross proceeds.

The table below shows the fees incurred from and payable to the Dealer Manager for the Offering during the three and nine months ended September 30, 2014 and 2013, respectively, and the associated payable as of September 30, 2014 and December 31, 2013, which is recorded in due to affiliates on the Company’s condensed consolidated/combined balance sheets (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2014	2013	2014	2013	September 30, 2014	December 31, 2013
Total commissions and fees incurred from the Dealer Manager	$9,926	$—	$11,763	$—	$179	$—

The Advisor and its affiliates are paid compensation and/or receive reimbursement for services relating to the Offering, including transfer agency services provided by an affiliate of the Dealer Manager. All offering costs incurred by the Company or its affiliated entities on behalf of the Company have been charged to additional paid-in capital on the accompanying condensed consolidated/combined balance sheets upon commencement of operations. Offering costs were reclassified from deferred costs to stockholders’ equity when the Company commenced its Offering, and included all expenses incurred by the Company in connection with its Offering as of such date. As of December 31, 2013, such costs totaled $1.5 million. The table below shows compensation and reimbursements incurred and payable to the Advisor and its affiliates for services relating to the Offering during the three and nine months ended September 30, 2014 and 2013, respectively, and the associated amounts payable as of September 30, 2014 and December 31, 2013, which is recorded in due to affiliates on the Company’s condensed consolidated/combined balance sheets (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2014	2013	2014	2013	September 30, 2014	December 31, 2013
Total compensation and reimbursement for services provided by the Advisor and its affiliates	$541	$—	$1,652	$—	$2,341	$—

The Company is responsible for offering and related costs from the ongoing offering, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from the Offering, measured at the end of the Offering. Offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of September 30, 2014 and December 31, 2013, offering and related costs exceeded 2.0% of gross proceeds received from the Offering by $1.6 million and $1.5 million, respectively, due to the on-going nature of the Offering.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

Fees Paid in Connection With the Operations of the Company

Fees Paid to the Advisor

The Advisor receives an acquisition fee of 1.5% of the contract purchase price of each acquired property and 1.5% of the amount advanced for a loan or other investment. The Advisor may also be reimbursed for expenses incurred in the process of acquiring properties, in addition to third-party costs the Company may pay directly to, or reimburse the Advisor for. Additionally, the Company may reimburse the Advisor for legal expenses it or its affiliates directly incur in the process of acquiring properties in an amount not to exceed 0.1% of the contract purchase price of the Company’s assets acquired. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 1.9% of the contract purchase price, for any new investments, including reinvested proceeds, and the amount advanced for a loan or other investment for all the assets acquired. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to a particular investment exceed 4.5% of the contract purchase price or 4.5% of the amount advanced for a loan or other investment.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations.

The table below depicts the acquisition and financing coordination fees charged by the Advisor in connection with the operations of the Company for the three and nine months ended September 30, 2014 and 2013, respectively, and the associated payable as of September 30, 2014 and December 31, 2013, which is recorded in due to affiliates on the Company’s condensed consolidated/combined balance sheets (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2014	2013	2014	2013	September 30, 2014	December 31, 2013
Acquisition fees	$—	$—	$1,598	$—	$1,598	$—
Financing coordination fees	—	—	815	—	815	—
	$—	$—	$2,413	$—	$2,413	$—

For its asset management services, the Company causes the OP to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP (“Class B Units”) on a quarterly basis in an amount equal to the excess of the cost of the Company’s assets or the lower of the cost of assets and the applicable quarterly NAV, once the Company begins calculating NAV, multiplied by 0.1875% divided by the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the Offering price minus selling commissions and dealer manager fees) and, at such time as the Company calculates NAV, to per share NAV. The Advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock; such distributions are in addition to the incentive fees the Advisor and its affiliates may receive from the Company, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable. The restricted Class B Units do not become unrestricted Class B Units until such time as the adjusted market value of the OP’s assets plus applicable distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

equals the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors and only at such time as the capital account associated with a restricted Class B Unit equals the capital account of an unrestricted Class B Unit. Asset management services were performed by the Advisor for the three and nine months ended September 30, 2014, and 18,547 Class B Units have been issued as of September 30, 2014.

Fees Paid to the Property Manager

The Company pays a property management fee of approximately 4.0% of the monthly gross receipts from the properties managed by the Company’s Sub-Property Manager or a third-party sub-property manager, as applicable and as negotiated with each such sub-property manager. The Company also reimburses the Sub-Property Manager or a third-party sub-property manager for property level expenses, as well as fees and expenses of such sub-property manager. However, the Company will not reimburse such sub-property managers for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers, other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of the Company’s properties. The Predecessor paid the Sub-Property Manager a similar property management fee.

The table below shows the management fees and reimbursable expenses incurred by the Company during the three and nine months ended September 30, 2014 and the associated payable, which is recorded in due to affiliates on the Company’s condensed consolidated/combined balance sheets, as of September 30, 2014 and by the Predecessor for the three and nine months ended September 30, 2013 and the associated payable as of December 31, 2013, which is recorded in accounts payable and accrued expenses on the Predecessor’s condensed consolidated/combined balance sheets (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2014	2013	2014	2013	September 30, 2014	December 31, 2013
Total management fees and reimbursable expenses paid to Sub-Property Manager	$673	$608	$2,160	$1,953	$228	$168

Fees Paid to Other Affiliates

The Company entered into an agreement with RCS Capital, the investment banking and capital markets division of the Dealer Manager (“RCS Capital”) to provide strategic advisory services and investment banking services required in the ordinary course of the Company’s business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. The Company has recorded the payment of the costs associated with this agreement of $0.9 million in prepaid expenses and other assets on the Company’s condensed consolidated/combined balance sheets and amortizes the costs associated with this agreement over the estimated remaining life of the Offering.

RCS Advisory Services, LLC (“RCS Advisory”) is paid compensation for services provided to the Company on behalf of the Advisor based on time and expenses incurred. Additionally, the Company entered into a $1.0 million agreement with RCS Advisory to provide transaction management services in connection with the Grace Acquisition.

The Company entered into an agreement with RCS Capital to provide strategic financial advice and assistance in connection with the Grace Acquisition, such as performing financial advisory and analysis services, due diligence and negotiation of the financial aspects of the acquisition. The Company will be charged 0.25% of the total transaction cost for these services and has accrued $2.4 million associated with this

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

agreement for the three and nine months ended September 30, 2014 and the associated payable, which is recorded in due to affiliates on the Company’s condensed consolidated/combined balance sheets.

The table below depicts related party fees and reimbursements charged by the Dealer Manager and RCS Advisory in connection with the operations of the Company for the three and nine months ended September 30, 2014 and 2013, respectively, and the associated payable as of September 30, 2014 and December 31, 2013 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Payable as of
	2014	2013	2014	2013	September 30, 2014	December 31, 2013
Transaction fees and expenses	$2,160	$—	$3,170	$—	$2,545	$—
Advisory and investment banking fee	115	—	345	—	—	—
Total related party fees and reimbursements	$2,275	$—	$3,515	$—

In order to increase operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s general and administrative costs. No expenses were absorbed by the Advisor for the three and nine months ended September 30, 2014.

The Company reimburses the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company reimburses the Advisor for personnel costs in connection with other services; however, the Company will not reimburse the Advisor for personnel costs, including executive salaries, in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions.

The Advisor at its election may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the Advisor. Further, any capital contributions are made without any corresponding issuance of common or preferred shares. There were no contributions to capital from the Advisor for the three and nine months ended September 30, 2014.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, other disposition or refinancing of such assets, which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the three and nine months ended September 30, 2014.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

The Company may pay a brokerage commission to the Advisor on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third-party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the three and nine months ended September 30, 2014.

The Company will pay the Special Limited Partner a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of the remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded annual return on the capital contributed by investors. The Special Limited Partner will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6.0% cumulative non-compounded return on their capital contributions plus the return of their capital. No such participation became due and payable during the three and nine months ended September 30, 2014.

If the common stock of the Company is listed on a national exchange, the Company will pay the Special Limited Partner a subordinated incentive listing distribution of 15.0% of the amount by which the Company’s market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The Special Limited Partner will not be entitled to the subordinated incentive listing fee unless investors have received a 6.0% cumulative, pre-tax non-compounded return on their capital contributions plus the return of their capital. No such distributions were incurred during the three and nine months ended September 30, 2014. Neither the Special Limited Partner nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated incentive listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. No such distributions were incurred during the three and nine months ended September 30, 2014.

Note 13 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management, asset acquisition and disposition decisions, the sale of shares of common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 14 — Share-Based Payments

Restricted Share Plan

The Company has adopted an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of shares of common stock granted under the RSP shall not exceed 5.0% of outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 4.0 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. The fair value of the shares will be expensed over the vesting period of five years. There were 6,665 and 0 restricted shares granted as of September 30, 2014 and December 31, 2013, respectively, none of which had vested. Based on a share price of $22.50, the compensation expense related to restricted stock was $6,500 and $14,500 during the three and nine months ended September 30, 2014 and is recorded in general and administrative expense in the accompanying statements of operations. There was no compensation expense related to restricted stock during the three and nine months ended September 30, 2013.

Other Share-Based Payments

The Company may issue common stock in lieu of cash to pay fees earned by the Company’s directors. There were no such shares of common stock issued in lieu of cash as of September 30, 2014 and December 31, 2013, respectively.

Note 15 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the accompanying condensed consolidated financial statements except for the following transactions:

Sales of Common Stock

As of October 31, 2014, the Company had 7.5 million shares of common stock outstanding, including unvested restricted shares and shares issued under the DRIP. Total gross proceeds, net of repurchases, from these issuances were $187.3 million, including proceeds from shares issued under the DRIP. As of October 31, 2014, the aggregate value of all share issuances was $188.3 million based on a per share value of $25.00 (or $23.75 per share for shares issued under the DRIP).

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
September 30, 2014
(Unaudited)

Note 15 — Subsequent Events  – (continued)

Total capital raised to date, including shares issued under the DRIP, is as follows (in thousands):

Source of Capital	Inception to September 30, 2014	October 1, 2014 to October 31, 2014	Total
Common stock	$125,427	$61,834	$187,261

Distributions Paid

On October 1, 2014, the Company paid distributions of $0.6 million to stockholders of record during the month of September 2014. Approximately $0.3 million of such distributions were paid in cash, while $0.3 million was reinvested to purchase 11,111 shares under the DRIP.

Pending Acquisition

On November 11, 2014, the Company entered into an amendment and restatement of the Real Estate Sale Agreement for the Grace Acquisition (See Note 1 — Organization).

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying condensed consolidated/combined financial statements of American Realty Capital Hospitality Trust, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital Hospitality Trust, Inc., a Maryland corporation, including, as required by context, to American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP,” and to its subsidiaries. We are externally managed by American Realty Capital Hospitality Advisors, LLC (our “Advisor”), a Delaware limited liability company.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations we and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history. This inexperience makes our future performance difficult to predict.
•	On May 23, 2014, the Company entered into a Real Estate Sale Agreement to acquire (the “Grace Acquisition”) the fee simple or leasehold interests in 126 hotels (the “Portfolio”) from W2007 Equity Inns Realty, LLC, W2007 Equity Inns Realty, L.P., W2007 EQI Urbana Partnership, L.P., W2007 EQI Seattle Partnership, L.P., W2007 EQI Savannah 2 Partnership, L.P., W2007 EQI Rio Rancho Partnership, L.P., W2007 EQI Orlando Partnership, L.P., W2007 EQI Orlando 2 Partnership, L.P., W2007 EQI Naperville Partnership, L.P., W2007 EQI Milford Corporation, W2007 EQI Louisville Partnership, L.P., W2007 EQI Knoxville Partnership, L.P., W2007 EQI Jacksonville Partnership I, L.P., W2007 EQI Indianapolis Partnership, L.P., W2007 EQI Houston Partnership, L.P., W2007 EQI HI Austin Partnership, L.P., W2007 EQI East Lansing Partnership, L.P., W2007 EQI Dalton Partnership, L.P., W2007 EQI College Station Partnership, L.P., W2007 EQI Carlsbad Partnership, L.P., W2007 EQI Augusta Partnership, L.P. and W2007 EQI Asheville Partnership, L.P. (collectively, the “Sellers”) which are indirectly owned by one or more Whitehall Real Estate Funds, an investment arm controlled by The Goldman Sachs Group, Inc. The acquisition of the Portfolio may be delayed further or we may fail to consummate the acquisition of the Portfolio. On November 11, 2014, the Real Estate Sale Agreement was amended and restated.
•	All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in American Realty Capital Hospitality Advisors, LLC, the dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”), and other entities affiliated with AR Capital, LLC (“American Realty Capital”). As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investment programs advised by American Realty Capital affiliates and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital advised investment programs, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.
•	While we are investing the proceeds of our initial public offering of common stock (our “IPO” or “our Offering”), the competition for the type of properties we desire to acquire may cause our distributions and the long-term returns of our investors to be lower than they otherwise would be.
•	We focus on acquiring a diversified portfolio of hospitality assets located in the United States, Canada and Mexico and are subject to risks inherent in concentrating investments in the hospitality industry.
•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.

•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.
•	We may be unable to obtain the financing needed to complete acquisitions, including the Grace Acquisition.
•	We will incur substantial additional indebtedness to consummate the Grace Acquisition, which may have a material adverse effect on our financial condition and results of operations.
•	We may not generate cash flows sufficient to pay our distributions to stockholders, and, as such, we may be forced to borrow at higher rates or depend on our Advisor and its affiliates to waive reimbursements of certain expenses and fees to fund our operations.
•	If we and our Advisor are unable to find sufficient suitable investments, then we may not be able to achieve our investment objectives or pay distributions.
•	If we raise substantially less than the maximum offering in our IPO, we may not be able to complete the Grace Acquisition or invest in a diversified portfolio of real estate assets and the value of an investment in us may vary more widely with the performance of specific assets.
•	We are obligated to pay fees to our Advisor and its affiliates, which may be substantial.
•	We may be unable to pay or maintain cash distributions or increase distributions over time.
•	Our organizational documents permit us to pay distributions from unlimited amounts of any source. Until substantially all the proceeds from our IPO are invested, we may use proceeds from our IPO and financings to fund distributions. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund such distribution payments.
•	Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of our stockholders’ investment.
•	We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States from time to time.
•	Our failure to qualify or to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes (“REIT”) which would result in higher taxes, may adversely affect operations and would reduce our NAV and cash available for distributions.
•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and thus subject to regulation under the Investment Company Act.

All forward-looking statements should also be read in light of the risks identified in Item 1A of our Annual Report on Form 10-K.

Overview

American Realty Capital Hospitality Trust, Inc. was incorporated on July 25, 2013 as a Maryland corporation and intends to qualify as a real estate investment trust for U.S. federal income tax purposes (“REIT”) beginning with the taxable year ending December 31, 2014. We were formed primarily to acquire lodging properties in the midscale limited service, extended stay, select service, upscale select service, and upper upscale full service segments within the hospitality sector. We have no limitation as to the brand of franchise or license with which our hotels will be associated. All such properties may be acquired by us alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate and invest in other real estate-related debt. As of September 30, 2014, we have acquired interests in six hotels through fee simple, leasehold and joint venture interests (the “Barceló Portfolio”).

On January 7, 2014, we commenced our initial public offering (“IPO” or the “Offering”) on a “reasonable best efforts” basis of up to 80,000,000 shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-190698), as amended (the “Registration Statement”), filed with the U.S.

Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement also covered up to 21,052,631 shares of common stock available pursuant to the Distribution Reinvestment Plan (the “DRIP”) under which our common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Until the filing of our second quarterly financial filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the earlier to occur of (i) our acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016, the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial per share offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to our net asset value (“NAV”) per share plus applicable commissions and fees in the case of the primary offering and the per share purchase price in the DRIP will be equal to the NAV per share. On February 3, 2014, we received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in Offering proceeds, broke escrow and issued shares of common stock to the initial investors who were admitted as stockholders. As of September 30, 2014, we had 5.1 million shares of stock outstanding and had received total gross proceeds from the IPO of approximately $125.4 million, including shares issued under the DRIP. As of September 30, 2014, the aggregate value of all the common stock outstanding was $126.3 million based on a per share value of $25.00 (or $23.75 for shares issued under the DRIP).

Substantially all of our business is conducted through American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, American Realty Capital Hospitality Special Limited Partner, LLC (the “Special Limited Partner”) contributed $2,020 to the OP in exchange for 90 OP Units, which represents a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no direct employees. We have retained American Realty Capital Hospitality Advisor, LLC (the “Advisor”) to manage certain aspects of our affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC (the “Property Manager”) serves as our property manager and the Property Manager has retained Crestline Hotels & Resorts, LLC (the “Sub Property Manager”), an entity under common control with the parent of American Realty Capital IX, LLC, (the “Sponsor”) to provide services, including locating investments, negotiating financing and operating certain hotel assets in our portfolio. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common control with the parent of our Sponsor serves as the dealer manager of the offering. The Advisor, Special Limited Partner, Property Manager, Sub Property Manager and Dealer Manager are related parties and receive fees, distributions and other compensation for services related to the Offering and the investment and management our assets.

The results of operations for the period from January 1 to March 20, 2014 for the Barceló Portfolio (the “Predecessor”) and for the period from March 21 to September 30, 2014 for us are not necessarily indicative of the results for the entire year or any subsequent interim period. Certain prior period amounts have been reclassified to conform to current period presentation.

Pending Acquisition

On May 23, 2014, we entered into a Real Estate Sale Agreement to acquire the Portfolio from the Sellers through the Grace Acquisition.

The aggregate contract purchase price for the Portfolio is approximately $1.925 billion, exclusive of closing costs and subject to certain adjustments at closing. We anticipate funding approximately $271.0 million of the purchase price with cash generated through equity raises, funding approximately $976.0 million through the assumption of existing mezzanine and mortgage indebtedness and funding approximately $227.0 million through additional mezzanine and mortgage financing. The mortgage indebtedness that we expect to assume is for $865.0 million at an interest rate of London Interbank Offered

Rate (“LIBOR”) plus 3.11% and the mezzanine indebtedness is for $111.0 million at an interest rate of LIBOR plus 4.77%. Both the mortgage and mezzanine indebtedness we expect to assume are secured by 106 of the 126 hotels in the Portfolio and mature on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019.

Consistent with the terms of the Grace Acquisition, we anticipate that the remaining $451.0 million of the contract purchase price will be satisfied by the issuance of preferred equity interests in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, each of which will be an indirect subsidiary and an indirect owner of the Portfolio. The holders of the preferred equity interests will be entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the preferred equity interests will be entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to us or our shareholders. After the earlier to occur of either (i) the date of repayment in full of our currently outstanding unsecured obligations in the original principal amount of approximately $63.1 million, which represents the Barceló Acquisition Promissory Note (See Note 7 — Promissory Notes Payable), or (ii) the date the gross amount of IPO proceeds received by us after the closing of the Grace Acquisition exceeds $100.0 million (reduced from $150.0 million through a side letter related to the Real Estate Sale Agreement dated August 22, 2014), we will be required to use 35.0% of any IPO proceeds to redeem the preferred equity interests at par, up to a maximum of $350.0 million for any 12-month period. We will also be required, in certain circumstances, to apply debt proceeds to redeem the preferred equity interests at par. As of the end of the third year following the closing of the Grace Acquisition, we will be required to have redeemed 50.0% of the preferred equity interests, and as of the end of the fourth year following the closing of the Grace Acquisition, we will be required to redeem 100.0% of the preferred equity interests remaining outstanding at such time. In addition, we will have the right, at our option, to redeem the preferred equity interests, in whole or in part, at any time at par. The holders of the preferred equity interests will have certain customary consent rights over our actions relating to the Portfolio. If we are unable to satisfy the redemptions requirements, the holders of the preferred equity interests will have certain rights, including the ability to assume control of the operations of the Portfolio. Due to the fact that the preferred equity interests will be mandatorily redeemable and certain of their other characteristics, the preferred equity interests will be treated as debt in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Pursuant to the terms of the Grace Acquisition, our obligation to consummate the acquisition of the Portfolio is subject to certain customary closing conditions. Among these customary conditions, we must enter into replacement franchise agreements for each hotel and we must obtain the consent of certain ground lessors for certain hotels. We were required to make a $50.0 million earnest money deposit, with an additional $25.0 million due if the we exercised our right to extend the closing of the acquisition to December 15, 2014. This right was exercised on July 21, 2014 through an amendment to the Real Estate Sale Agreement and the additional $25.0 million supplemental earnest money deposit was funded on September 19, 2014.

On November 11, 2014, the Real Estate Sale Agreement was amended and restated to incorporate all amendments made to that date (the “Amended Purchase Agreement”). The Amended Purchase Agreement reduces the size of the acquisition of the fee simple or leasehold interests to 116 hotels for an aggregate purchase price of $1.808 billion and changes the scheduled close date to February 27, 2015.

Significant Accounting Estimates and Critical Accounting Policies

Principles of Consolidation and Basis of Presentation

The accompanying condensed consolidated/combined financial statements include our accounts and our subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether we have a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which we have the primary beneficiary.

The Predecessor represents hospitality assets and operations owned by Barceló Crestline Corporation and its consolidated subsidiaries (“BCC”), which historically have been maintained in various legal entities.

Historically, financial statements have not been prepared for the Predecessor as a discrete stand-alone entity. The accompanying condensed consolidated/combined financial statements for the Predecessor as of December 31, 2013, for the period from January 1 to March 20, 2014 and for the three and six months ended June 30, 2013 have been derived from the historical accounting records of BCC and reflect the assets, liabilities, equity, revenue and expenses directly attributable to the Predecessor, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in equity, and cash flows of the Predecessor on a stand-alone basis. The accompanying condensed consolidated/combined financial statements for the Predecessor have been prepared in conformity with the audited financial statements of the Predecessor as of and for the year ended December 31, 2013. Included in the accompanying condensed consolidated/combined statement of operations for the period from March 21 to September 30, 2014 is $0.2 million of costs related to us for the period from January 1 to March 20, 2014. No costs related to us for the period from January 1 to March 20, 2014 were included in the condensed consolidated statement of operations for the three months ended September 30, 2014.

Real Estate Investments

We allocate the purchase price of properties acquired in real estate investments to tangible and identifiable intangible assets acquired based on their respective fair values at the date of acquisition. Tangible assets include land, land improvements, buildings and fixtures. We utilize various estimates, processes and information to determine the property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on purchase price allocation studies performed by independent third parties or our analysis of comparable properties in our portfolio. Identifiable intangible assets and liabilities, as applicable, are typically related to contracts, including operating lease agreements, ground lease agreements and hotel management agreements, which will be recorded at fair value.

In making estimates of fair values for purposes of allocating the purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Investments in real estate that are not considered to be business combinations and are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation of our assets is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the lease term for leasehold interests.

We are required to make subjective assessments as to the useful lives of our assets for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations at fair value for all periods presented to the extent the disposal of a component represents a strategic shift that has or will have a major effect on our operations and financial results.

Below-Market Lease

The below-market lease intangible is based on the difference between the market rent and the contractual rent and is discounted to a present value using an interest rate reflecting our current assessment of the risk associated with the lease acquired. Acquired lease intangible assets are amortized over the remaining lease term. The amortization of a below-market lease is recorded as an increase to rent expense on the condensed consolidated/combined statements of operations.

Impairment of Long Lived Assets and Investments in Unconsolidated Entities

When circumstances indicate the carrying value of a property may not be recoverable, we review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Revenue Recognition

Hotel revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel services.

Income Taxes

We intend to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its tax year ending December 31, 2014. In order to qualify as a REIT, we must annually distribute to our stockholders 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, and must comply with various other organizational and operational requirements. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our REIT taxable income that we distribute to our stockholders and complies with various other organizational and operational requirements applicable to it as a REIT. Even if we qualify for taxation as a REIT, it may be subject to certain state and local taxes on its income, property tax and federal income and excise taxes on its undistributed income. Our hotels are leased to a taxable REIT subsidiary (“TRS”) which is a wholly owned subsidiary of the OP. The TRS is subject to federal, state and local income taxes.

Reportable Segments

We have determined that it has one reportable segment, with activities related to investing in real estate. Our investments in real estate generate room revenue and other income through the operation of the properties, which comprise 100% of the total condensed consolidated/combined revenues. Management evaluates the operating performance of our investments in real estate on an individual property level, none of which represent a reportable segment.

Revenue Performance Metrics

We measure hotel revenue performance by evaluating revenue metrics such as:

•	Occupancy percentage (“Occ”)
•	Average Daily Rate (“ADR”)
•	Revenue Per Available Room (“RevPAR”)

Occ, ADR, and RevPAR are commonly used, non-GAAP, measures within the hotel industry to evaluate hotel performance. RevPAR is defined as the product of the ADR and Occ (and also as the quotient of room revenue and available rooms). RevPAR does not include food and beverage or other revenues generated by the hotels. We evaluate individual hotel RevPAR performance on an absolute basis with comparisons to budget, to prior periods and to the competitive set in the market, as well as on a company-wide and regional basis.

Results of Operations

The results of operations for the accompanying condensed consolidated/combined financial statements discussed below include the results for the three months ended September 30, 2014, the combined results for us and the Predecessor for the nine months ended September 30, 2014 and the results of the Predecessor for the three and nine months ended September 30, 2013. The cash flows for the accompanying condensed consolidated/combined financial statements discussed below include only the results for the period from March 21 to September 30, 2014 and the results for the Predecessor for the nine months ended September 30, 2013.

Our hotels consist of (i) three wholly owned hotel assets, the Baltimore Courtyard Inner Harbor Hotel (the “Baltimore Courtyard”), the Courtyard Providence Downtown Hotel (the “Providence Courtyard”) and the Homewood Suites by Hilton Stratford (the “Stratford Homewood Suites”); (ii) one leased asset, the Georgia Tech Hotel & Conference Center (the “Georgia Tech Hotel”); and (iii) equity interests in two joint ventures that each own one hotel, the Westin Virginia Beach Town Center (the “Westin Virginia Beach”) and the Hilton Garden Inn Blacksburg.

Comparison of the Three Months Ended September 30, 2014 to the Three Months Ended September 30, 2013

Room revenues for the portfolio were $9.0 million for the three months ended September 30, 2014, compared to room revenues of $8.4 million for the three months ended September 30, 2013. As room revenues makes up approximately three-quarters of the portfolio’s revenues, revenue results are highly dependent on maintaining and improving Occ and ADR, which will then impact RevPAR. RevPAR for the portfolio increased 8.9% year-over-year for the three months ended September 30, 2014 and 2.3% for the three months ended September 30, 2013. The RevPAR growth rates reflect the percentage change from the same quarter in the prior year’s results.

Occ, ADR and RevPAR results are presented in the following tables to reflect certain operating information for the portfolio.

	Three Months Ended
Total Portfolio	September 30, 2014	September 30, 2013
Number of rooms	1,181	1,181
Occ	82.2%	77.1%
ADR	$148.03	$144.96
RevPAR	$121.66	$111.71
RevPAR growth rate	8.9%	2.3%

	Three Months Ended
Consolidated Assets	September 30, 2014	September 30, 2013
Number of rooms	556	556
Occ	83.8%	81.2%
ADR	$152.54	$151.71
RevPAR	$127.76	$123.20
RevPAR growth rate	3.7%	7.5%

	Three Months Ended
Unconsolidated Joint Ventures	September 30, 2014	September 30, 2013
Number of rooms	373	373
Occ	85.2%	78.3%
ADR	$145.76	$140.51
RevPAR	$124.25	$110.00
RevPAR growth rate	13.0%	0.9%

	Three Months Ended
Leasehold Interest	September 30, 2014	September 30, 2013
Number of rooms	252	252
Occ	74.2%	66.1%
ADR	$140.65	$134.45
RevPAR	$104.35	$88.87
RevPAR growth rate	17.4%	(8.7)%

The RevPAR growth rates for the three months ended September 30, 2014 compared to the three months ended September 30, 2013 is mainly the result of the growth in the hotels’ occupancy, which occurred primarily at the Georgia Tech Hotel as a result of the efforts of the Sub Property Manager to improve the operations of the hotel which included appointing a new hotel general manager and at the Westin Virginia Beach and Baltimore Courtyard as a result of increased occupancy and ADR in their respective markets.

Other non-room operating revenues for the portfolio include food and beverage (13.6% and 13.0% of total revenues for the three months ended September 30, 2014 and 2013, respectively) and other ancillary revenues such as conference center, market, parking, telephone and cancellation fees (7.8% and 6.7% of total revenues for the three months ended September 30, 2014 and 2013, respectively). The increase compared to 2013 is primarily driven by higher occupancy and group related revenue at the Georgia Tech Hotel and a focus on improving food and beverage revenues at the Westin Virginia Beach.

Our hotel operating expenses consist primarily of labor expenses incurred in the day-to-day operation of our hotels. Our hotels have a variety of fixed expenses, such as essential hotel staff, real estate taxes and insurance, and these expenses do not change materially even if the revenues at the hotels fluctuate. Our primary hotel operating expenses are described below:

•	Rooms expense: These costs include labor (housekeeping and rooms operation), reservation systems, room supplies, linen and laundry services. Occupancy is the major driver of rooms expense, due to the cost of cleaning the rooms, with additional expenses that vary with the level of service and amenities provided.
•	Food and beverage expense: These expenses primarily include labor and the cost of food and beverage. Occupancy and the type of customer staying at the hotel (for example, catered functions generally are more profitable than outlet sales) are the major drivers of food and beverage expense, which correlates closely with food and beverage revenue.
•	Management fees — related party: Base management fees paid are computed as a percentage of gross revenue. Incentive management fees generally are paid when operating profit or other performance metrics exceed certain threshold levels.
•	Other property-level operating costs: These expenses include labor and other costs associated with other ancillary revenue, such as conference center, parking, market and other guest services, as well as labor and other costs associated with administrative and general, sales and marketing, brand related fees, repairs, maintenance and utility costs. In addition, these expenses include real and personal property taxes and insurance, which are relatively inflexible and do not necessarily change based on changes in revenue or performance at the hotels.

Hotel operating expenses increased for three months ended September 30, 2014 compared to the three months ended September 30, 2013 mainly due to increased room and other property-level expenses at the hotels as a result of higher occupancy and higher rent at the Georgia Tech Hotel due to the hotel meeting performance targets.

Comparison of the Nine Months Ended September 30, 2014 to the Nine Months Ended September 30, 2013

Room revenues for the portfolio were $24.5 million for the nine months ended September 30, 2014, compared to room revenues of $23.3 million for the nine months ended September 30, 2013. RevPAR for the total portfolio increased 5.4% year-over-year for the nine months ended September 30, 2014 and 2.4% for the nine months ended September 30, 2013. The RevPAR growth rates reflect the percentage change from the same nine month period in the prior year’s results.

Occ, ADR and RevPAR results are presented in the following tables to reflect certain operating information for the portfolio.

	Nine Months Ended
Total Portfolio	September 30, 2014	September 30, 2013
Number of rooms	1,181	1,181
Occ	75.8%	73.1%
ADR	$141.30	$138.86
RevPAR	$107.10	$101.57
RevPAR growth rate	5.4%	2.4%

	Nine Months Ended
Consolidated Assets	September 30, 2014	September 30, 2013
Number of rooms	556	556
Occ	76.7%	76.3%
ADR	$148.30	$145.83
RevPAR	$113.82	$111.28
RevPAR growth rate	2.3%	6.2%

	Nine Months Ended
Unconsolidated Joint Ventures	September 30, 2014	September 30, 2013
Number of rooms	373	373
Occ	74.8%	72.3%
ADR	$131.69	$128.05
RevPAR	$98.47	$92.53
RevPAR growth rate	6.4%	1.1%

	Nine Months Ended
Leasehold Interest	September 30, 2014	September 30, 2013
Number of rooms	252	252
Occ	75.2%	67.5%
ADR	$139.65	$138.60
RevPAR	$105.06	$93.53
RevPAR growth rate	12.3%	(4.6)%

The RevPAR growth rates for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 is the result of the growth in the hotels’ ADR and occupancy, particularly at the Baltimore Courtyard due to now completed renovations to the lobby and improvements to the restaurant and bar and higher occupancy overall in the Baltimore market. These renovations also resulted in a lower occupancy at the hotel in 2013. Also contributing to the higher RevPAR was an increase in occupancy at the Georgia Tech Hotel as a result of higher occupancy overall in the Atlanta market and the efforts of the Sub Property Manager to improve the operations of the hotel which included appointing a new hotel general manager. Occupancy also increased at the Westin Virginia Beach primarily as a result of an increase in occupancy in the Virginia Beach market. These increases were offset by a decrease in RevPAR at Stratford Homewood Suites which had a higher occupancy than normal in the first quarter of 2013 as a result of people displaced from their homes by Hurricane Sandy.

Other non-room operating revenues for the portfolio include food and beverage (15.8% and 15.0% of total revenues for the nine months ended September 30, 2014 and 2013, respectively) and other ancillary revenues such as conference center, market, parking, telephone and cancellation fees (8.7% and 7.7% of total revenues for the nine months ended September 30, 2014 and 2013, respectively). The increase compared to 2013 is primarily driven by higher occupancy and group related revenue at the Georgia Tech Hotel.

Hotel operating expenses increased slightly for nine months ended September 30, 2014 compared to the nine months ended September 30, 2013 mainly due to increased room and other property-level expenses at the Baltimore Courtyard and Georgia Tech Hotel as a result of higher occupancy.

Cash Flows for the Period from March 21 to September 30, 2014

Net cash used in operating activities for the period from March 21 to September 30, 2014 was $3.0 million. Cash outflows were primarily driven by a net loss of $8.9 million, which was, in turn, largely the result of the amount of transaction fees related to the acquisition of the Barceló Portfolio, equity in gains of unconsolidated entities of $2.6 million primarily from the debt forgiveness at the Westin Virginia Beach and an increase in prepaid expenses and other assets of $2.9 million as a result of increased accounts receivable at the hotels due to higher occupancy at September 30, 2014 and prepaid acquisition expenses for the Grace Acquisition. These were offset by amortization and depreciation of $1.9 million, an increase in due to affiliates of $2.8 million related to services provided to us related to the Grace Transaction and fees related to the acquisition of the Barceló Portfolio, and an increase in accounts payable and accrued expenses of $6.1 million related to the deferred payment and contingent consideration on the acquisition of the initial hotel interests and the tax liability resulting from the forgiveness of debt at the Westin Virginia Beach.

Net cash used in investing activities for the period from March 21 to September 30, 2014 was $120.0 million. Cash outflows were primarily driven by the acquisition of the hotel assets for $41.4 million, the deposit on the Grace Acquisition of $75.0 million, an increase in restricted cash of $2.2 million related to the new mortgage note payable and $1.4 million of improvements at the properties, primarily due to renovations at the Stratford Homewood Suites.

Net cash provided by financing activities for the period from March 21 to September 30, 2014 was $157.9 million. Cash inflows were primarily driven by proceeds from the mortgage note payable of $45.5 million and proceeds from the issuance of common stock of $123.2 million. These were offset by the payment of offering costs of $13.0 million and the payment of deferred financing fees of $1.7 million. During the period from March 21 to September 30, 2014, we received proceeds of $40.5 million from an affiliate note payable to fund the deposit on the Grace Acquisition which was then repaid in full.

Cash Flows for the Predecessor for the Nine Months Ended September 30, 2013

Net cash provided by operating activities for the nine months ended September 30, 2013 was $4.2 million. Cash inflows were primarily driven by depreciation and amortization of $3.8 million and an increase in accounts payable and accrued expenses of $0.7 million, offset by a decrease in prepaid expenses and other assets of $0.8 million.

Net cash used in investing activities for the nine months ended September 30, 2013 was $3.8 million. Cash outflows primarily were driven by the purchases of property and equipment related to renovations at the Baltimore Courtyard of $3.4 million and an increase in restricted cash of $0.4 million.

Net cash provided by financing activities for the nine months ended September 30, 2013 was $1.1 million. Cash inflows were primarily driven by contributions from the members of $0.2 million and proceeds from the mortgage note payable of $3.4 million which was used to pay for the Baltimore Courtyard renovations. These were offset by distributions to members of $2.3 million and $0.3 million of repayments of the mortgage note payable.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 80,000,000 shares of our common stock at up to $25.00 per share (subject to certain volume discounts). We also are offering up to 21,052,631 shares of common stock under our DRIP, initially at $23.75 per share, which is 95.0% of the primary offering price. Beginning with the filing of the second Quarterly Report on Form 10-Q (or Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) following the earlier to occur of (i) our acquisition of at least $2.0 billion in total portfolio assets, or (ii) January 7, 2016, we will calculate NAV and will offer shares in our primary offering and under our DRIP at per share NAV (plus applicable selling commissions and dealer manager fees for shares sold in our primary offering), subject to certain limitations. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

On February 3, 2014, we had raised proceeds sufficient to break escrow in connection with our offering. We received and accepted aggregate subscriptions in excess of the $2.0 million minimum and issued shares of common stock to our initial investors who were simultaneously admitted as stockholders. We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings to complete future property acquisitions. We purchased our first properties and commenced our real estate operation on March 21, 2014. As of September 30, 2014, we owned the Barceló Portfolio through fee simple, leasehold and joint venture interests with an aggregate purchase price of approximately $112.0 million. As of September 30, 2014, we had 5.1 million shares of common stock outstanding, including share issued under the DRIP for total gross proceeds of $125.4 million since the date of inception.

As of September 30, 2014, we had cash of $34.8 million. Our principal demands for cash are for acquisition costs, including the portion of the purchase price in the Grace Acquisition we expect to cover with cash generated through the Offering, the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Management expects that in the future, as our portfolio matures, our properties will cover operating expenses and the payment of our monthly distribution.

There can be no assurance that the proceeds received in connection with this Offering will be sufficient to cover the portion of the purchase price in the Grace Acquisition we expect to cover with cash generated through the Offering. If the proceeds received by February 27, 2015, the date on which the closing is currently scheduled to occur, are not sufficient, we may need to seek alternative financing to cover a portion of the purchase price. There can be no assurance that we would be able to obtain such alternative financing on reasonable terms or at all and, as a result, may not be able to consummate the acquisition of the Portfolio which could result, among other potential adverse consequences, in the forfeiture of the $75.0 million in earnest money we have already deposited. See “Risk Factors — The acquisition of the Portfolio may be delayed or we may fail to consummate the acquisition of the Portfolio, which could have a material adverse impact on our financial condition and results of operations” under Item 1A in this Quarterly Report on Form 10-Q.

The number of properties and other assets that we acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for distributions, we keep the net proceeds of our Offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us or commercially reasonable.

We have incurred $15.8 million of organization and offering costs from July 25, 2013 (the date of inception) through September 30, 2014, of which $0.3 million is in accounts payable and accrued expenses and $1.7 million is in due to affiliates as of September 30, 2014. Through the date of this filing, our Advisor has advanced $3.2 million to us which we have used to pay acquisition and financing fees and third-party organization and offering costs. As described in the notes to the financial statements contained within this Quarterly Report on Form 10-Q, we may reimburse our Advisor for such advances and future offering costs it or any of its affiliates may incur on our behalf but only to the extent that the reimbursement would not exceed 2.0% of gross offering proceeds over the life of the offering or cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. We have acquired, and intend to continue acquiring our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP Units.

We use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 60% of the aggregate fair market value of our assets (calculated after the close of our IPO and once we have invested substantially all the proceeds of our offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, does not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy the requirements under our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. As of September 30, 2014, we had a secured mortgage note payable of $45.5 million and promissory notes payable of $64.8 million.

Upon closing the Grace Acquisition, our borrowings may exceed 300% of our total “net assets” (as defined in our charter). On May 20, 2014, a majority of our independent directors resolved to waive the total portfolio leverage following closing the Grace Acquisition should such total portfolio leverage exceed 300% of the Corporation’s total “net assets” (as defined in our charter). We intend to repay the borrowings with all available Offering proceeds following the acquisition in order to reduce our borrowings to our intended limit.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain hotel brands and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use and have used the Offering proceeds. As of September 30, 2014, 7.7% of the cash distributions paid since the commencement of the Offering have been paid from Offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence and fully negotiated binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate and asset impairment write downs, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or expected by customers for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including operating revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net operating revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, ADR, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations (“MFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a relatively limited time frame of significant acquisition activity. Our board of directors, in consultation with our management, may determine that it is in our best interest to begin the process of considering alternatives with respect to a liquidity event (i.e., listing of its common stock on a national exchange, a merger or sale or another similar transaction) at such time during our offering stage as our board of directors can reasonably determine that all of the securities in our offering will be sold within a reasonable time period (i.e. three to six months). In connection with a liquidity event, we will no longer purchase assets or invest the proceeds of the IPO. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (the “IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are investing the proceeds of the IPO or acquiring properties and once our portfolio is in place. By providing MFFO, we believe it is presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after the offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, fair value adjustments of derivative financial instruments and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to non-listed REITs that have completed their acquisition activities and have similar operating characteristics. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance and calculating MFFO. While we are responsible for managing interest rate, hedge and foreign exchange risk, we will retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our Advisor if there are no further proceeds from the sale of shares in our offering, and therefore such fees and expenses may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have defined acquisition periods and targeted exit strategies. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that its use of MFFO and the adjustments used to calculate it allow us to present its performance in a manner that reflects certain characteristics that are unique to non-listed REITs. For example, acquisitions costs are funded from the proceeds of our Offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as room and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as our Offering (unless and until we calculate NAV prior to the close of our Offering) where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may at some future point in time decide to standardize the allowable adjustments across the non-listed REIT industry and requiring possible adjustment to our calculation and characterization of FFO or MFFO.

The table below reflects the items deducted or added to net loss in our calculation of FFO and MFFO for the three months ended September 30, 2014 and for the period from March 21 to September 30, 2014 (in thousands):

	For the Three Months Ended September 30, 2014	For the Period from March 21 to September 30, 2014
Net loss (in accordance with GAAP)	$(3,549)	$(8,913)
Depreciation and amortization	907	1,919
Depreciation and amortization of unconsolidated entities(1)	112	238
FFO	(2,530)	(6,756)
Acquisition fees and expenses(2)	2,965	7,610
Amortization of leasehold(3)	110	234
Gain on extinguishment of debt of unconsolidated entity(4)	—	(2,296)
MFFO	$545	$(1,208)

(1)	By excluding our pro rata share of the depreciation and amortization of unconsolidated entities, management believes FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our investments. The exclusion of depreciation and amortization of unconsolidated entities as an add back to FFO was not reported in prior periods but has been included for the three months ended September 30, 2014 and for the period from March 21 to September 30, 2014 based on industry practice.
(2)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.
(3)	By excluding amortization of the below-market lease, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our operating lease, which is below-market. Amortization of the below-market lease under GAAP is amortized to rent expense which is included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP.
(4)	By excluding expensed the gain on extinguishment of debt of an unconsolidated entity, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the continuing operating performance of our investment.

Distributions

On February 3, 2014, our board of directors declared distributions payable to stockholders of record each day during the applicable month at a rate equal to $0.00465753425 per day, or $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to record holders in April 2014. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

The below table shows the distributions paid on shares outstanding during the nine months ended September 30, 2014 (in thousands).

Payment Date	Weighted Average Shares Outstanding(1)	Amount Paid in Cash	Amount Issued under DRIP
January 2, 2014	—	$—	$—
February 3, 2014	9	—	—
March 3, 2014	49	—	—
April 1, 2014	69	—	—
May 1, 2014	99	21	5
June 2, 2014	159	41	15
July 2, 2014	235	61	31
August 1, 2014	413	141	83
September 2, 2014	707	236	167
Total		$500	$301

(1)	Represents the weighted average shares outstanding for the period related to the respective payment date.

The following table shows the sources for the payment of distributions to common stockholders for the periods presented (in thousands)(1):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
Distributions:
Cash distributions paid	$438		$—		$500		$—
Distributions reinvested	281		—		301		—
Total distributions	$719		$—		$801		$—
Source of distribution coverage:
Cash flows provided by operations	$438	60.9%	$—	—%	$438	54.7%	$—	—%
Proceeds from issuance of common stock	—	—%	—	—%	62	7.7%	—	—%
Common stock issued under DRIP	281	39.1%	—	—%	301	37.6%	—	—%

Total sources of distributions	$719	100.0%	$—	—%	$801	100.0%	$—	—%
Cash flows provided by (used in) operations (GAAP)	$853		$—		$(3,033)		$—
Net loss (GAAP)	$(3,549)		$—		$(8,913)		$—

(1)	The results for the Predecessor were not included in the above table as these results would not impact the sources of distributions.

The following table compares cumulative distributions paid to cumulative net income (in accordance with GAAP) for the period from July 25, 2013 (date of inception) through September 30, 2014 (in thousands)(1):

For the Period from July 25, 2013 (date of inception) to September 30, 2014
Distributions paid:
Common stockholders in cash	$500
Common stockholders pursuant to DRIP	301
Total distributions paid	$801
Reconciliation of net loss:
Revenues	$24,167
Acquisition and transaction related	(7,610)
Depreciation and amortization	(1,919)
Other operating expenses	(18,958)
Other non-operating expenses	(3,231)
Income tax	(1,368)
Net loss (in accordance with GAAP)	$(8,919)
Cash flows used in operations	$(3,034)
FFO	$(6,762)

(1)	The results for the Predecessor were not included in the above table as these results would not impact the sources of distributions.

For the nine months ended September 30, 2014, cash flows provided by operations covered 54.7% of our distributions, calculated in accordance with GAAP. As shown in the table above, we funded distributions with cash flows provided by operations, proceeds from our IPO and proceeds from our IPO which were reinvested in common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, your investment may be adversely impacted. Since inception, our cumulative distributions have exceeded our cumulative FFO. See “Risk Factors — Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.” under Item 1A in this Quarterly Report on Form 10-Q.

Contractual Obligations

We have the following contractual obligations as of September 30, 2014:

Debt Obligations:

The following is a summary of our mortgage note payable obligation as of September 30, 2014 (in thousands):

	Total	October 1, 2014 – December 31, 2014	2015 – 2017	2018	Thereafter
Principal payments due on mortgage note payable	$45,500	$—	$—	$—	$45,500
Interest payments due on mortgage note payable	9,092	495	5,956	1,984	657
Total	$54,592	$495	$5,956	$1,984	$46,157

Interest payments due on our mortgage note payable are held in a restricted depository account at the lender during the month prior to being due to the lender.

The following is a summary of our promissory notes payable obligations as of September 30, 2014 (in thousands):

	Total	October 1, 2014 – December 31, 2014	2015 – 2017	2018	Thereafter
Principal payments due on promissory notes payable(1)	$64,849	$—	$63,074	$—	$1,775
Interest payments due on promissory notes payable(1)	1,824	727	982	81	34
Total	$66,673	$727	$64,056	$81	$1,809

(1)	The promissory notes for the acquisition of the Barceló Portfolio (the “Barceló Promissory Note”) originally consisted of the Portfolio Owned Assets and Joint Venture Assets promissory notes which had a maturity date of within ten business days upon the Company raising equal to or greater than $150.0 million in common equity from the Offering. During the three months ended September 30, 2014, the Company entered into an amendment to the Portfolio Owned Assets and Joint Venture Assets promissory notes whereby the promissory notes were combined into one note with an outstanding principal amount of $63.1 million. The maturity date of the Barceló Portfolio promissory notes is within ten business days upon our company raising equal to or greater than $70.0 million in gross proceeds from the Offering in common equity from the Offering after the closing of the Grace Acquisition. There are no principal payments under the Barceló Promissory Note payable for 2014 and 2015, unless the contingent payment feature above is satisfied by raising equal to or greater than $70.0 million in common equity from the Offering after the closing of the Grace Acquisition or if the Grace Acquisition has not closed by March 31, 2015 and the we have raised equal to or greater than $150.0 million in common equity from the Offering resulting in the contingent payment feature being satisfied under the Portfolio Owned Assets and Joint Venture Assets promissory notes. We anticipate the full principal repayment will occur by the end of the first quarter of 2015.

Lease Obligations:

The following table reflects the minimum base rental cash payments due from us over the next five years and thereafter for our lease arrangements as of September 30, 2014 (in thousands):

	Total	October 1, 2014 – December 31, 2014	2015 – 2017	2018	Thereafter
Lease payments due on Georgia Tech Hotel lease	$83,233	$1,100	$13,200	$4,400	$64,533

Election as a REIT

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2014. In order to qualify as a REIT, we must annually distribute to our stockholders 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. Our hotels are leased to a TRS which is owned by the OP. A TRS is subject to federal, state and local income taxes. If we fail to remain qualified for taxation purposes as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT beginning with our taxable year ending December 31, 2014 and we intend to continue to operate so as to remain qualified as a REIT thereafter.

Inflation

We may be adversely impacted by increases in operating costs due to inflation that may not be offset by increased room rates.

Related Party Transactions and Agreements

We have entered into agreements with affiliates of our Sponsor, whereby we may pay certain fees or reimbursements to our Advisor, its affiliates and entities under common ownership with our Advisor in connection with acquisition and financing activities, sales and maintenance of common stock under our offering, transfer agency services, asset and property management services and reimbursement of operating and offering related costs. See Note 12 — Related Party Transactions and Arrangements to our accompanying condensed consolidated/combined financial statements included in this Quarterly Report on Form 10-Q for a discussion of the various related party transactions, agreements and fees.

In connection with the Grace Acquisition, we estimate we will pay approximately $30.7 million to our Advisor, its affiliates and entities under common control with our Advisor in connection with acquisition and financing activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at fixed rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We may also be exposed to foreign currency fluctuations as a result of any investments in hotels located in Canada and Mexico.

As of September 30, 2014, our debt included a fixed-rate secured mortgage financing, with a carrying value and fair value of $45.5 million and $45.0 million, respectively, and fixed-rate promissory note financing, with a carrying value and fair value of $64.8 million. Changes in market interest rates on our fixed-rate debt impact the fair value of the notes, but they have no impact on interest incurred or cash flow. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our obligation to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our fixed-rate debt assumes an immediate 100 basis point move in interest rates from their September 30, 2014 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate mortgage debt by $1.8 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate mortgage debt by $1.9 million.

These amounts were determined by considering the impact of hypothetical interest rate changes on our borrowing costs, and, assuming no other changes in our capital structure. As the information presented above includes only those exposures that existed as of September 30, 2014, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Item 4. Controls and Procedures.

In accordance with Rules 13a-15(b) and 15d-15(b) of the Exchange Act, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.

No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended September 30, 2014 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings.

We are not a party to any material pending legal proceedings.

Item 1A. Risk Factors.

There have been no material changes to the risk factors disclosed in our Annual Report on Form 10-K for the period from July 25, 2013 (date of inception) to December 31, 2013, except as set forth below.

Recent disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor, regarding certain accounting errors have led to the temporary suspension of selling agreements by certain soliciting dealers.

ARCP recently filed a Form 8-K announcing that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon as a result of certain accounting errors that were identified but intentionally not corrected, and other AFFO and financial statement errors that were intentionally made. These accounting errors resulted in the resignations of ARCP’s former chief financial officer and its former chief accounting officer. ARCP has initiated an investigation into these matters that is ongoing, no assurance can be made regarding the outcome of the investigation. ARCP’s former chief financial officer is one of the non-controlling owners of the parent of our sponsor, but does not have a role in the management of our sponsor’s or our business.

As a result of this announcement, a number of broker-dealer firms that had been participating in the distribution of offerings of public, non-listed REITs sponsored directly or indirectly by the parent of our sponsor have temporarily suspended their participation in the distribution of those offerings, including ours. These temporary suspensions, as well as any future suspensions, could have a material adverse effect on our ability to raise additional capital. We cannot predict the length of time these temporary suspensions will continue, or whether such soliciting dealers will reinstate their participation in the distribution of our offering. In addition, future announcements by ARCP with respect to its ongoing investigation may have an adverse effect on our ability to raise capital. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

As a result of the additional indebtedness incurred to consummate the acquisition of the Portfolio, we may experience a potential material adverse effect on our financial condition and results of operations.

The consummation of the acquisition of the Portfolio is not subject to a financing condition. We plan to fund the purchase price through a combination of cash on-hand, assumption of existing mezzanine and mortgage indebtedness, new mezzanine and mortgage financing, and issuance of preferred equity interests in two newly formed limited liability companies. Upon closing the acquisition of the Portfolio, our borrowings may exceed 300% of our total “net assets” (as defined in our charter). On May 20, 2014, a majority of our independent directors resolved to waive the total portfolio leverage following closing of the acquisition of the Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter). Because we intend to repay the borrowings with all available offering proceeds following the acquisition of the Portfolio in order to reduce our borrowings to our intended limit, our ability to make distributions may be limited until such repayments have been made.

Our incurrence of new indebtedness and issuance of preferred equity interests could also have adverse consequences on our business, such as:

•	requiring us to use a substantial portion of our cash flow from operations to service our indebtedness and pay distributions on preferred equity interests, which would reduce the available cash flow to fund working capital, capital expenditures, development projects and other general corporate purposes and reduce cash for distributions;
•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;
•	increasing the costs of incurring additional debt;

•	increasing our exposure to floating interest rates;
•	limiting our ability to compete with other companies that are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;
•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;
•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our existing and future indebtedness and consent rights the holders of the preferred equity interests will have over actions by us relating to the Portfolio;
•	exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results;
•	increasing our vulnerability to a downturn in general economic conditions; and
•	limiting our ability to react to changing market conditions in our industry.

The impact of any of these potential adverse consequences could have a material adverse effect on our results of operations, financial condition and liquidity.

The acquisition of the Portfolio may be delayed or we may fail to consummate the acquisition of the Portfolio, which could have a material adverse impact on our financial condition and results of operations.

The acquisition of the Portfolio is subject to a number of conditions which, if not satisfied or waived, would adversely impact our ability to complete the transaction, and unexpected delays in the consummation of the transaction could impact our ability to timely achieve benefits associated with the transaction.

The acquisition of the Portfolio is subject to certain closing conditions, including, among other things, assumption by us of existing mortgage and mezzanine debt (or alternative financing to replace it), entering into replacement franchise agreements for each hotel in the portfolio and obtaining the consent of certain ground lessors for certain hotels in the portfolio. There can be no assurance that any condition to the closing of the transaction will be satisfied or waived, if permitted, or that any event, development or change will not occur prior to the consummation of the acquisition of the Portfolio that would prevent us from completing the transaction, including, without limitation, litigation affecting the Portfolio. Therefore, there can be no assurance with respect to the timing of the closing of the transaction or whether the transaction will be completed on the currently contemplated terms, other terms or at all.

In addition, we anticipate funding a portion of the purchase price of the Portfolio with proceeds received from our Offering. There can be no assurance that the proceeds received in connection with our Offering will be sufficient to fund such portion of the purchase price. Temporary suspensions, as well as any future suspensions, of sales of our common stock by broker-dealer firms that had been participating in the distribution of our Offering could have a material adverse effect on our ability to raise the additional capital we require to fund a portion of the purchase price at the closing of the Grace Acquisition and for other purposes. See “— Recent disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor, regarding certain accounting errors have led to the temporary suspension of selling agreements by certain soliciting dealers.” If the proceeds received by February 27, 2015, the latest date on which the closing is permitted to occur under the Real Estate Sale Agreement, are not sufficient, we may need to seek alternative financing to cover a portion of the purchase price. There can be no assurance that we would be able to obtain such alternative financing on reasonable terms or at all and, as a result, may not be able to consummate the acquisition of the Portfolio.

If the acquisition of the Portfolio is not completed for any reason, we may be subject to several risks, including, but not limited to, the following:

•	if we have not terminated, the Agreement prior to November 26, 2014, in which case the full deposit will be refundable the requirement that we may be required to forfeit all or a portion of the $75.0 million deposit we made under certain circumstances, including if the Seller terminates the Agreement because we have breached the Agreement;

•	the incurrence of substantial legal, accounting, financial advisory and costs relating to the transaction that are payable whether or not the transaction is completed; and
•	the focus of our management being directed toward the transaction and integration planning instead of other opportunities that could have been beneficial to us.

If the acquisition of the Portfolio is not completed, these risks may materially adversely affect our business, financial condition, operating results, cash flows, including our ability to service debt and to make distributions to our stockholders.

If we are unable to find a replacement guarantor for the debt we assume at the closing of the acquisition of the Portfolio, we may be required to make payments, for reimbursements or guarantee fees, to the existing guarantors.

The current guarantors of the existing mezzanine and mortgage indebtedness secured by 96 of the 116 hotels in the Portfolio we will assume at the closing of the acquisition of the Portfolio will remain as guarantors following the closing of the acquisition of the Portfolio. At the closing of the acquisition of the Portfolio, we will also be required to enter into a supplemental guarantee agreement with the Sellers and the existing guarantors, which are affiliates of the Sellers. This agreement will provide that we, together with our operating partnership, will be liable to reimburse the existing guarantors for any payments they are required to make if their guarantee is called. The supplemental guarantee agreement also will provide that we will be required to pay a guarantee fee of $8.0 million per annum which will start accruing 18 months following the closing of the acquisition. If we are unable to find a replacement guarantor for the assumed debt before then, we will be required to pay guarantee fees to the existing guarantors, which could adversely impact our results from operations and our ability to pay distributions. Our results from operations and our ability to pay distributions could also be adversely impacted if the existing guarantors are required to make any payments if their guarantee is called and we are required to reimburse them.

Our stockholders’ interest in us may be diluted if the price we pay in respect of shares repurchased under our share repurchase program exceeds the net asset value, at such time as we calculate the NAV of our share.

The prices we may pay for shares repurchased under our share repurchase program may exceed the NAV of such shares at the time of repurchase, which may reduce the NAV of the remaining shares.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows used in operations were $3.0 million for the nine months ended September 30, 2014. During the nine months ended September 30, 2014, we paid distributions of $0.8 million, of which $0.4 million, or 54.7%, was funded from cash flows provided by operations and $0.4 million, or 45.3%, was funded from offering proceeds and proceeds from our IPO which were reinvested in common stock issued pursuant to the DRIP.

Additionally, we may in the future pay distributions from sources other than from our cash flows from operations. We may use net proceeds from our IPO to fund distributions. Using proceeds from our IPO to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes and reduces our per share stockholder equity.

We may not generate sufficient cash flows from operations to pay distributions. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and our Advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our IPO may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

We did not sell any equity securities that were not registered under the Securities Act during the nine months ended September 30, 2014.

On January 7, 2014, the SEC declared effective our Registration Statement, and we commenced our Offering on a “reasonable best efforts” basis of up to a maximum of $2.0 billion of common stock, consisting of up to 80.0 million shares. The Registration Statement also registers approximately 21.1 million shares of common stock pursuant the DRIP under which common stockholders may elect to have their distributions reinvested in additional shares of common stock. As of September 30, 2014, we have issued 5,053,290 shares of our common stock and have raised $125.2 million of offering proceeds.

The following table reflects the offering costs associated with the issuance of common stock (in thousands):

As of September 30, 2014
Selling commissions and dealer manager fees	$11,763
Other offering expenses	4,086
Total offering expenses	$15,849

The Dealer Manager may reallow the selling commissions and a portion of the dealer manager fees to participating broker-dealers.

We are responsible for the organizational and offering costs of the Offering, excluding commissions and dealer manager fees, up to a maximum of 2.0% of the gross proceeds received from the Offering, measured at the end of the Offering. Organizational and offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of September 30, 2014, organizational and offering costs exceeded 2.0% of gross proceeds received from the Offering by $1.6 million, due to the ongoing nature of the offering process and because many expenses were paid before the Offering commenced.

As of September 30, 2014, our net offering proceeds, after deducting the total offering expenses outlined above, were approximately $109.6 million. We used the net offering proceeds from the Offering along with third party financing to acquire the Barceló Portfolio through fee simple, leasehold and joint venture interests for an aggregate purchase price of approximately $112.0 million as of September 30, 2014.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

None.

Item 5. Other Information.

None.

Item 6. Exhibits.

EXHIBIT INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
10.35*	First Amendment to Promissory Notes, dated August 25, 2014, between American Realty Capital Hospitality Operating Partnership, L.P. and Barceló Crestline Corporation
10.36*	Amended and Restated Real Estate Sale Agreement, dated November 11, 2014, by and among American Realty Capital Hospitality Portfolio Member, LLC, ARC Hospitality Portfolio I Owner, LLC, ARC Hospitality Portfolio I TFGL Owner, LLC, ARC Hospitality Portfolio I BHGL Owner, LLC, ARC Hospitality Portfolio I PXGL Owner, LLC, ARC Hospitality Portfolio I GBGL Owner, LLC, ARC Hospitality Portfolio I NFGL Owner, LLC, ARC Hospitality Portfolio I MBGL 1000 Owner, LLC, ARC Hospitality Portfolio I MBGL 950 Owner, LLC, ARC Hospitality Portfolio I NTC Owner, LP, ARC Hospitality Portfolio I DLGL Owner, LP, ARC Hospitality Portfolio I SAGL Owner, LP, ARC Hospitality Portfolio II Owner, LLC, ARC Hospitality Portfolio II NTC Owner, LP, W2007 Equity Inns Realty, LLC, W2007 Equity Inns Realty, L.P., W2007 EQI Urbana Partnership, L.P., W2007 EQI Seattle Partnership, L.P., W2007 EQI Savannah 2 Partnership, L.P., W2007 EQI Rio Rancho Partnership, L.P., W2007 EQI Orlando Partnership, L.P., W2007 EQI Orlando 2 Partnership, L.P., W2007 EQI Naperville Partnership, L.P., W2007 EQI Milford Partnership, L.P., W2007 EQI Louisville Partnership, L.P., W2007 EQI Knoxville Partnership, L.P., W2007 EQI Jacksonville Partnership I, L.P., W2007 EQI Indianapolis Partnership, L.P., W2007 EQI Houston Partnership, L.P., W2007 EQI HI Austin Partnership, L.P., W2007 EQI East Lansing Partnership, L.P., W2007 EQI Dalton Partnership, L.P., W2007 EQI College Station Partnership, L.P., W2007 EQI Carlsbad Partnership, L.P., W2007 EQI Augusta Partnership, L.P. and W2007 EQI Asheville Partnership, L.P.
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101*	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital Hospitality Trust, Inc.’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statements of Changes in Stockholders’ Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act and Section 18 of the Exchange Act

*	Filed herewith

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
Dated: November 14, 2014	By: /s/ William M. Kahane Name: William M. Kahane Title: Director, Chief Executive Officer and President (Principal Executive Officer)
Dated: November 14, 2014	By: /s/ Nicholas Radesca Name: Nicholas Radesca Title: Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

APPENDIX C-1

AMERICAN REALTY CAPITAL
Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc.
SUBSCRIPTION AGREEMENT

EFFECTIVE NOVEMBER 20, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.

IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, ARC Hospitality and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ______________

Investment Amount

$ ______________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - ▸ **For ARC Hospitality, make checks payable to:** American Realty Capital Hospitality Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ______________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ______________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE NOVEMBER 20, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______________

Account No. (required): ______________

☐ Foreign national identity documents Bank Name (required): ______________

Phone No. (required): ______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

C-1-2

EFFECTIVE NOVEMBER 20, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Hospitality Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *I/we authorize American Realty Capital Hospitality Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Hospitality Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Hospitality Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Hospitality Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Hospitality Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Hospitality Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

C-1-4

EFFECTIVE NOVEMBER 20, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.		
Tennessee residents only: A Tennessee resident's investment in ARC Hospitality must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE(5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

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6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE NOVEMBER 20, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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C-1-9

APPENDIX C-2

ARC Daily NAV | ARC Global II | ARC HT II | ARC RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AECP | RPT

VERSION 12
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

10

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VERSION 12: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

Date of Agreement *(for trusts only)*

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________
CITY STATE/PROVINCE COUNTRY

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ____________

Account No. (required): ____________

☐ Foreign national identity documents Bank Name (required): ____________

Phone No. (required): ____________

Number for the document checked above and country of issuance: ____________

4a

IMPORTANT: Investor Information is required.

For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

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VERSION 12: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

1. *California and Michigan suitability standards not applicable to RREEF Property Trust, Inc. investors.*
2. *Missouri suitability standards not applicable to Business Development Corporation of America or RREEF Property Trust, Inc. investors.*

* *Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:*		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only:[1] In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.		
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		

For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC-Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

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6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

VERSION 12: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only *(Continued)***:**		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC-Global II and that they meet one of the general suitability standards described above.		
Ohio residents only: In addition to the standard suitability requirements, it shall be unsuitable for an Ohio investor's aggregate investment in ARC-Global II shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-Global II and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC-Global II for a Pennsylvania investor is 10% of his or her net worth. ARC-Global II cannot accept subscriptions from Pennsylvania residents until it raises a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to this offering.		
Washington residents only: ARC-Global II cannot accept subscriptions from Washington residents until it raises a minimum of $20,000,000 in aggregate gross offering proceeds from all investors pursuant to this offering.		

For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/We acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC Daily NAV shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Daily NAV shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Daily NAV for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC Daily NAV securities registered with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Daily NAV, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.

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6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only *(Continued)*:		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It is unsuitable for a New Mexico investor's aggregate investment in ARC-HT II, its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in ARC-HT II.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It is unsuitable for an Ohio investor's aggregate investment in ARC-HT II, its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT II and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: A Pennsylvania investor's investment in ARC-HT II cannot exceed 10% of his or her net worth.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth.		

For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: The maximum investment allowable in ARC RFT and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-11

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC RFT for a Pennsylvania investor is 10% of his or her net worth.		
For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's maximum investment in BDCA and its affiliates cannot exceed 10% of his or her liquid net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. "Liquid net worth" is that portion of his or her total net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 12: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-12

6 *Continued*

VERSION 12: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Kansas residents only: In addition to the general suitability requirements described above, the Office of the Kansas Securities Commissioner recommends that investors should limit their aggregate investment in BDCA's shares and other similar investments to not more than 10% of their liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in BDCA and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in BDCA and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.

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6 *Continued*

VERSION 12: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only *(Continued)*:		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in NYC REIT and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in NYC REIT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in NYC REIT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in NYC REIT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in NYC REIT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten (10) times his or her investment in NYC REIT and that they meet one of the general suitability standards described above.

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6 *Continued*

VERSION 12: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
American Energy Capital Partners, LP ("AECP") Investors Only *(Continued)*:		
I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth below.		
I/we have received the final prospectus and any applicable supplements of American Energy Capital Partners, LP at least five business days before signing this subscription agreement.		
I/we am/are purchasing common units for my/our own account.		
I/we acknowledge that common units are not liquid.		
If an affiliate of American Energy Capital Partners, LP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the Units, including the background of the General Partner and the tax consequences of my investment.		
Arizona residents only: Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by the Partnership from investors, including subscriptions from Arizona investors.		
California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AECP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AECP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.		
Iowa residents only: I/we represent that I/we have a liquid net worth of at least 10 times my/ our investment in AECP and affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirements described above.		
Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AECP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.		
Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AECP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AECP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AECP has raised $100,000,000, including subscriptions from Pennsylvania investors.		
New Mexico and Oregon residents only: I/we understand that I/we must not make an investment in AECP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.		
Ohio residents only: I/we acknowledge that it shall be unsuitable for my/our aggregate investment in interests of AECP, affiliates of AECP, and in other non-traded oil and gas programs to exceed ten percent (10%) of my/our liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

C-2-16

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C-2-18

6[b]

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 8-2013))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (If in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines) ______________________________

Check appropriate box:

☐ Individual/Sole Proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ________

☐ Other

Exempt payee code (if any) ____________________ **Exemption from FATCA reporting code** (if any) ____________________

Address ______________________________

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number	OR	Employer Identification Number

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and
4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

6[b] FOR AECP INVESTORS ONLY.

Continued

Power of Attorney

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ______________________________

Co-Owner Signature (if applicable) ______________________________

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C-2-20

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

VERSION 12: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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C-2-23